Exhibit 10.26

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is made and entered into as of the 28 day of Feb, 2003, by and between MEDIA CENTER DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”), and WARNER MUSIC GROUP INC., a Delaware corporation (“Tenant”).

RECITALS:

A.                                   Landlord and Tenant are parties to that certain Office Lease dated as of June 27, 2002 (the Lease), pursuant to which Lease, Landlord leases to Tenant certain “Premises” (as more particularly described in the Lease) located on the first, second, third, fourth, fifth and sixth floors of the “Building” located at 3400 West Olive Avenue, Burbank, California.  All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms under the Lease.

B.                                     Landlord and Tenant now desire to enter into this First Amendment to provide for adjustment of the Rentable Area of the Premises based upon measurement of actual Premises dimensions, as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       The Premises is hereby agreed to contain, for all purposes of this Lease (as hereby amended), one hundred ninety-five thousand one hundred sixty-six (195, 166) square feet of Rentable Area, retroactive to the Effective Date.  If any adjustment payment or refund is applicable based upon payments made to date under the Lease based upon such revised calculation of the Rentable Area of the Premises, the parties shall make such payment or refund, as applicable, within thirty (30) days following the date hereof.  Nothing contained herein shall be deemed to limit the right of the parties to verify the actual Rentable Area of any additional space that may be hereafter added to the Premises in accordance with the definition of Rentable Area specified in the Lease.

2.                                       Except as specifically amended by this First Amendment, the Lease shall continue in full force and effect.  In the event of any conflict between the provisions of the Lease and the provisions of this First Amendment, the provisions of this First Amendment shall prevail.

3.                                       This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment as of the date first written above.

LANDLORD:

MEDIA CENTER DEVELOPMENT, LLC,
a Delaware limited liability company

By:	MEDIA CENTER PARTNERS, LLC,
a California limited liability company
its managing member

By:	M. DAVID PAUL DEVELOPMENT LLC,
a California limited liability company
its managing member

By:	/s/ M. David Paul
M. David Paul, Managing Member

TENANT:

WARNER MUSIC GROUP INC.,
a Delaware corporation

By:	/s/ Helen Murphy

Print Name:	Helen Murphy

Its:	Evp a CFO

By:	/s/ Blake Messinger

Print Name:	Blake Messinger

Its:	VP Real Estate

OFFICE LEASE

by and between

MEDIA CENTER DEVELOPMENT, LLC,

a Delaware limited liability company,

Landlord

and

WARNER MUSIC GROUP INC.,

a Delaware corporation

Tenant

“The Pinnacle”

Burbank, California

DATE:  June 27, 2002

TABLE OF CONTENTS

1.	TERMS AND DEFINITIONS
2.	PREMISES LEASED
3.	TERM: OPTIONS TO EXTEND
4.	DELIVERY OF POSSESSION
5.	RENT
6.	OPERATING AND TAX EXPENSES
7.	USE
8.	TAXES ON TENANT’S PROPERTY
9.	CONDITION OF PREMISES
10.	ALTERATIONS
11.	REPAIRS
12.	LIENS
13.	ENTRY BY LANDLORD
14.	UTILITIES AND SERVICES
15.	INDEMNIFICATION
16.	DAMAGE TO TENANT’S PROPERTY AND WAIVER
17.	INSURANCE
18.	DAMAGE OR DESTRUCTION
19.	EMINENT DOMAIN
20.	ASSIGNMENT AND SUBLETTING
21.	DEFAULT BY TENANT
22.	DEFAULT BY LANDLORD
23.	SUBORDINATION
24.	ESTOPPEL CERTIFICATE
25.	DEFINITION OF LANDLORD
26.	PARKING
27.	SIGNAGE
28.	NOTICES
29.	HOLDING OVER
30.	QUIET ENJOYMENT
31.	BROKERS
32.	ROOFTOP EQUIPMENT
33.	RIGHT OF FIRST NEGOTIATION
34.	RELEASE OF FURTHER LIABILITY UNDER WARNER SPECIAL PRODUCTS LEASE
35.	ADDITIONAL SPACE BONUS
36.	NET EFFECTIVE RENT PROTECTION
37.	HOLD SPACE
38.	ADJACENT BUILDING DEVELOPMENT
39.	MISCELLANEOUS

Exhibit A - Space Plans Showing Outline of Premises
Exhibit B - Depiction of the Current Site
Exhibit C - Improvement of the Premises
Exhibit D - Rules and Regulations
Exhibit E - Tenant Signage
Exhibit F - Warner Special Products Lease Assignment Agreement
Exhibit G - Existing Matters of Record
Exhibit H - Adjacent Building Excavation Area Landscaping Plan
Exhibit I - Janitorial Specifications
Exhibit J - Security Specifications

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the 27 day of June, 2002 (the “Effective Date”), by and between MEDIA CENTER DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”), and WARNER MUSIC GROUP INC., a Delaware corporation (“Tenant”).

1.                                       TERMS AND DEFINITIONS.                                  For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a)           Address of Tenant:

Warner Music Group Inc.

75 Rockefeller Plaza

New York, New York 10104

Attention:              Blake Messinger

Vice President, Worldwide Real Estate

with a copy to:

Mitch Evall, Esq.

9665 Wilshire Boulevard, Suite 900

Beverly Hills, California 90212-2345.

(b)           Address of Landlord:

Media Center Development, LLC

c/o M. David Paul Development LLC

233 Wilshire Boulevard, Suite 990

Santa Monica, California 90401

Attention:              M. David Paul

(c)                                  Premises:  That certain premises constituting a portion of each of the first (1st) through and including the sixth (6th) floors of the “Building” located at 3400 W. Olive Avenue, Burbank, California, approximately as shown as cross-hatched on the space plan(s) attached hereto as Exhibit A and incorporated herein by this reference.

(d)                                 Premises Area:  Approximately one hundred ninety-three thousand four hundred fifty-six (193,456) square feet of “Rentable Area” (as hereinafter defined).

(e)                                  Term:  Seventeen (17) years commencing upon the “Commencement Date” (as defined in Exhibit C attached hereto and incorporated herein by this reference).

(f)                                    Monthly Base Rent:  Subject to the provisions of Sections 5(c), 5(d) and 5(e) below, Monthly Base Rent shall initially equal Two and 90/100ths Dollars ($2.90) per square foot of Rentable Area in the Premises, and shall be subject to adjustment on each anniversary of the Commencement Date as follows:  (i) on each of the initial five (5) yearly anniversaries of the Commencement Date during the Term of this Lease, Monthly Base Rent shall increase to equal one hundred one percent (101%) of the Monthly Base Rent in effect immediately prior to the applicable anniversary date, and (ii) on each subsequent yearly anniversary of the Commencement Date occurring during the Initial Term of this Lease, Monthly Base Rent shall increase to equal one hundred two percent (102%) of the Monthly Base Rent in effect immediately prior to the applicable anniversary date.

(g)                                 (i)                                     Tenant’s Building Percentage:  A fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises and the denominator of which is the total Rentable Area within the Building.

(ii)                                  Tenant’s Project Percentage:  A fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises and the denominator of which is the total Rentable Area within the Project.

(h)                                 (i)                                     TE Base Year:   2003

(ii)                                  OE Base Year:   2004

(i)                                     Security Deposit:   None.

(j)                                     Permitted Use:  Any lawful use, including, but not limited to general office use and incidental lawful uses in connection therewith (which may include, without limitation, recording studio(s), retail store serving employees only and any use typical of a media and/or music company) consistent with the operation of the Project as a first-class office building project, but in no event to include any restaurant or other food use available (other than customary general office use employee kitchen use, limited to Underwriters’ Laboratory approved equipment for brewing coffee, tea, and other similar hot beverages and microwave oven use); and for no other use or purpose.

(k)                                  Parking:     Tenant shall have the right to purchase up to four (4) parking passes per each one thousand (1,000) square feet of Rentable Area, rounded to the nearest whole number of parking passes, subject to the provisions of Section 26 below.

(l)                                     Brokers:    The Worthe Real Estate Group, Inc. and Cushman & Wakefield of California, Inc., as Landlord’s Broker, and Travers Realty, as Tenant’s Broker.

(m)                               Guarantor:                                        None.

This Section 1 represents a summary of the basic terms of this Lease.  In the event of any inconsistency between the terms contained in this Section 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.  PREMISES LEASED.

(a)                                  Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises.  The Premises constitutes all or part of the floors of the Building designated in Section 1(c), approximately as shown on the space plans attached hereto as Exhibit A.  The Premises is to be improved with the “Tenant Improvements” described in Exhibit C attached hereto and incorporated herein by this reference, in accordance with the terms set forth in Exhibit C.

(b)                                 The term “Rentable Area” as used in this Lease shall be determined in accordance with BOMA standards (Building Owners and Managers Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996), with Common Areas defined as set forth in this Lease for purposes of such determination.  However, for all purposes of this Lease, the Rentable Area of the Premises shall be deemed to be as set forth in Article 1 above, notwithstanding any deviation in actual Rentable Area, unless and until the boundaries of the Premises are hereafter modified; except, however, that each party shall have the right to verify the actual Rentable Area of the Premises prior to the date which is thirty (30) days following the Commencement Date, and if based upon such verification, it is agreed by the parties that the actual Rentable Area differs from the amount specified in Article 1, then an appropriate adjustment shall be made in all calculations under this Lease based upon such actual Rentable Area, and the parties shall make such adjustment payment and/or refund, as is applicable.  If the parties are unable to reach agreement upon actual Rentable Area based upon such verification within such thirty (30) day period, then such matter shall be resolved by reference proceeding in accordance with Section 39(t) below.

(c)                                  The Building is located on one or more parcels of real property (the “Site”) approximately as depicted on Exhibit B attached hereto and incorporated herein by this reference.  The parking serving the Building shall include, without limitation, a multi-level parking structure (the “Parking Structure”) upon the Site and, at Landlord’s option, surface parking located on the Site.  The Site (as the same may hereafter be expanded in accordance herewith), the Building, any and all other improvements now or hereafter situated on the Site (as the same may hereafter be expanded in accordance herewith), the Parking Structure (as the same may hereafter be expanded in accordance herewith) and the other “Common Areas” (as hereinafter defined) are herein collectively referres to as the “Project”.

(d)                                 Tenant shall have the nonexclusive right to use in common with other tenants in the Building and the Project, and subject to the Rules and Regulations referred to in Section 39(a) and the parking rules and regulations referred to in Section 26, the following areas to the extent included in the Project and made available for common use by Project occupants (collectively, “Common Areas”):  (i) common lobbies, restrooms, elevators, stairways, access ways, loading docks, ramps, drives and platforms

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and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Project; and (ii) loading and unloading areas, trash areas, parking areas (including, without limitation, the Parking Structure and other on-Site Project parking areas), roadways, sidewalks, walkways, driveways and landscaped areas and similar areas and facilities within the Project made available by Landlord for the common use and enjoyment of the occupants of the Project; provided, however, that notwithstanding the designation of the Parking Structure and the other Project parking areas as a part of the Common Areas pursuant hereto, nothing contained herein shall be deemed to permit Tenant’s use of such Parking Structure and/or other parking areas constituting a part of the Common Areas except to the extent permitted by parking passes for particular parking areas within the Project in accordance with this Lease.  The Common Areas shall also be deemed to include the exercise facility within the Project (which Landlord shall cause to be operational on or before the Commencement Date), and which, when thereafter operating, shall be available for use, on a non-exclusive basis, by Tenant and its employees, subject to payment of the applicable prevailing fees and charges payable for the use thereof by Building occupants.

(e)                                  Landlord reserves the right from time to time:  (i) to designate other land outside the  current boundaries of the Site but contiguous to the then Site to be a part of the Site, in which event the Site shall be deemed to include such additional land, and the Common Areas shall be deemed to include Common Areas upon such additional land (provided that land shall not be added to the Site which does not include improvements thereon so as to have a ratio of Rentable Area to land which is substantially equivalent to the ratio of Rentable Area to land of the then existing Site); (ii) to add additional buildings and/or other improvements (including, without limitation, additional parking structures and/or expansion of the Parking Structure) to the Project, which (by way of example only and without limitation) may be located on land added to the Site pursuant to clause (i) above, and/or to remove existing and/or future buildings and/ or improvements; (iii) to make changes to the Common Areas, including, without limitation, addition of additional improvements, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (iv) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and (vi) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to alter, expand and/or demolish any building within the Project; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or any other portion of the Project as Landlord deems to be appropriate in the exercise of its reasonable business judgment; provided, however, that, without the prior consent of Tenant, Landlord shall in no event take any action pursuant hereto which would adversely affect other than in a de minimis manner, (1) the operation of Tenant’s business from the Premises, (2) reasonable enjoyment of the Premises for the permitted use under this Lease as a result of required reconfiguration, (3) reasonable means of access to and from the Premises and parking areas serving the Premises, or (4) use of the parking areas serving the Premises.

(f)                                    During the Lease Term, Tenant shall also have the right (but not the obligation) to lease from Landlord such storage space (the “Storage Space”) as is available for Tenant’s use located within a portion of the Building parking garage or elsewhere within the Project as designated by Landlord, provided (i) that once leased, the Storage Space so leased shall be leased by Tenant for the entire remaining Term of this Lease, and (ii) until the Commencement Date, Landlord shall make at lease five thousand (5,000) square feet of Storage Space available for lease by Tenant pursuant hereto, but such Storage Space may be located in multiple non-contiguous locations (provided that from and after the Commencement Date, Tenant’s right to lease Storage Space pursuant hereto shall be on an “as available” basis, but otherwise in accordance with the terms of this Section 2(f)).  Promptly following request therefore from Tenant from time to time, Landlord shall notify Tenant of any Storage Space available for lease in the Project.  The monthly Rent allocable to the Storage Space leased by Tenant pursuant hereto shall initially be One and 25/100ths Dollars ($1.25) per month per square

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foot of floor area within such Storage Space leased by Tenant, but shall be increased on the tenth (10th) anniversary of the Commencement Date and on each yearly anniversary of the Commencement Date thereafter occurring during the Term to equal one hundred two percent (102%) of the monthly Storage Space Rent (on a per square foot of Storage Space floor area basis) in effect immediately prior to the applicable anniversary date.  Storage Space Rent shall be paid monthly in advance in the same manner as Monthly Base Rent payable under this Lease.  The Storage Space shall not constitute part of the Premises for purposes of calculation of Tenant’s Building Percentage or Tenant’s Project Percentage.  The Storage Space shall be leased on an entirely “AS IS” basis except that such Storage Space be separately demised by Landlord from the remainder of the parking garage or other adjacent areas (inclusive of any drywall walls within the Storage Space), have a lockable door and have electrical outlets and lighting installed by Landlord in accordance with Landlord’s reasonable standards for storage space use.  Electricity shall be available for connection to the Storage Space from a source stubbed into the Storage Space.  Except as provided in the foregoing, Landlord shall have absolutely no obligation to alter or improve the Storage Space for Tenant’s benefit and Tenant shall maintain and repair the Storage Space at its sole cost and expense.  Except as specifically otherwise provided in this Section 2(f), Tenant’s lease of the Storage Space pursuant hereto shall be subject to the same terms and conditions applicable to Tenant’s lease of the Premises under this Lease provided that in no event shall any Storage Space be deemed to constitute Rentable Area for purposes of this Lease and in no event shall Landlord be obligated to provide any allowance to Tenant for the improvement of the Storage Space.  Tenant agrees not to store any flammable or highly combustible materials in the Storage Space.  Tenant also agrees not to store excess or highly concentrated weight in the Storage Space.  Tenant agrees to use the Storage Space solely for storage purposes and not as office space or other use.  Tenant agrees that Landlord shall have the same rights of entry with respect to the Storage Space as are provided in Section 13 below with respect to other portions of the Premises.  Tenant shall, at its sole cost and expense, deliver to Landlord a key for any locks installed by Tenant for Landlord’s emergency entry purposes.  In the event of Tenant’s lease of any such Storage Space pursuant hereto, the parties shall, at the request of either party, document such lease in accordance with the provisions hereof by an amendment to this Lease in a form reasonably acceptable to the parties, but Tenant’s right to lease such Storage Space shall not be conditioned upon the execution of such amendment.

3.                                      TERM:  OPTIONS TO EXTEND.

(a)                                  The term of this Lease (“Term”) shall be for the period referenced in Section 1(e) above, commencing on the Commencement Date (such initial period is referred to herein as the “Initial Term”), unless this Lease is earlier terminated or the term extended, in accordance with this Lease.  Following determination of the Commencement Date, the parties shall execute a memorandum confirming the occurrence of the Commencement Date and the date of the scheduled expiration of the Initial Term.

(b)                                 Tenant shall have the option to extend the term of this Lease for two (2) separate, consecutive extended terms of sixty (60) months each (each, an “Extended Term” and collectively, the “Extended Terms”).  The option to extend for each Extended Term shall be separately exercisable by Tenant’s delivery to Landlord of written notice exercising the option to extend the Term by the applicable Extended Term no later than twenty-four (24) months prior to expiration of the then applicable Term; provided that Tenant may not exercise such option when Tenant is in default under this Lease (after Tenant’s receipt of written notice from Landlord and the expiration of any applicable cure period provided in Section 21(a) below unless Landlord has waived such default by Tenant in writing, provided that any such waiver by Landlord shall be granted or withheld in Landlord’s sole and absolute discretion), and Tenant may not exercise the option to extend the Term by the second Extended Term if the Term has not been extended by the first Extended Term.  Further, Tenant shall have the option to revoke Tenant’s prior exercise of an option to extend the Term by an Extended Term, which option to revoke shall be exercisable by Tenant’s delivery to Landlord of written notice of such revocation not later than the earlier to occur of (x) eighteen (18) months prior to expiration of the then applicable Term (which eighteen (18) month period shall be reduced by one day for each day by which determination of the Monthly Base Rent for the proposed Extended Term in question is delayed by Landlord's failure to comply with the time frames set forth in this Section 3(b)), or (y) thirty (30) days following determination of the Monthly Base rent for the proposed Extended Term in question, provided that in the event of Tenant’s exercise of such option to

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revoke, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with the determination of the Fair Market Rental for the proposed Extended Term in question (including, without limitation, amounts otherwise to be borne by Landlord in accordance with clause (i) of this Section 3(b) below).  The terms and conditions of this Lease shall continue in effect during each such Extended Term, except (A) for terms and conditions of this Lease which are either expressly  or by their operation applicable only during the Initial Term of this Lease or portions thereof, including, without limitation, the provisions of Exhibit C attached hereto, (B) that Tenant shall have no further right or option to extend the Term of this Lease beyond the second Extended Term, and (C) that Monthly Base Rent shall be adjusted as of the commencement of each such Extended Term to equal ninety-two and one-half percent (92.5%) of the prevailing monthly fair market rental rate as of the commencement of such Extended Term (the “Fair Market Rental Rate”) for new and renewal tenants of premises comparable to the Premises in comparable first-class office buildings in “Burbank Media District” area (“Comparable Buildings”) for periods comparable to the Extended Term (including, without limitation, consideration of such rental increases as may be appropriate during such Extended Term) and considering the manner of pass-through of Operating Expenses and Tax Expenses, tenant improvements, allowances, rental abatement, brokerage commissions and all other applicable economic concessions.  If any such improvements, allowances, abatement, commissions or other concessions would involve any out-of-pocket costs to Landlord, then, at Landlord’s option, Landlord may elect to do either of the following:  (X) pay some or all of such costs in cash; or (Y) reduce the Monthly Base Rent component of the Fair Market Rental Rate to be an effective rental rate that takes into consideration the total dollar value of that portion of such costs that Landlord has elected not to pay in cash (in which case those costs that Landlord has elected not to pay in cash and evidenced in the effective rental rate shall not be payable by Landlord).  Following Tenant’s valid exercise of an option to extend the Term by an Extended Term as granted hereby, the parties shall enter into an amendment to the Lease (the “Extension Amendment”), prepared by Landlord and subject to Tenant’s reasonable approval, memorializing the terms of such extension of the Term by such Extended Term, but Tenant’s right to continue in occupancy in accordance herewith shall not be conditioned upon the execution of such amendment by the parties.  As used in this Lease, references to the “Term” of this Lease, shall mean the initial Term as the same may be extended by the Extended Term(s), as applicable, as the context may require.  The Fair Market Rental Rate for each Extended term shall be determined as follows:

(i)                                     Following Tenant’s exercise of its option to extend the Term by the applicable Extended Term, Landlord and Tenant shall meet and endeavor in good faith to agree upon the Fair Market Rental Rate.  If Landlord and Tenant fail to reach agreement by the date which is twenty-three (23) months prior to the commencement of the applicable Extended Term, then, within thirty (30) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Rate for the applicable Extended Term.  If a party does not appoint an agent within thirty (30) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall set the Fair Market Rental Rate for the applicable Extended Term.  If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to set Fair Market Rental Rate for the applicable Extended Term.  If the two (2) agents are unable to agree on such Fair Market Rental Rate within thirty (30) days after the second agent has been appointed, they shall, within 20 days after the last day the two (2) agents were to have set such Fair Market Rental Rate, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above.  If the two (2) agents are unable to agree on the third agent within such twenty (20) day period, either Landlord or Tenant may request the President of the Los Angeles County Realtors Association to select a third agent meeting the qualifications stated in this subsection.  Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent’s fee.  No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Landlord or Tenant, except as an independent contractor.

(ii)                                  Within thirty (30) days after the selection of the third agent, a majority of the agents shall set the Fair Market Rental Rate for the applicable Extended Term.  If a majority of the agents are unable to

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set such Fair Market Rental Rate within the stipulated period of time, each agent shall make a separate determination of such Fair Market Rental Rate and the three (3) appraisals shall be added together and the total shall be divided by three (3).  The resulting quotient shall be the Fair Market Rental Rate for the Premises for the applicable Extended Term.  If, however, the low appraisal and/or high appraisal is/are more than twenty percent (20%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded.  If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Fair Market Rental Rate for the applicable Extended Term.  If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Rental Rate for the applicable Extended Term.

(iii) Each agent shall hear, receive and consider such information as Landlord and Tenant each care to present regarding the determination of Fair Market Rental Rate for the applicable Extended Term and each agent shall have access to the information used by each other agent.  Upon determination of the Fair Market Rental Rate for the applicable Extended Term, the agents shall immediately notify the parties hereto in writing of such determination in the manner provided in this Lease for the giving of notices to the parties hereto.

4.   DELIVERY OF POSSESSION.  The parties hereby acknowledge that the Premises are currently unoccupied and Landlord and Tenant agree that by the execution and delivery of this Lease, Landlord shall have delivered possession of the Premises to Tenant and Tenant shall be permitted to access the Premises for performance of the Tenant Improvements subject to the provisions of this Lease (including, without limitation, Exhibit C attached hereto).

5.  RENT.

(a)                                  (i)  Tenant agrees to pay Landlord as Monthly Base Rent for the Premises during the Initial Term the applicable Monthly Base Rent designated in Section 1(f) and during the Extended Term the Monthly Base Rent determined as set forth in Section 3(b) above, subject to the express provisions of this Lease granting Tenant rights of rent abatement and/or reduction.  Monthly Base Rent shall be paid monthly in advance on the first day of each and every calendar month during the Term.  In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the “Rent” (as hereinafter defined) for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to the actual number of days in such month, and such Rent shall be paid at the commencement of such period.  In addition to the Monthly Base Rent, Tenant agrees to pay all other amounts required to be paid hereunder as and when same are due as hereinafter provided in this Lease.  Except as otherwise specifically provided in this Lease, Rent shall be paid to Landlord, without any prior notice or demand therefor, and without any abatement, deduction or offset whatsoever, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Section 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing.  All charges to be paid by Tenant hereunder other than Monthly Base Rent shall constitute additional rent, shall be paid in the manner provided herein and shall sometimes be collectively referred to as “Additional Rent”.  Monthly Base Rent and Additional Rent are collectively referred to herein as “Rent”.

(b)                                 Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by all or any portion of the Project.  Therefore, if Tenant fails to pay any Rent within five (5) days of the due date under this Lease for any reason, Tenant shall pay to Landlord, as Additional Rent, the sum of six percent (6%) of the overdue amount as a late charge; provided, however, that as to the first such late payment in any twelve (12) consecutive calendar month period during the Term, such late charge shall not be payable unless such failure to pay when due is not cured within ten (10) days after Tenant’s receipt of written notice thereof from Landlord.  All past-due installments of Rent shall also bear interest, as Additional Rent, at the “Interest Rate” (as hereinafter

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defined), from the date due until paid; provided, however, that as to the first such late payment in any twelve (12) consecutive calendar month period during the Term, such interest charge shall not be payable unless such failure to pay when due is not cured within ten (10) days after Tenant’s receipt of written notice thereof from Landlord.  For purposes of this Lease, the “Interest Rate” shall mean two percent (2%) per annum plus the then prevailing per annum “Prime Rate” (which for purposes of this Lease shall mean the “prime rate” as most recently published in the Wall Street Journal [or the then “prime” rate as established by a comparable alternate source reasonably designated by Landlord in the event the Wall Street Journal ceases to publish a prevailing “prime” rate]), provided that in no event shall the Interest Rate exceed the maximum rate permitted by applicable law governing interest rate restrictions.  Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity.

(c)                                  Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligation for payment of Monthly Base Rent shall be abated by fifty percent (50%) during the initial thirty (30) months of the Term (the amount of Monthly Base Rent abated pursuant to this sentence is collectively referred herein as the “Base Rent 50% Abatement Amount”).  Upon notice to Tenant delivered by not later than the September 30 which is at least three (3) months prior to the start of the calendar year(s) as to which any Base Rent 50% Abatement Amount accelerated pursuant to clause (1) below or purchased pursuant to clause (2) would otherwise commence, Landlord shall have the right to (1) accelerate all or any portion of the Base Rent 50% Abatement Amount so as to be applicable to Monthly Base Rent otherwise payable under this Lease prior to the date when such portion of the Base Rent 50% Abatement Amount would otherwise be applicable, and/or (2) purchase all or any part of the Base Rent 50% Abatement Amount at any time prior to the expiration of the thirtieth (30th) month of the Lease Term, by paying to Tenant an amount equal to the “Base Rent 50% Abatement Purchase Price” (as hereinafter defined).  As used herein, the “Base Rent 50% Abatement Purchase Price” shall mean the present value of such of the Base Rent 50% Abatement Amount allocable to the unexpired portion of the thirty (30) months of the Lease Term as Landlord desires to purchase pursuant hereto, as of the date of payment of the Base Rent 50% Abatement Purchase Price by Landlord.  Such present value shall be calculated (x) by using such of the portion of the Base Rent 50% Abatement Amount attributable to each remaining month during the initial thirty (30) months of the Lease Term as Landlord desires to purchase pursuant hereto, as the amounts to be discounted, and (y) by using discount rates for each amount to be discounted equal to eight percent (8%) per annum.  Upon such payment of the Base Rent 50% Abatement Purchase Price, the provisions of this Section 5(c) shall be of no further force or effect as to the portion of the Base Rent 50% Abatement Amount so purchased (which may be all of the Base Rent 50% Abatement Amount if fully purchased pursuant hereto) and Tenant shall not be entitled to any further Base Rent 50% Abatement Amount.

(d)                                 Notwithstanding anything to the contrary contained in this Lease, during each of the initial one hundred eighty (180) months of the Term (but not thereafter during the Term or during any Extended Term), Tenant shall be entitled to an additional abatement of Sixteen Thousand One Hundred Sixty-Six and 67/100 Dollars ($16,166.67) of Tenant’s Monthly Base Rent, calculated after application of any abatement applicable under Section 5(c) above (the amount of Monthly Base Rent abated pursuant to this sentence is collectively referred to herein as the “Base Rent 180 Month Abatement Amount”).

(e)                                  Notwithstanding anything to the contrary contained in this Lease, Tenant hereby agrees to assume responsibility for payment of the costs of the “Tenant’s Brokers Commissions” (as hereinafter defined) and funding all “Tenant Improvement Costs”, and, in consideration thereof, during each of the initial one hundred fifty-six (156) months of the Term (but not thereafter during the Term or during any Extended Term), Tenant shall be entitled to an additional abatement of Tenant’s Monthly Base Rent (calculated after application of any abatement applicable under Sections 5(c) and 5(d) above) in an amount equal to one-twelfth (1/12th) of Six and 23/100ths Dollars ($6.23) per square foot of Rentable Area in the Premises (the amount of Monthly Base Rent abated pursuant to the foregoing clause (iii) is collectively referred to herein as the “Tenant Capital Funding Abatement Amount”).

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6.                                      OPERATING AND TAX EXPENSES.

(a)                                  For the purposes of this Section 6, the following terms are defined as follows:

(i)                                     “Tenant’s Building Percentage” shall be that percentage set forth in Section 1(g)(i), which percentage is the fraction (expressed as a percentage) obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building, and which percentage shall be subject to adjustment in the event of reduction or increase in the Rentable Area within the Premises and/or Building.  “Tenant’s Project Percentage” shall be that percentage set forth in Section 1(g)(ii), which percentage is the fraction (expressed as a percentage) obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Project, and which percentage shall be subject to adjustment in the event of reduction or increase in the Rentable Area within the Premises and/or Project.

(ii)                                  The parties acknowledge that the Project may initially or in the future be a multi-building project and that, in such event, from and after the inclusion of such other buildings within the Project, Operating Expenses incurred in connection with the Project shall be shared between the tenants of the Building and the tenants of the other buildings of the Project.  Accordingly, “Building Operating Expenses” shall mean those Operating Expenses attributable solely to the Building, and “Project Operating Expenses” shall mean those Operating Expenses attributable to the Project Common Areas or the Project as a whole.  Further, the parties agree and acknowledge that for purposes of allocation of Tax Expenses, the Project is comprised of two (2) separate tax parcels, with each such parcel containing one (1) of the two (2) Project buildings together with the applicable building’s equitable portion of the Project Common Areas.  Accordingly, “Building Tax Expenses” shall mean those Tax Expenses attributable to the tax parcel containing the Building.  In addition, the parties hereby acknowledge that certain Operating Expenses relate only to certain elements of the Project, Building and/or the Common Area serving certain elements of the Project or Building, and that other Operating Expenses relate to the entire Project, Building and/or the Common Area serving the entire Project or Building.  Accordingly, Landlord shall have the right to establish cost pools for the components of Operating Expenses relating only to certain elements of the Project, Building and/or the Common Area serving certain elements of the Project or Building, and for Operating Expenses relating to the entire Project, Building and/or the Common Area serving the entire Project or Building, and to reasonably and in good faith allocate Operating Expenses among such cost pools.

(iii)                               “Comparison Year” shall mean each calendar year during the Term from, including and after the TE Base Year (as defined in Section 1.1(h)(i) above) or the OE Base Year (as defined in Section 1.1(h)(ii) above), as applicable.

(iv)                              “Operating Expenses” shall consist of all costs of operation, management, ownership, maintenance and repair of the Project, as determined by accepted principles of sound accounting practice, including the following costs by way of illustration, but not limitation:  electric, water, sewer and other utility charges; accounting, legal and other consulting fees; the cost and expense of insurance for which Landlord may be responsible pursuant to this Lease, or which Landlord reasonably deems appropriate in connection with the Project; costs of repair of losses or damage not covered by insurance due to deductible amounts under such insurance policies; the cost of janitorial services (including, without limitation, required supplies, trash removal and hauling), security, and labor; utilities surcharges; expenditures required in order to comply with “Laws” (as defined in Section 7(a) below); costs incurred in the management of the Project including, without limitation, supplies, wages and salaries of employees to the extent used in the management, operation and maintenance of the Project, and payroll taxes and similar governmental charges with respect thereto, Project management office rental, and a commercially reasonable management fee; the cost of supplies, materials, equipment and tools required in the maintenance and repair of the Project; the cost of repair and maintenance (including, without limitation, costs of rental of personal property used in maintenance) of the structural portions, vertical transportation systems, and other mechanical and utility systems of the Project and other portions of the Project to be maintained and repaired by Landlord (including, without limitation, the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord); the costs and expenses of gardening and landscaping, maintenance of signs (other than

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amounts allocable to maintenance of signs identifying particular Project occupants) and all other upkeep of the Common Areas; personal property taxes levied on or attributable to personal property used in connection with the Project; reasonable audit or verification fees; and costs and expenses of resurfacing, painting, lighting and similar items.  In the event the Rentable Area of the Project is less than ninety-five percent (95%) occupied during the OE Base Year or any Comparison Year during the Term, then in calculating Operating Expenses for such year, the variable components of Operating Expenses shall be “grossed up” to reflect such amounts as would have been incurred had the Rentable Area of the Project been ninety-five percent (95%) occupied during such year.  In addition, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by the Landlord, Operating Expenses shall be deemed to be increased by an amount equal to  the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  Accounting methodology for all calculations of Operating Expenses shall be consistently applied to both the OE Base Year and each Comparison Year.

(v)                                 Notwithstanding anything to the contrary contained in this Lease, “Operating Expenses” shall not include any of the following:  (1) any ground lease rental; (2) capital expenditures to the extent the same constitute upgrades as opposed to repairs or replacements, unless required to comply with applicable Laws, provided further that any capital expenditure which is otherwise includable in Operating Expenses pursuant to this Lease (including, without limitation, capital expenditures which are permitted to be included in Operating Expenses pursuant to the foregoing provisions of this clause (2)) shall not be wholly included in Operating Expenses in the year incurred and, instead, shall be amortized by Landlord over the reasonably anticipated useful life of the applicable item (with interest at the Prime Rate), and annual amortization of such capital expenditure item (calculated in accordance with the foregoing) shall be included in Operating Expenses during each year of such useful life; (3) costs incurred for repair of damage to the Building to the extent reimbursed by insurance proceeds (provided that commercially reasonable insurance deductibles shall be included in Operating Expenses), and other costs reimbursed by insurers, warranties, governmental authorities, utility companies or any other entity (other than cost reimbursements by other Project occupants as a part of their contribution to Operating Expenses); (4) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements to other tenant’s leased premises within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space within the Project; (5) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services; (6) marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; (7) expenses in connection with services which are not available to Tenant; (8) legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (9) overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis; (10) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; (11) Landlord’s general corporate overhead and general and administrative expenses not specifically incurred in the management, maintenance and operation of the Project; (12) costs incurred in correcting any non-compliance of the Project with Laws where such non-compliance was existing as of the delivery of possession of the Premises to Tenant; (13) Tax Expenses; (14) costs arising from the presence of any Hazardous Materials upon or beneath the Project; (15) increased costs of performance arising from the negligence or wilful misconduct of Landlord or any employee, agent or contractor of Landlord; (16) costs arising form Landlord’s charitable or political contributions; (17) costs (other than ordinary maintenance) for sculpture, paintings and other objects of art; (18) costs of correcting

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defects in the design or construction of the Core and Shell Work; (19) wages and benefits of employees above the level of project manager (the parties hereby acknowledging that the project engineer is not above the level of the project manager), provided that if an employee spends a portion of his or her time on projects other than the Project, then the wages and benefits of such employee shall be reasonably and equitably prorated; (20) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other Project tenants or occupants; and (21) bad debt loss, rent loss or reserves for bad debts or rent loss; (22) penalties due to failure to make payments when due; (23) any items expressly excluded from Operating Expenses pursuant to any other provision of this Lease; (24) Project management office rental to the extent such rental exceeds the fair market rental for such space or to the extent the space utilized therefor exceeds the space utilized for management offices in comparably sized Comparable Buildings; (25) any entertainment, dining or travel expenses; (26) any flowers, gifts, balloons or other items provided to any entity; (27) costs of any tenant relations parties, events or promotions not consented to by an authorized representative of Tenant in writing (which consent may be granted or withheld in Tenant’s sole and absolute discretion); (28) any job placement costs or job advertising costs, other than with respect to a receptionist or secretary in the Project office, once per year; (29) the cost of any training or incentive programs, other than for tenant life safety information services; and (30) reserves for future expenses beyond the current year anticipated to be incurred by Landlord.  In addition, if in any Comparison Year following the OE Base Year, a new Operating Expense category (such as, by way of example only and without limitation, earthquake insurance or concierge services), is included in Operating Expenses which was not included in the Operating Expenses during the OE Base Year, then the cost of such new item shall be added to the Operating Expenses for the OE Base Year for purposes of determining the amounts payable by Tenant under this Section 6 for such Comparison Year, and during each subsequent Comparison Year, the same amount shall continue to be included in the computation of Operating Expenses for the OE Base Year, resulting in Operating Expenses for each such Comparison Year including (as to such category of Operating Expenses) only the increase in the cost of such new Operating Expense category over the OE Base Year, as so adjusted.  However, if in any Comparison Year thereafter, such new category item is not included in Operating Expenses, then no such addition shall be made to Operating Expenses for the OE Base Year.  Conversely, when a category of Operating Expenses that was originally included in the Operating Expenses during the OE Base Year is, in any Comparison Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the calculation of Operating Expenses during the OE Base Year for purposes of determining the amounts payable by Tenant under this Section 6 for such Comparison Year.  The same amount shall continue to be deleted from the calculation of Operating Expenses for the OE Base Year for each Comparison Year thereafter that the Operating Expense category is so not included.  However, if such category of Operating Expenses is again included in the Operating Expenses for any Comparison Year, then the amount of said Operating Expense category originally included in the Operating Expenses for the OE Base Year shall again be added back to the Operating Expenses for the OE Base Year.

(vi)                              As used herein, the term “Tax Expenses” shall include any form of assessment, license fee, license tax, business license fee, transit tax or fee, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project and the Premises, or any portion thereof, including, but not limited to, the following:

(1)                                  any tax on Landlord’s right to Rent or right to other income from the Premises or as against Landlord’s business of leasing the Premises;

(2)                                  any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and

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for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(3)                                  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(4)                                  any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or based upon a reassessment of the Project, or any portion thereof, due to a change in ownership or transfer of all or part of Landlord’s interest in this Lease, the Project, or any portion thereof (except to the extent specifically excluded pursuant to clause (A) below).

Notwithstanding any provision of this Section 6 expressed or implied to the contrary, (A) Tax Expenses shall not include (I) Landlord’s federal or state net income, franchise, inheritance or estate taxes, (II) tax penalties and interest incurred as a result of Landlord’s gross negligence, inability or unwillingness to make payments when due (except that interest charged on Tax Expense items intentionally paid over the maximum lawful period shall be included within Tax Expenses); (III) special assessments or special taxes initiated by Landlord as a means of financing improvements to the Project; or (IV) during the initial ninety-six (96) months of the Term of this Lease only (and not thereafter or during any Extended Term), the extent of any increase in Tax Expenses resulting from a reassessment due to a sale of all or any portion of the Project following the Commencement Date (a “Reassessment”), and during the ninety-seventh (97) month of the Term through to the expiration of the Initial Term of this Lease only (and not during any Extended Term), fifty percent (50%) of the extent of any increase in Tax Expenses resulting from a Reassessment, and (B) there shall be no duplication of items included in Tax Expenses and items included in Operating Expenses.  Tenant shall have such rights to reasonably contest the validity or amount of Tax Expenses as are permitted by applicable Laws, at Tenant’s sole cost, and Landlord shall reasonably cooperate with Tenant in connection therewith (at no cost to Landlord), provided that no such contest shall in any manner limit Tenant’s obligation to pay Tenant’s Tax Expenses Excess as and when required under this Lease.

(b)                                 (i)  For each Comparison Year during the Term following the expiration of the OE Base Year and/or TE Base Year, as applicable, Tenant shall pay to Landlord, in the manner set forth in this Section 6(b), (1) the amount, if any, by which Tenant’s Building Percentage of Building Operating Expenses for such Comparison Year increase over the Tenant’s Building Percentage of Building Operating Expenses for the OE Base Year (the amount of such increase is referred to in this Lease as the “Tenant’s Building Operating Expense Excess”); plus (2) the amount, if any, by which Tenant’s Project Percentage of Project Operating Expenses for such Comparison Year increase over the Tenant’s Project Percentage of Project Operating Expenses for the OE Base Year (the amount of such increase is referred to in this Lease as the “Tenant’s Project Operating Expense Excess”); plus (3) the amount, if any, by which Tenant’s Building Percentage of Building Tax Expenses for such Comparison Year increase over the Tenant’s Building Percentage of Building Tax Expenses for the TE Base Year (the amount of such increase is referred to in this Lease as the “Tenant’s Tax Expenses Excess”).  The sum of Tenant’s Building Operating Expenses Excess, plus Tenant’s Project Operating Expenses Excess, plus Tenant’s Tax Expenses Excess is referred to herein as “Tenant’s Expenses Excess”.  If the final Comparison Year includes time beyond the expiration of the Term or earlier termination of this Lease, the calculation of Tenant’s Expenses Excess for such Comparison Year shall be equitably prorated by Landlord.

(ii)                                  Before or after the expiration of the OE Base Year and/or TE Base Year, as applicable, Landlord shall deliver to Tenant a statement (the “Estimate Statement”) wherein Landlord shall reasonably and in good faith estimate the Tenant’s Expenses Excess for the initial Comparison Year (the amount of such estimated Tenant’s Expenses Excess for any

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Comparison Year, as such estimate may be adjusted from time to time as hereinafter provided, is referred to herein as the “Estimated Excess”).  During each Comparison Year, payments by Tenant of the Estimated Excess shall be made in equal monthly installments on the first day of each calendar month during the applicable Comparison Year on the basis of Landlord’s most recently delivered Estimate Statement.  On or before May 1st of each Comparison Year during the Term following the initial Comparison Year, Landlord shall endeavor to deliver to Tenant an Estimate Statement of the Tenant’s Expenses Excess for the then current Comparison Year.  In addition to Landlord’s annual delivery of a revised Estimate Statement for a particular Comparison Year, Landlord shall have the right, not more than once per year, to deliver a further revised Estimated Statement for a current Comparison Year, if Landlord reasonably and in good faith determines that there is a material inaccuracy or omission in the then applicable Estimate Statement for such Comparison Year.  Following Landlord’s delivery of such a new Estimate Statement for the current Comparison Year, Tenant shall pay to Landlord, within thirty (30) days of the delivery of such Estimate Statement, the difference between the Estimated Excess under such new Estimate Statement and the Estimated Excess under the prior Estimate Statement prorated for the then elapsed portion of the then current Comparison Year, and Tenant shall thereafter (beginning with the first calendar month following receipt of such new Estimate Statement) make monthly payments with respect to the Estimated Excess on the basis of such new Estimate Statement until Tenant’s receipt of a subsequent Estimate Statement.

(iii)                               On or before May 1st following each Comparison year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement (“Actual Statement”) which states the actual Tenant’s Building Percentage of Building Operating Expenses, the actual Tenant’s Project Percentage of Project Operating Expenses, and the actual Tenant’s Building Percentage of Building Tax Expenses for such preceding Comparison Year.  If the Actual Statement reveals that the actual Tenant’s Expenses Excess for such preceding Comparison Year exceeds the total amount of Tenant’s payments of Estimated Excess for such preceding Comparison Year, Tenant shall pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement.  If the Actual Statement reveals that the actual Tenant’s Expenses Excess for such preceding Comparison Year is less than the total amount of Tenant’s payments of Estimated Excess for such preceding Comparison Year, Landlord shall credit such overpayment (plus, to the extent such Actual Statement is delivered more than six (6) months following the expiration of the Comparison Year in question, interest on the amount of such overpayment at the Interest Rate from the expiration of such six (6) month period until crediting of such amount in accordance herewith) toward Tenant’s Rent obligations next coming due under this Lease, or, at Tenant’s option, pay the amount of such overpayment (plus such interest charge, if applicable) to Tenant within thirty (30) days following Tenant’s request therefor (and prior to credit of such overpayment amount pursuant hereto).

(iv)                              Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 6(b) shall not constitute a waiver of its right to require Tenant’s payment of Tenant’s Expenses Excess nor shall it relieve Tenant of its obligations pursuant to this Section 6; provided that (1) Landlord shall deliver the Actual Statement related to Operating Expenses and Tax Expenses for each Comparison Year within twelve (12) months following the May 1 first occurring after the expiration of such Comparison Year, except that if, through no fault of Landlord, Landlord has not received a final conclusive statement of the amount of one or more particular Operating Expense and/or Tax Expense item(s) by the expiration of such twelve (12) month period, then the time for Landlord’s billing of such item(s) shall be extended until twelve (12) months following Landlord’s receipt of a final conclusive statement of the amount of the applicable item(s), and (2) Tenant shall not be liable for the portion of Tenant’s Expenses Excess, if any, related to a particular Comparison Year which is not billed to Tenant by Landlord within twelve (12) months following the date when Tenant should have received the Actual Statement for such Comparison Year, except that if Landlord has not received a final conclusive statement of the amount of one or more particular Operating Expense and/or Tax Expense item(s) by the expiration of such twelve (12) month period, then the time for Landlord’s billing of such item(s) shall be extended until twelve (12) months following Landlord’s receipt of a final conclusive statement of the amount of the applicable item(s).

(v)                                 In the event the Term has expired and Tenant has vacated the Premises, at such time as the final determination has been made regarding Tenant’s Expenses Excess for the Comparison Year in which this Lease terminated (which determination shall be timely made), Tenant shall,

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within thirty (30) days following receipt of the Actual Statement for such final Comparison Year, pay any amounts due as a result of the actual Tenant’s Expenses Excess for such Comparison Year exceeding Estimated Excess paid with respect thereto and, conversely, any overpayment made in the event the actual Tenant’s Expenses Excess for such Comparison Year are less than Estimated Excess paid with respect thereto shall be remitted to Tenant by Landlord concurrently with Landlord’s delivery of the Actual Statement for such final Comparison Year.  Nothing contained in this Section 6 shall in any manner result in a decrease in Monthly Base Rent.  Further, in the event that Building Operating Expenses for any Comparison Year are less than Building Operating Expenses for the OE Base year, Project Operating Expenses for any Comparison Year are less than Project Operating Expenses for the OE Base Year and/or Building Tax Expenses for the TE Base Year, Tenant shall not receive a credit against any Rent payable hereunder.

(vi)                              Tenant and its duly authorized representatives shall have the right to audit and copy the records of Landlord related Building Operating Expenses, Project Operating Expenses and Building Tax Expenses with respect to any calendar year within twelve (12) months following receipt of the applicable Actual Statement for such calendar year, upon not less then thirty (30) days’ prior written notice to Landlord, during normal business hours at Landlord’s business offices; provided that (1) Tenant shall not conduct more than one (1) such audit in any calendar year (unless discrepancies have been discovered or Tenant in good faith has reason to believe that discrepancies exist), and (2) Tenant shall exercise good faith efforts to keep such information in strict confidence (other than disclosures to Tenant’s employees, agents, contractors and affiliated entities and as may be reasonably required to enforce the rights and remedies of Tenant under this Lease) and shall use commercially reasonable efforts to cause any other person or entity performing such audit or inspection to keep such information in strict confidence.  In the event Tenant in good faith disputes the accuracy of any Actual Statement on the basis of any such audit, such dispute must be alleged in reasonable detail in written notice to Landlord within one hundred eighty (180) days following the inspection of Landlord’s records.  If Tenant’s Expenses Excess are determined to have been overstated or understated by Landlord for any calendar year, the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if the sum of actual Building Operating Expenses, Project Operating Expenses and Building Tax Expenses are determined to have been overstated by Landlord for any calendar year by in excess of three percent (3%), then Landlord shall pay the actual and reasonable cost of Tenant’s audit.  Tenant shall pay in a timely manner as required by this Lease any amounts stated as due on the Actual Statement, provided that such payment shall not waive any right to audit and/or dispute by Tenant as set forth herein.  Landlord shall retain its books and records relating to each Comparison Year’s Operating Expenses and Tax Expenses for a period of at lease twelve (12) months following delivery of the applicable Actual Statement with respect thereto.

7.                                      USE.

(a)                                  Tenant shall use the Premises for the use or uses set forth in Section 1(j) above, and shall not use or permit the Premises to be used for any other purpose whatsoever.  Tenant shall use and occupy the Premises in compliance with all applicable federal, state and local laws, codes, rules, ordinances, statutes and other requirements (collectively, “Laws”) (which Laws shall include, without limitation, the Americans with Disabilities Act of 1990, applicable fire-life safety codes of the City of Burbank, and to the extent disclosed by that certain preliminary title report with respect to the Site issued by Chicago Title Company dated as of May 1, 2002, Order No. 21049290-X52 (the “Title Report”), a copy of which is attached hereto as Exhibit G and incorporated herein by this reference, governmental requirements imposed in connection with the development or occupancy of the Building (collectively, the “Development Requirements”), including, without limitation, participation in any transportation management programs and compliance with any applicable air quality/trip reduction requirements).  Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of applicable Laws or which is in violation of any Development Requirements disclosed by the Title Report.  Landlord shall not hereafter voluntarily agree to non-mandatory governmental restrictions which would adversely affect (other than in a de minimis manner) the operation of Tenant’s business from the Premises unless otherwise approved by Tenant, which approval may be granted or withheld in Tenant’s sole and absolute discretion.  Tenant shall make any and all alterations or

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improvements to the Premises required to comply with applicable Laws; except that Tenant shall not be required to make structural alterations or improvements to the Premises required to comply with applicable Laws unless such compliance is necessitated by Tenant’s particular use of the Premises (other than mere general offices use) or Alterations to the Premises.  Tenant shall comply with all rules, orders, regulations and requirements of any insurance authority having jurisdiction over the Project or any present or future insurer relating to the Premises or the Project.  Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant’s failure to comply with the provisions of this Section 7 or by reason of Tenant’s use or occupancy of the Premises.  Tenant shall not do or permit anything to be done in or about the Premises which will in any manner unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in a state of repair and appearance which is reasonably comparable to the overall quality of the Project.  Notwithstanding anything to the contrary contained in this Lease, in no event shall the Premises be used for any medical or dental office uses.  Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord’s architect, with the partitions to be considered a part of the live load.  Landlord reserves the right to reasonably prescribe the weight and positions of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

(b)                                 (i)  To Landlord’s actual knowledge, as of the date hereof, no “Hazardous Materials” (as hereinafter defined) are being used upon or are located or stored at the Project in violation of any applicable Laws (other than subsurface groundwater contamination generally existing in the Burbank area).  In the event that following the delivery of possession of the Premises, it is determined that any portion of the Project was, as of the delivery of possession of the Premises, in violation of applicable Laws respecting Hazardous Materials and the same has or may have a material and adverse affect upon the operation of Tenant’s business from the Premises, then Landlord shall, at Landlord’s expense, promptly thereafter cause the remediation of the same so as to cure such material and adverse affect.  In addition, Landlord shall indemnify, defend and hold harmless Tenant from an against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims and for reasonable attorneys’ fees, consultant fees and expert fees, but specifically excluding special, indirect or consequential damages including but not limited to claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease, except to the extent awarded to third parties and not Tenant or any of the “Tenant Parties”, as hereinafter defined), to the extent arising (1) as a result of any Hazardous Materials now or hereafter located in, on, under or about the Building and/or Project unless caused to be so located in, on, under or about the Building and/or Project by Tenant, any subtenant of Tenant and/or any of their respective employees, agents, representatives, contractors, licensees or invitees; or (2) as a result of the breach by Landlord of any representation, warranty or covenant of Landlord set forth in this Section 7(b)(i).  This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions after a breach by Landlord or any clean-up, remedial, removal or restoration work.  The covenants of Landlord under this Section 7(b)(i) shall survive the expiration of the Term or earlier termination of this Lease.

(ii)                                  Except general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises, neither Tenant nor any subtenant nor any of their respective employees, agents, representatives, contractors, licensees or invitees, shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Project.  In the event of a breach of the covenant contained in the immediately preceding sentence, or in the event Hazardous Materials are otherwise caused to be located in, on, under or about the Premises, Building or Project by Tenant, any of its subtenants, or any of their respective employees, agents, representatives, contractors, licensees or invitees

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(collectively, any “Tenant Hazardous Materials”), Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in valuation of the Premises, Building or Project, and sums paid in settlement of claims and for reasonable attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of any contamination directly or indirectly arising from the activities which are the basis for such breach.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions resulting from discovery of any Tenant Hazardous Materials or any clean-up remedial, removal or restoration work.  Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building and/or Project to the condition existing prior to the introduction of any such Tenant Hazardous Materials, provided Landlord’s approval of such actions shall first be obtained (which approval shall not be unreasonably withheld, conditioned or delayed) and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work, at Tenant’s sole cost and expense.  Furthermore, Tenant shall (immediately notify Landlord of any injury, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Tenant Hazardous Materials, and Landlord shall immediately notify Tenant of any inquiry, test, investigation or enforcement proceeding by or against Landlord or the Building concerning the presence of any Hazardous Materials which are not Tenant Hazardous Materials and which may result in a material adverse affect upon use or operation of business from the Premises.  Tenant acknowledges that Landlord, at Landlord’s election upon reasonable prior written notice to Tenant, shall have the sole right, at Tenant’s reasonable expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate in the event Landlord reasonably believes that Tenant will not itself promptly undertake the actions required under this Lease with respect thereto.  The covenants of Tenant under this Section 7(b) (ii) shall survive the expiration of the Term or earlier termination of this Lease.

(iii)                               As used in this Lease, “Hazardous Materials” shall mean asbestos, petroleum fuel, natural gas or any fraction thereof, and any hazardous or toxic substance, material or waste which is or become regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” or “toxic pollutant” under state or federal laws, statutes or regulations, including, without limitation, the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42.  U.S.C. § 9601, et seq.

8.                                      TAXES ON TENANT’S PROPERTY.  Tenant shall be liable and shall pay, before delinquency, all taxes levied against any personal property and/or trade fixtures placed by Tenant in or about the Premises, and all real property taxes on the value of any Tenant Improvements and Alterations in the Premises in excess of Forty-Five Dollars ($45.00) per square foot of Rentable Area in the Premises.  If any such taxes on Tenant’s personal property, trade fixtures, Alterations and/or Tenant Improvements are levied against Landlord or Landlord’s property or if the assessed value of the Premises or the Project is increased by the inclusion therein of a value placed upon such personal property, trade fixtures, Alterations and/or Tenant Improvements, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord within thirty (30) days following receipt of such invoice together with reasonable evidence of such allocation.  If any such taxes are assessed against Landlord or Landlord’s property, (a) Landlord shall give prompt notice of such assessment to Tenant, (b) Landlord shall cooperate with Tenant (at no cost, expense or liability to Landlord), to petition the appropriate tax authorities for the issuance of a separate statement or tax bill for such portion of the taxes as are applicable to Tenant’s property, (c) Landlord shall allow Tenant, at Tenant’s cost, to contest the amount of the taxes assessed with respect to Tenant’s property to the extent permitted by applicable Laws, and (d) if Landlord obtains a refund or credit of any such taxes, Landlord promptly shall repay Tenant the portion of such refund allocable to the taxes paid by Tenant.

9.                                      CONDITIONS OF PREMISES.

(a)  If it is determined within thirty (30) days of Tenant’s commencement of occupancy of the Premises (other than for purposes of

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construction of the Tenant Improvements upon the Premises) that work was required as of the completion of the Core and Shell Work to cause the Core and Shell Work mechanical or utility systems serving the Premises to then be in good working order without regard to the particular improvements (including, without limitation, Tenant Improvements) or Alterations thereafter to be made to the Premises for the benefit of Tenant (including, without limitation, distribution systems to be included as a part of such Tenant Improvements) or Tenant’s particular use of the Premises (other than mere general office use), then Landlord shall cause the performance of such work at Landlord’s sole cost and without inclusion of such cost in Operating Expenses.

(b)                                 If it is determined at any time following the execution of this Lease that work was required as of the completion of the Core and Shell Work to correct any non-compliance of the Core and Shell Work with applicable Laws (including, without limitation, the Americans with Disabilities Act of 1990 and other applicable Laws respecting accessibility and use by disabled persons), as then enforced by applicable governmental authorities and without regard to the particular improvements (including, without limitation, Tenant Improvements) or Alterations thereafter to be made to the Premises for the benefit of Tenant or Tenant’s particular use of the Premises (other than mere general office use), then Landlord shall cause the performance of such work at Landlord’s sole cost and without inclusion of such cost in Operating Expenses.

(c)                                  Tenant acknowledges that except as specifically otherwise provided in this Lease and subject to express Landlord’s representations, warranties and covenants set forth in this Lease (including, without limitation, as provided in Sections 9(a) and 9(b) above), (i) the lease of the Premises by Tenant pursuant hereto shall be on an “as is” basis, (ii) neither Landlord nor any employee, representative or agent of Landlord has made any representation or warranty with respect to the Premises or any other portion of the Project, and (iii) Landlord shall have no obligation to improve or alter the Premises or Project for the benefit of Tenant.

10.                               ALTERATIONS.

(a)                                  Tenant shall not make or allow to be made any alterations, additions or improvements (collectively, any “Alterations”) in or to the Premises during the Term without obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed and shall be granted or withheld within ten (10) days following Tenant’s request for consent accompanied by the information required under this Section 10); except, however, that Tenant may make interior, non-structural Alterations to the Premises costing less than One Hundred Thousand Dollars ($100,000.00) per work of Alterations and not (i) requiring the demolition of any existing improvements or (ii) affecting the roof, base Building mechanical or base Building utility systems serving the Premises or the exterior appearance of the Building, without Landlord’s prior consent but upon at least ten (10) days prior written notice to Landlord. Any request for consent to Alterations requiring consent shall be accompanied by two (2) complete sets of plans and specifications for the proposed Alterations suitable for submission to Landlord’s architect for evaluation and a statement of the identity of the contractor who will perform such Alterations. However, mere placement of Tenant’s freestanding personal property or furniture items in the Premises shall not be deemed to constitute Alterations for purposes of this Section. If Landlord’s consent is required for any Alterations, Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord in the evaluation of the plans and specifications, including, but not limited to, Landlord’s general contractor’s, architects’ and engineers’ fees. In addition, as a condition to Landlord’s granting of its consent to any Alterations, Landlord shall have the right to approve the contractor and subcontractors performing such Alterations, such approval not to be unreasonably withheld, conditioned or delayed (provided that in any event Building standard subcontractors shall be used for work on Building roof and Building mechanical systems to the extent such work could result in an adverse affect on other Building occupants), and Landlord shall have the right to require that Tenant furnish assurances reasonably satisfactory to Landlord that all contractors and subcontractors who will perform such work have in force workers’ compensation and such other employee and comprehensive general liability insurance in accordance with the standards set forth in Section 17(a) (but with a liability limit of not less than One Million Dollars ($1,000,000.00)), and such other insurance as Landlord reasonably deems necessary to supplement the insurance coverage provided for in Section 17(a). All Alterations work to be performed by Tenant in the Premises requiring the consent of Landlord pursuant hereto, including the delivery, storage and removal of materials, shall be scheduled through and be subject

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to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord. All Alterations work (whether or not Landlord’s consent is required therefor) shall be completed in a good and workmanlike manner and in accordance with all applicable Laws. All Alterations requiring Landlord’s consent shall be completed substantially in accordance with the approved plans and specifications therefor. Promptly following the completion of any Alterations where the preparation of “as-built” plans would be customary for the particular Alterations work performed, Tenant shall deliver to Landlord both a “hard” copy and a copy on CAD diskette of the “as-built” plans (including all working drawings) together with specifications for such Alterations. Promptly following the completion of any Alterations for which any governmental permit, approval or sign-off is required under applicable Laws, Tenant shall deliver to Landlord a copy of signed-off permits, inspection cards or other documentation, if any is available given the nature of the Alterations work performed, evidencing governmental approval of completion of the work. Promptly following the completion of any Alterations requiring Landlord’s consent, Tenant shall cause to be recorded in the Office of the County Recorder of Los Angeles County a Notice of Completion in accordance with Section 3093 of the California Civil Code or any successor statute with respect to the work, and deliver a copy thereof to Landlord. Any supervision by Landlord of such Alterations shall in no event constitute Landlord’s approval of the work so performed, nor shall Landlord be responsible for or have any liability with respect to such supervision or work. Copies of required building permits or authorizations shall be obtained by Tenant at its expense and Tenant shall furnish copies of same to Landlord. The construction of the Tenant Improvements shall be governed by Exhibit C to this Lease and the Tenant Improvements shall not be deemed to constitute Alterations for purposes of this Lease.

(b)                                 Any mechanic’s liens filed against the Premises or against the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at Tenant’s sole cost and expense. All Alterations upon the Premises shall, unless Landlord elects otherwise by written notice to Tenant at the time of Tenant’s installation of such Alterations, become the property of Landlord upon the expiration of the Term or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises, as part thereof, at the expiration of the Term or earlier termination of this Lease. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration of the Term or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, Tenant agrees to pay to Landlord Landlord’s reasonable estimate of the costs of such removal and repair prior to such expiration or termination).

(c)                                  The initial Tenant Improvements made pursuant to this Lease (including, without limitation, any stairwells in the Premises) shall be the sole property of Landlord and shall not be removed by Tenant from the Premises. Notwithstanding the foregoing, all articles of personal property and all business and trade fixtures (which are susceptible of removal without material damage to the Premises and which are not permanently affixed to the Premises), machinery, equipment, furniture and removable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the sole property of Tenant and may be removed by Tenant at any time during the Term of this Lease and shall be removed by Tenant prior to the expiration of the Term or earlier termination of this Lease, provided that Tenant shall at its sole expense repair any damage caused by such removal. In addition, notwithstanding anything to the contrary contained in this Lease, Tenant shall retain the right to all protected marks of Tenant or Tenant’s affiliated entities and Tenant, at Tenant’s cost, shall remove all personal property items bearing such marks prior to the expiration of the Term or earlier termination of this Lease and repair any damage resulting from such removal. If Tenant shall fail to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, either (i) treat such property as being conveyed to Landlord in which case the same shall automatically and without further action be deemed to be the sole property of Landlord, or (ii) remove the same in any manner that Landlord shall choose, and store or dispose of said property without liability to Tenant for loss thereof, and Tenant agrees to pay to Landlord upon demand any and all reasonable expenses incurred in such removal, including court costs, reasonable attorneys’ fees and storage charges on such property for any length of time that the same shall be in Landlord’s possession, provided that Landlord agrees that any personal property items not so removed by Tenant and

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bearing the protected marks of Tenant or any of Tenant’s affiliates shall be treated by Landlord in accordance with the provisions of the foregoing clause (ii) and not the foregoing clause (i). In the alternative, Landlord may, at its option, sell said property, or any of the same, in such manner as Landlord determines to be appropriate in Landlord’s reasonable business judgment, for such prices as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of such property. Tenant waives the benefit of any statutory provisions governing the treatment by a landlord of a tenant’s personal property left in leased premises following the expiration of the lease, in the event Tenant fails to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease, the parties hereby agreeing that the provisions of this Lease constitute the express agreement of the parties with respect thereto and are intended to govern such situation.

11.                               REPAIRS.

(a)                                  From and after delivery of possession of the Premises to Tenant, Tenant shall keep, maintain and preserve the Premises in a first class condition and repair, and shall, as and when needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof (other than elements of the Premises to be maintained and repaired by Landlord pursuant to this Lease) and all personal property, trade fixtures and equipment within the Premises. Subject to the provisions of Section 10(c) above, upon the expiration of the Term or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when received, as improved by the Tenant Improvements, excepting permitted Alterations which Tenant is not required to remove pursuant to Section 10(b) above, reasonable wear and tear, casualty damage governed by Section 18 below, and damage which Landlord is obligated to repair under this Lease.

(b)                                 Landlord shall keep, maintain and preserve in first-class condition and repair, the roof, structure and foundation, integrated Building utility and mechanical systems, parking facilities and other Common Areas and common systems of the Project, the costs of which shall be included in Operating Expenses (except as otherwise provided in this Lease); provided, however, that to the extent such maintenance and/or repair work is (i) attributable to items installed in Tenant’s Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant’s Premises), (ii) attributable to the installation, as a part of the Tenant Improvements, Tenant’s Alterations or Tenant’s trade fixtures, of items which are less than first-class in quality, workmanship or manner of installation, and/or (iii) subject to Section 17(d) below, necessitated by the negligence or wilful misconduct of Tenant or any of the “Tenant Parties” (as hereinafter defined), then Tenant shall pay to Landlord the reasonable cost of such maintenance and/or repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for more than thirty (30) days (or such shorter period as may be reasonably appropriate under the circumstances) after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Subject to the provisions of Section 14(d), 18 and 19 below, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including, without limitation, Sections 1941 and 1942 of the California Civil Code).

12.                               LIENS.   Tenant shall not permit any mechanics’, materialmen’s or other liens to be filed against the Project nor against Tenant’s leasehold interest in the Premises on account of any work performed by or on behalf of Tenant or its employees, agents, invitees or contractors. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not discharged by Tenant (by bonding or otherwise) within thirty (30) days following receipt of written notice thereof from Landlord), Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such liens. Tenant shall pay to Landlord at once, as Additional Rent, upon notice by Landlord, any sums paid by Landlord to remove such liens.

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13.                               ENTRY BY LANDLORD.   Landlord and its employees, agents, representatives, consultants and/or contractors shall have the right from time to time upon reasonable prior notice to Tenant and with no more than reasonable frequency (which, notwithstanding anything to the contrary contained in this Lease respecting the manner of delivery of notices, may be oral or written notice), except that no such prior notice shall be required in the event of an emergency or for scheduled provision of services to the Premises, to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, encumbrancers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or, to the extent reasonably necessary under the circumstances, any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of Rent (subject to the provisions of Section 14(d) below), and may, in order to carry out such purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Except in the event of an emergency, Tenant shall have the right to accompany Landlord during any such entry. Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant’s business from the Premises resulting from any such entry (except in the event of an emergency Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant’s business from the Premises resulting from any such entry only to the extent reasonably practicable under the circumstances). Subject to the provisions of Section 14(d) below and Landlord’s compliance with this Section 13, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises or the Project. Landlord shall at all times have and retain a key with which to unlock all doors to and in the Premises. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to open said doors in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly agreed herein by Landlord.

14.                               UTILITIES AND SERVICES.

(a)                                  (i)                                     Tenant shall be permitted access to the Premises and parking facilities serving the Premises during the Term on a twenty-four (24) hours per day, seven (7) days per week basis.

(ii)                                  The Premises shall be furnished heating, ventilation and air conditioning (“HVAC”), at comfortable temperatures consistent with the operation of Comparable Buildings during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, and (if requested by Tenant by Tenant’s use of the automated, telephone-activated system to be included as a part of such HVAC system) 9:00 a.m. to 1:00 p.m. on Saturday, excluding Holidays (such hours are collectively referred to herein as “Building Hours”). As used herein, “Holidays” shall mean New Year’s Day, Washington’s Birthday (observed), Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and any other national or state holiday customarily recognized by operators of Comparable Buildings. If requested by Tenant by Tenant’s use of the automated, telephone-activated system to be included as a part of such HVAC system, HVAC service shall be provided to all or certain of the HVAC zones within the Premises (as requested pursuant hereto) other than during Building Hours (for a minimum period of two (2) consecutive hours at a time except that such minimum period shall be one (1) hour at a time if immediately following Building Hours when HVAC service is provided), provided that Tenant shall pay to Landlord for each such hour of HVAC service during non-Building Hours, the then prevailing charge by Landlord for such service (which charge is currently $60.00 per hour per zone). Amounts payable by Tenant hereunder shall be paid as additional rent within thirty (30) days following tenant’s receipt of Landlord’s billing therefor. Tenant agrees to reasonably cooperate with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of the Building HVAC system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant further agrees that, unless otherwise approved by Landlord in advance in writing (which approval shall not be unreasonably withheld, conditioned or delayed), neither Tenant nor its servants, employees, agents,

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visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or Project or unreasonably tamper with, touch or otherwise affect said installations or facilities. The reasonable cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s unreasonably tampering with room thermostats, defects in the HVAC system as installed by Tenant, or Tenant’s failure to comply with its obligations under this Section 14, or Tenant’s heat or cold generation in excess of that which is customary for general office use.

(iii)                               The Premises shall be furnished electric power of five (5) watts connected load per square foot of Rentable Area for all electrical power (exclusive of Building standard lighting). Any additional electrical power which Landlord is able to make available to the Premises at Tenant’s request shall be subject to Tenant’s reimbursement of Landlord’s reasonable costs (including, without limitation, reasonable administrative and overhead costs) of providing such additional electrical power (including, without limitation, if applicable, costs of installing facilities sufficient to provide such additional electrical power), which amount shall be paid to Landlord as additional rent within thirty (30) days following Tenant’s receipt of Landlord’s billing therefor. Tenant agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using amounts of such services in excess of the capacity within the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, in the event Tenant operates from the Premises during times other than Building Hours and/or operates equipment requiring electrical usage in excess of that which is customary for the operation of standard general office use equipment, at Landlord’s option, reasonable costs allocable to such non-Building Hours electrical use and/or excess electrical use (as equitably determined by Landlord) shall be reimbursed by Tenant to Landlord, as additional rent, on a monthly or other periodic basis as reasonably determined by Landlord, within thirty (30) days following Landlord’s submission to Tenant of an invoice therefor.

(iv)                              The Premises shall be provided with water for drinking fountain, HVAC and, if applicable, restroom and/or kitchen uses.

(v)                                 Landlord shall cause janitor service to be provided to the Premises after or before Building business hours on a five (5) days per week basis, excluding Holidays, in accordance with the specifications set forth on Exhibit I attached hereto and incorporated herein by this reference. Tenant shall pay to Landlord, as additional rent within thirty (30) days following receipt of invoice therefor from Landlord, the cost of (1) any extra janitorial service required due to the nature of Tenant’s improvements, Alterations, fixtures and/or personal property being other than that which is customary for general office use, and/or (2) the removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office use.

(vi)                              Landlord shall provide certain Project security services, in accordance with the specifications set forth on Exhibit J attached hereto and incorporated herein by this reference. Tenant, at its own cost may provide any additional security services required for Tenant’s Premises.

(vii)                           Landlord shall allow Tenant to utilize up to 400 KVA of the capacity of the existing emergency back-up generator serving the Building, provided (1) that Landlord shall have the right to reasonably approve the manner of Tenant’s hook-up to such emergency back-up generator, which hook-up shall be at Tenant’s sole cost, and (2) that Tenant shall reimburse Landlord for the reasonable costs of Tenant’s use of such generator, within thirty (30) days following Tenant’s receipt of billing therefor from Landlord accompanied by reasonable supporting documentation; provided further, however, that the parties shall reasonably cooperate following Tenant’s commencement of occupancy of the Premises and determination of Tenant’s actual required usage of such emergency back-up generator so as to reduce the amount of capacity which is dedicated for Tenant’s use to such required amount if such required amount is less than 400 KVA.

(viii)                        Landlord shall allow Tenant to utilize the existing four inch (4”) conduit and up to fifty percent (50%) of a second (2nd) existing four inch (4”) conduit, both as currently located in the

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southeast corner of the Parking Structure, as the point of entry for telecom and fiber use serving the Premises, provided that Landlord shall have the right to reasonably approve the manner of Tenant’s connection to such conduit, which connection shall be at Tenant’s sole cost.

(b)                                 In the event that Tenant desires any other service in amounts exceeding the services described herein as reasonably determined by Landlord, Tenant shall pay Landlord the reasonable and actual out of pocket costs of providing such additional services, plus a reasonable administrative fee, as Additional Rent.

(c)                                  Except as provided in Section 14(d) below, Landlord’s failure to furnish any of such utilities and services, whether caused by accident, breakage or repairs, strikes, lockouts or other labor disturbances or labor disputes of any such character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain such utilities or services or otherwise shall not result in any liability to Landlord nor shall Tenant be entitled to any abatement or reduction of Rent, nor shall Landlord be deemed to have evicted Tenant, nor shall Tenant be relieved from the performance of any covenant, obligation or agreement in this Lease because of any such failure. In the event of any stoppage or interruption of services or utilities, Landlord shall use reasonable diligence to attempt to resume such services or utilities.

(d)                                 Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, if Tenant is actually prevented from using all or other than a de minimis portion of the Premises as a result of (i) an interruption in essential utility services to the Premises, or (ii) Landlord’s actions in entering upon the Premises (other than in exercising any remedy or curing any Tenant failure to perform in accordance with this Lease), or (iii) inability to access the Premises due to the occurrence of a Force Majeure Event, and which prevention from use is not cured by Landlord within three (3) consecutive days following Landlord’s receipt of written notice thereof from Tenant stating Tenant’s intent to receive an abatement (the number of days until cure of such prevention from use following Landlord’s receipt of such notice from Tenant are referred to herein as “Prevention Days”) or if Tenant incurs more than an aggregate of ten (10) Prevention Days in any period of twelve (12) consecutive months during the Term, then Monthly Base Rate and Tenant’s obligation for payment of Tenant’s Expenses Excess shall thereafter be equitably abated based upon the portion of the Premises which Tenant is so prevented from using and Tenant’s obligation for payment of parking fees shall also be abated based upon the reduction in use of parking attributable to such prevention from use of all or a portion of the Premises, until and to the extent that Tenant is no longer so prevented from using such portion of the Premises as a result of the applicable item described in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, the provisions of Section 18 below and not the provisions of this subsection (d) shall govern in the event of casualty damage to the Premises or Project and the provisions of Section 19 below and not the provisions of this subsection (d) shall govern in the event of condemnation of all or a part of the Premises or Project.

15.                               INDEMNIFICATION.

(a)                                  Tenant shall be liable for, and agrees, to the maximum extent permissible under applicable Laws, to promptly indemnify, defend and hold harmless Landlord, its affiliated entities and their respective members, partners, officers, directors, employees, agents, successors and assigns (collectively, the “Landlord Indemnified Parties”), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Indemnified Claims”), to the extent arising or resulting from (i) any negligence or wilful misconduct of Tenant, its subtenants and/or assignees and their respective agents, employees, representatives, licensees, contractors and/or invitees (collectively, the “Tenant Parties”); and/or (ii) the use of the Premises and Common Areas or conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, or done or permitted by Tenant or any Tenant Parties in or about the Building or elsewhere within the Project. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant’s sole cost and expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

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Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 15(a), (1) Tenant shall not be required to indemnify, defend and/or hold harmless Landlord for matters to the extent the same (x) arise out of the negligence or wilful misconduct of Landlord or Landlord’s employees, agents or contractors and (y) are not covered by the insurance maintained by Tenant (or would not have been so covered had Tenant maintained the insurance required to be maintained by Tenant under this Lease), and (2) in no event shall Tenant be liable under this Section 15(a) for special, indirect or consequential damages including, but not limited to, claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease except to the extent awarded to third parties and not Landlord or any of Landlord’s employees, agents or contractors.

(b)                                 Landlord shall indemnify, defend and hold harmless Tenant, its affiliated entities and their respective members, partners, officers, directors, employees, agents, successors and assigns (collectively, the “Tenant Indemnified Parties”), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Indemnified Claims”), to the extent (i) arising from occurrences in the Common Areas not resulting from the negligence or wilful misconduct of Tenant or any of the Tenant Parties, and/or (ii) arising out of the negligence or wilful misconduct of Landlord or Landlord’s employees, agents or contractors. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 15(b), (1) Landlord shall not be required to indemnify, defend and/or hold harmless Tenant for matters to the extent the same (x) arise out of the negligence or wilful misconduct of Tenant or the Tenant Parties, and (y) are not covered by the insurance maintained by Landlord (or would not have been so covered had Landlord maintained the insurance required to be maintained by Landlord under this Lease), (2) and in no event shall Landlord be liable hereunder for special, indirect or consequential damages including, but not limited to, claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease except to the extent awarded to third parties and not Tenant or any of the Tenant Parties. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, agrees to promptly defend the same at Landlord’s sole cost and expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)                                  The obligations of the parties pursuant to this Section 15 shall be subject to the provisions of Section 17(d) below. Further, the provisions of this Section 15 shall survive the expiration of the Term or sooner termination of this Lease.

16.                               DAMAGE TO TENANT’S PROPERTY AND WAIVER.   Notwithstanding anything contained in this Lease to the contrary, subject to the provisions of Section 14(d), Landlord or its agents and employees shall not be liable for (a) loss or damage to any property by theft or otherwise, or (b) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other cause whatsoever, except to the extent (i) resulting from the negligence or wilful misconduct of Landlord or its contractors, agents, servants or employees or breach of this Lease by Landlord and (ii) not covered by the insurance maintained by Tenant (or which would not have been so covered if Tenant had maintained the insurance required to be maintained by Tenant pursuant to this Lease). Landlord or its agents shall not be liable for interference with light or other similar intangible property interests. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, and of defects discovered by Tenant therein or in the fixtures or equipment located therein.

17.                               INSURANCE.

(a)                                  Tenant shall, during the Term hereof, at its sole cost and expense, keep in full force and effect the following insurance:

(i)                                     All Risk insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage) upon all of

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Tenant’s personal property, trade fixtures, furniture and equipment in the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost thereof, subject to commercially reasonable deductible amounts.

(ii)                                  Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage, automobile, Premises operations hazard, contractual liability (covering the indemnity contained in Section 15), and products and completed operations liability, with a combined single limit of not less than Three Million Dollars ($3,000,000.00). Such insurance shall name Tenant as named insured thereunder and shall name Landlord and such of Landlord’s Lienholders and ground lessors as are designated by Landlord, each as additional insureds thereunder, all as their respective interests may appear, shall contain a cross liability endorsement, and shall be primary and non-contributing with respect to any insurance maintained by Landlord. Such liability insurance shall insure Tenant and each additional insured for (1) the actions of Tenant and/or any of Tenant’s employees, agents, representatives, contractors and/or invitees, (2) Alterations to, and occurrences in, the Premises, and (3) the use or operation of the Premises. Landlord shall have the right, from time to time, upon not less than thirty (30) days prior written notice to Tenant, to require an increase in such liability insurance limit if consistent with then standard industry practices for prudent risk management by a tenant of comparably-sized premises within Comparable Buildings.

(iii)                               Workers’ Compensation and Employer’s Liability Insurance in form and amounts as required by applicable law.

(iv)                              Any other form or forms of insurance as Landlord and Landlord’s Lienholders may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself given the economic feasibility of such insurance and consistent with then industry standards for prudent risk management by tenants of comparably-sized premises in Comparable Buildings.

The minimum limits of insurance set forth in this Section 17(a) are not intended to limit the liability of Tenant under this Lease. Notwithstanding any provision of this Lease to the contrary, the obligations of Tenant to provide increased or new insurance under Sections 17(a)(ii) and (iv) above, shall be limited to the extent the same is then customarily provided by comparable tenants of comparably sized premises and having a comparable use in Comparable Buildings and is then reasonably available on a commercially reasonable basis at a reasonable cost. All policies of insurance maintained by Tenant under this Section 17(a) shall be taken out with insurance companies holding a General Policyholders Rating of “A-” and a Financial Rating of “VIII” or better, as set forth in the most current issue of Best’s Insurance Reports. As soon as practicable after the placing of the required insurance, but prior to the date Tenant takes possession of all or part of the Premises, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage required hereunder. No such policy shall be cancelable or reducible in coverage except after at least thirty (30) days prior written notice to Landlord if such a time frame for notice of a reduction or cancellation is afforded by the applicable carrier. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with certificates of renewals or binders thereof; provided that if Tenant fails to furnish the same, Landlord may, following fifteen (15) days’ notice to Tenant (unless such failure is cured within such fifteen (15) day period), order such insurance and charge the reasonable cost thereof to Tenant. If Landlord properly obtains any insurance that is the responsibility of Tenant under this Section 17(a), Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount to Landlord, as additional rent. Tenant may satisfy its insurance obligations under this Lease by blanket, umbrella and/or, as to liability coverage in excess of One Million Dollars ($1,000,000.00), excess liability coverage, so long as the coverage afforded under the applicable policy is not reduced or diminished as a result thereof.

(b)                                 During the Term, Landlord shall carry the following insurance:

(i)                                     All Risk insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage, and also covering such other risks as Landlord or Landlord’s lender may require) upon

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the Project (but excluding any property which Tenant is obligated to insure under Sections 17(a) above) in an amount not less than the full replacement cost thereof (excluding footings, foundations and excavation and commercially reasonable deductible amounts), and including commercially reasonable rental loss coverage for losses covered by such insurance policy. Such insurance policy shall include coverage of the Tenant Improvements (as modified from time to time by Tenant’s Alterations) and the parties shall reasonably cooperate to allow for proper valuation thereof for insurance purposes. Such insurance policy or policies shall name Landlord as a named insured. The deductible under the All Risk policy shall not exceed such amount as Landlord determines to be appropriate given reasonable and prudent risk management practices.

(ii)                                  Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage, automobile, Premises operations hazard, contractual liability (covering the indemnity contained in Section 15), and products and completed operations liability, with a combined single limit of not less than Three Million Dollars ($3,000,000.00).

Landlord may satisfy its insurance obligations under this Lease by blanket, umbrella and/or, as to liability coverage in excess of One Million Dollars ($1,000,000.00), excess liability coverage, so long as the coverage afforded under the applicable policy is not reduced or diminished as a result thereof.

(c)                                  Other than as customary for general office use or to the extent permitted by this Lease, Tenant will not keep or use, sell or offer for sale, in or upon the Premises any article which may be prohibited by any insurance policy then in force covering the Building or the Project. If Tenant’s occupancy or business in or upon the Premises, whether or not Landlord has consented to the same, includes such extraordinary activities for a first-class office building that the same results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project, Tenant shall pay as Additional Rent any such increase in premiums within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of a change in Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Project showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

(d)                                 All policies of property damage insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without unreasonable cost. To the extent such a waiver of subrogation is so obtainable, neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against or required to be insured against under any insurance policy required by this Lease. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to risks covered by or required to be covered by such policies of property damage insurance containing such a waiver of subrogation clause or endorsement to the extent insurance proceeds cover the injury or loss.

18.                               DAMAGE OR DESTRUCTION.

(a)                                  If the Premises shall be destroyed by fire or other casualty so as to render all or a portion of the Premises untenantable, then, for so long as Tenant is actually not occupying all or a portion of the Premises as a result of such prevention from use, Tenant shall be entitled to an abatement of Tenant’s obligation for payment of (i) Monthly Base Rent and Tenant’s Expenses Excess, on a proportionate basis to the extent that Tenant’s use of the Premises is so effectively prevented, and (ii) monthly parking fees, to the extent of the reduction in use of parking attributable to such inability to use all or a portion of the Premises; which abatement shall commence as of the date of the casualty and continue during the period of such repair or reconstruction, until such time as Tenant is no longer so effectively prevented from using the Premises. For all purposes of this Section 18, casualty damage shall be deemed to include, without limitation, any damage or destruction resulting from the occurrence of any Force Majeure Event.

(b)                                 Except where Landlord or Tenant elects to terminate this Lease as hereinafter provided, Landlord shall use reasonable diligence to

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repair any casualty to the Premises, Building or Common Areas to the extent of available insurance proceeds (plus any deductible amounts included in Operating Expenses pursuant to Section 6(a) above) plus any funds delivered by Tenant to Landlord for purposes of performing such repairs (as hereinafter provided), subject to delays and adjustment of insurance proceeds (provided that Tenant shall be responsible for the repair of Tenant’s furniture, fixtures, equipment and personal property). In the event of the total destruction of the Premises or Project, or in the event of the partial destruction of the Premises or Project which is the result of an event not required to be covered and actually not covered by the insurance to be maintained by Landlord pursuant to this Lease, or requiring repair for which Landlord is unable (despite the exercise of commercially reasonable efforts) to obtain necessary governmental permits or approvals without being subject to unreasonable expense or condition, then Landlord shall have the right to elect to terminate this Lease by written notice to Tenant delivered within ninety (90) days following the occurrence of the casualty, provided that Tenant may elect to nullify such termination by agreeing that Landlord shall have no obligation for the repair of such damage in written notice delivered to Landlord not later than ten (10) days following Tenant’s receipt of such termination notice. The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord, shall belong to and be paid to Landlord. Subject to Section 22 below, Tenant shall not be entitled to any compensation or damages from Landlord or Landlord’s insurance provider for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance by such damage, repair, reconstruction or restoration.

(c)                                  In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately notify Landlord thereof.

(d)                                 Notwithstanding anything to the contrary contained herein, if the Premises is wholly or partially damaged or destroyed within the final eighteen (18) months of the then remaining Term of this Lease (as the same may theretofore have been extended pursuant to this Lease), and if as a result of such damage or destruction Tenant is, or reasonably will be, denied access to or use of other than a de minimis portion of the Premises for the conduct of its business operations for a period of sixty (60) consecutive days (or such shorter period as is then remaining in the Term), Landlord or Tenant may, at its option, by giving the other notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease as to the affected portion of the Premises (provided that if operation for business by Tenant as to the unaffected portions of the Premises is not reasonably possible, then such termination may be made as to the entire Premises).

(e)                                  Notwithstanding anything to the contrary contained in this Lease, in the event of material casualty damage to the Premises or portion of the Project Common Areas reasonably required for operation of Tenant’s business from the Premises (and where alternative Common Areas are not available) not resulting in termination of this Lease, Landlord shall deliver written notice to Tenant within ninety (90) days following such casualty damage or occurrence setting forth Landlord’s good faith estimate of the time required for substantial completion of repair and/or restoration of the Premises or such Common Areas, and if such estimated time exceeds one (1) year from the occurrence of the casualty, Tenant may elect to terminate this Lease by written notice to Landlord within fifteen (15) days following Tenant’s receipt of such notice. In addition, in the event such repair and/or restoration of the Premises or such portions of the Project Common Areas is not actually substantially completed within one (1) year period from the occurrence of the casualty (or such longer time period as may have been estimated in such notice to Tenant), Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided that if such repair and/or restoration is substantially completed within such thirty (30) day period, such election to terminate shall be nullified and this Lease shall continue in full force and effect.

(f)                                    Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code) or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

(g)                                 In the event of casualty damage to the Premises not resulting in termination of this Lease and requiring Tenant to temporarily

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vacate all or portion of the Premises pursuant hereto, Landlord shall Endeavor in good faith to reach agreement with Tenant (on terms and Conditions mutually acceptable to both parties) for the interim lease by Tenant of alternate space within the Project (if available) prior to making such available alternate space available for interim lease by other Building tenants, provided that Landlord shall not be required to forego the opportunity to lease any such available space to a third party for a longer term in order to make such space available for interim lease by Tenant pursuant hereto.

19.  EMINENT DOMAIN.

(a)  If any material portion of the Project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking to such an extent as to render untenantable the entirety of the Promises or such a material Premises that Tenant’s operation from the reminder of the Premises is not reasonably practicable as reasonably determined by Tenant. Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said Authority by written notice to Landlord by the effective date of such taking.  Tenant shall not assert any claim against Landlord or the taking Authority for any compensation because of such taking other than a clam for any separate award attributable to the value of any personal property or trade fixtures of Tenant which are taken, costs of Tenant’s relocation and unamortized costs of Tenant’s Improvements to the extent costing in excess of $45.00 per square foot of Rentable Area in the Premises and Tenant hereby assigns to Landlord all of Tenant’s interest in and Landlord shall be entitled to receive the entire amount of any other award without deduction for any estate or interest of Tenant (including, without limitation, any award attributable to the value of the remaining Term of this Lease).  If Tenant does not so elect to terminate Landlord shall, to the extent of proceeds received commence to restore the Premises to substantially their some condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the Monthly Base Rent and Tenant’s obligation for payment of Tenant’s expenses excess corresponding to the time during which, and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration.  Nothing contained in this Section 19(a) shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Tenant’s personal property and trade fixtures or for Tenant’s costs of relocation.

(b)  In the event of a taking of the Premises or any part thereof for temporary use, (1) this Lease shall be remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration of the Term or earlier termination of this Lease Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 10(c) with respect to surrender of the Premises and upon such payment shall be excused from such obligations.  For purposes of this Section 19(b) a temporary taking shall be defined as a taking for a period of twelve (12) months or less.

(c)  Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Section1265.130 of the California Cod of Civil Procedure) or court decisions which provide a party to a leased property is condemned or taken and agree that such event shall be exclusively governed by the terms of this Lease.

(d)  In the event of the taking or condemnation of a part of the Premises not resulting in termination of this Lease and requiring Tenant to temporarily vacate all portions of the Premises pursuant hereto, Landlord shall endeavor in good faith to reach agreement with Tenant (on terms and conditions mutually acceptable to both parties) for the interim lease by Tenant of alternate space within the Project (if available) prior to making such available alternate pace available for interim lease by other Building tenants, provided that Landlord shall not be required to forego the opportunity to lease any such available space to a third party for a longer term in order to make such space available for interim lease by Tenant pursuant hereto.

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20.  ASSIGNMENT AND SUBLETTING.

(a)  Tenant shall not voluntarily assign its interest in this Lease (an “assignment”) or sublease or permit occupancy by third parties of all any part of the Promises (a “sublease”) without first obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not under any circumstances mortgage pledge or otherwise transfer or encumber this Lease or the Premises (except for an assignment or sublease pursuant to this Section 20).  Any assignment or sublease without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a default hereunder.  For purposes hereof in the event Tenant is a partnership a withdrawal or change of the partners owning more than a twenty–five percent (25%) interest in the partnership in one or more transfers or the transfer by the controlling shareholder or member of so much of its stock or membership interest that it is no longer the controlling shareholder or member shall constitute a voluntary assignment and shall be subject to the provisions of this Section 20 provided however that the provisions of this sentence shall not apply if Tenant is a public exchange.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right without Landlord’s prior consent and without being subject to Section 20 (e)  below but upon not less than fifteen (15) days prior written notice to Landlord to assign this Lease or sublet the Premises to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Tenant, or (ii) resulting form a merger or consolidation with Tenant or acquiring all of the assets and/or stock of Tenant; provided that any such entity shall assume the obligations and liabilities of Tenant under this lease (any such assignment or subletting permitted without the prior consent of Landlord is referred to in this Lease as a “Permitted Transfer” and any such assignee or subtenant under a Permitted Transfer is referred to in this Lease as a “Permitted Transferee”) and no such assignment or sublease shall in any manner release Tenant from its primary liability under this Lease.

(b)  No consent to an assignment or sublease shall constitute a further waiver of the provisions of this Section 20.  Tenant shall notify Landlord in writing of Tenant’s intent to assign or sublease this Lease, the name of the proposed assignee or subtenant, information concerning the financial responsibility of the proposed assignee or subtenant and the economic and other material terms of the proposed assignment or subletting, and Landlord shall within thirty (30) days of receipt of such written notice, and the financial responsibility information and such other information as may be reasonably requested for Landlord’s consent and submission of the information set forth above) elect one of the following : (i) consent to such proposed assignment or sublease; or (ii) refuse such consent, which refusal shall be on reasonable grounds.

(c)  Landlord and Tenant agree, by way of example and not in limitation as to other reasonable grounds for withholding consent and without in any manner limiting Landlord’s rights in the event of a proposed assignment or sublease.  that it shall be reasonable under this Lease and under any applicable law for landlord to withhold its consent to a proposed assignment or subletting should Landlord determine that any of the following apply: (i) the proposed transferee’s use of the Premises is inconsistent with the Permitted Use set forth in Section I (j) of this Lease; (ii) the proposed transferee is a character or reputation which is not consistent with the quality of the Building or Project; (iii) the proposed assignee or in the case of a sublease of more than fifty thousand (50,000) square feet of Rentable Area subtenant does not in Landlord’s reasonable judgment have sufficient financial strength to assure performance of the obligations to be performed pursuant to such assignment or subletting; (iv) the space to be subleased is not regular in shape with appropriate means of ingress and aggress suitable for normal leasing purposes; (v) the proposed transferee is a governmental agency or instrumentality thereof (including without limitation any foreign consulate); (vi) the proposed transferee is a person or entity (or an affiliate thereof) currently leasing or occupying space within the Project and alternate space is available within the Project for lease to such proposed transferee; (vii) during the initial eighteen (18) months of the Term, the proposed transferee is a person or entity with whom Landlord is then negotiating for the lease or occupancy of space within the Project and alternate space is available within the Project for lease to such proposed transferee; (viii) Tenant is in default under this Lease (after

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receipt of notice and the expiration of any applicable period for cure thereof under this Lease) at the time Tenant requests consent to the proposed assignment or sublease; or (ix) the proposed assignment or sublease is likely to result in more than a reasonable and safe number of occupants per floor within the space proposed to be assigned or sublet or is likely to result in insufficient visitor parking for the Building.

(d)  Any assignee of Tenant’s interest in this Lease (whether or not under and assignment requiring Landlord’s consent) hereby agrees that (and at Landlord’s option, if Landlord’s consent is required for such assignment that Landlord receive an instrument executed by such assignee and expressly enforceable by Landlord agreeing that) such assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations Tenant hereunder.  Any subtenant of all or any portion of the Premises (whether or not under a subletting requiring Landlord’s consent) hereby agrees that (and at Landlord’s option if Landlord’s consent is required for such sublease pursuant to this Lease, it shall be a condition to such sublease that Landlord receive an instrument executed by such subtenant agreeing that) such sublease is subject and subordinate to this Lease and to all mortgages or deeds of trust; that Landlord my enforce the provisions of the sublease including (following the occurrence of any default by Tenant under this Lease which is not cured within any applicable period for cure pursuant to Section 21 below) collection of rent; that in the event of voluntary surrender by Tenant, or in the event of any re-entry or repossession of the Premises by Landlord may, at its option either (i) terminate this sublease or (ii) take over all of the right title and interest of Tenant as sub landlord under such sublease in which case such subtenant will attorn to Landlord but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease (2) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent or by any previous prepayment by subtenant of more than one month’s rent.

(e)  In connection with Landlord’s grant of consent to an assignment or sublease as required under the provisions of this Section 20, Tenant shall pay Landlord’s reasonable attorneys’ fees and processing costs incurred in giving such consent.  In the event of any assignment or sublease (other than a Permitted Transfer) Landlord shall receive as additional rent hereunder twenty-five percent (25%) of Tenant’s “Excess Consideration” derived from such assignment or sublease.  If Tenant shall elect to assign or sublet, Tenant shall use reasonable and good faith efforts to secure consideration form any such assignee or subtenant which would be generally equivalent to then-current market rent, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced.  In the event of sublease “Excess Consideration” shall mean all rent additional and other consideration actually received by Tenant from such subtenant and /or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent additional rent or other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the sum of Tenant’s reasonable attorney’s fees the cost of any alterations or improvement made for the benefit of such subtenant or any free rent period granted to such subtenant.  In the event of an assignment “Excess Consideration” shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets fixtures inventory equipment or furniture transferred by Tenant to assignee in connection with such assignment less the sum of Tenant’s reasonable out-of pocket costs incurred in connection with such assignment for brokerage commissions, reasonable attorneys’ fees, the cost of any alterations or improvements made for the benefit of such assignee and/or any free rent period granted to such assignee.  If part of the Excess Consideration shall be payable by the assignee or subtenant other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

(f)  Notwithstanding any permitted assignment or subletting (whether or not the same requires Landlord’s consent pursuant to this Section) Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms and conditions of this

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Lease.  Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sub lessee from any obligation under this Lease whether or not accrued and Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations of Tenant under the terms and conditions of this Lease.

21.  DEFAULT BY TENANT.

(a)  The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i)  The failure by Tenant to make payment of Rent as and when due where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant provided however, that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure $1161 or any similar successor statute

(ii)  The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant other than as specified in Section 21(a) (i) where such failure shall continue for a period of thirty days after written notice thereof form Landlord provided however that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure $1161 or any similar successor statute; provided further that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure then Tenant shall not be deemed to be in default if Tenant shall promptly commence such cure within such thirty (30) day period and thereafter continuously and diligently prosecute such cure to completion.

(iii)  The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition field against Tenant the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where possession is not restored to Tenant within sixty (60) days; or if this Lease where such seizure is not discharged within sixty (60) days; or if this Lease shall by operation of law or otherwise pass to any person or persons other than Tenant.

(b)  In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder.  In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the determine proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result there from for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant, the unamortized value of any free rent, reduced rent, free parking reduced rate parking and any Tenant Improvement allowance or other costs or economic concessions provided paid granted or incurred by Landlord pursuant to this Lease (which unamortized value shall be determined by taking the total value of such concessions and multiplying such value by a fraction the numerator of which is the number of months of the Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term) plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the forgoing as may be permitted form time to time by applicable law.

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As used in Section 21 (b) (i) and (ii) above the “worth at the time of award” is computed by allowing interest at the interest Rate.  As used in Section 21 (b) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)  In the event of any such default by Tenant, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may from time to time, without terminating this Lease enforce all of its rights and remedies under this Lease including the right recover all rent as it becomes due.  In connection with the exercise of such remedy, any property of Tenant may be (i) removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or (ii) disposed of in personal property items not so removed by Tenant and bearing the protected marks of Tenant or any of Tenant’s affiliates shall be treated by Landlord in accordance with the provisions of the forgoing clause (i) and not the foregoing clause (ii) No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 (c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d)  If Landlord does not elect to terminate this Lease as provided above, Landlord may either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its reasonable discretion may deem advisable with the right to re-enter the Premises to make alterations and repairs to the Premises to enable Landlord to take whatever other actions may be necessary to relet protect or preserve the Premises.  In the event that Landlord shall elect to so relet then Rent received by Landlord from such reletting shall be applied: first to the payment of any costs incurred in connection with any reletting (including without limitation reasonable costs of brokerage commissions attorneys fees, improvement and/or moving allowances and alterations and/or repairs to the Promises); second, to the payment of any indebtedness other than Monthly Base Rent due hereunder from Tenant to Landlord; third, to the payment of Monthly Base Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder.  Should that portion of such Rent received form such reletting during any month, which is applied to the payment of Rent hereunder be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any reasonable costs and expenses incurred by Landlord in such reletting, including but not limited to brokerage commissions, or in making such alterations and repairs not covered by the Rent Received from such reletting.

 (e)  Tenant hereby waives, for itself and all persons claiming by and under Tenant all rights and privilege which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected form the Premises.

(f)  If Tenant fails to perform any covenant or condition to be performed by Tenant Landlord shall have the right (but not the obligation) to perform such covenant or condition (i) immediately in the event of an emergency situation of imminent risk of personal injury or material property damage, or (ii) prior to cure and following a second (2nd) written notice to Tenant informing Tenant of Landlord’s intention to exercise its rights under this Section 21 (f)  after Tenant’s failure to cure such failure to perform within the period provided for cure after Tenant’s receipt of written notice form Landlord pursuant to Section 21 (a) (ii)  above.  All reasonable costs incurred by Landlord by Tenant together with interest at the interest Rate computed form the due date.  Any performance by Landlord of Tenant’s obligations shall not waive or cure such default.  All reasonable costs and expenses incurred by Landlord including reasonable attorney’s fees (whether or not legal proceedings are instituted) in collecting Rent or enforcing the obligations of Tenant under Lease shall be paid by Tenant to Landlord upon demand.

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(g)  All rights options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative and no one of them shall be exclusive of the other and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

22.  DEFAULT BY LANDLORD.

(a)  Unless a shorter time period is herein specified Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord had failed to perform such obligation; provided however that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter continuously and diligently prosecutes the same to completion.

(b)  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail any Lien holder of writing (which writing shall include a request that such party be copied on any default notices); and shall offer such Lien holder a reasonable opportunity to cure the default including time to obtain possession of the Premises by power of sale or a judicial foreclosure or in the event of a ground lessor by appropriate judicial foreclosure or in the event of ground lessor by appropriate judicial action if such should prove necessary to effect a cure; provided that the provisions of this Section 22 (b)  shall not limit Tenant ‘s right to seek an award for damages against Landlord for Landlord’s default under this Lease which is not cured within the applicable terminate this Lease as result of such an uncured default until the expiration of the applicable notice and cure period provided under this Section 22 (b).

23.  SUBORDINATION.  This Lease shall be subject and subordinate at all times to (a) all ground leases which may now exist or hereafter be executed affecting the Building, the Project or the land upon which the Building and Project are situated or both and any and all amendments, renewals, modifications, supplements and extensions thereof; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed and any and all advances made thereunder and interest thereon and all modifications, renewals supplements consolidations and replacements thereof.  Notwithstanding the forgoing Tenant acknowledge that Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or any such liens to this Lease.  In the event that any ground lease terminates for any reasons or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason,  Tenant shall, notwithstanding any subordination attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest.  Tenant shall execute and deliver, upon reasonable prior notice form Landlord any additional documents in such commercially reasonable form as is reasonably designated by Landlord evidencing the priority or subordination of this Lease with respect to any such ground leases or the lien of any such mortgage or deed of trust.  Landlord shall use commercially reasonable efforts to obtain from any Lien holder to whose mortgage, deed of trust or ground lease this Lease is hereafter subordinated an agreement of non-disturbance on such Lien holder’s commercially reasonable form for the benefit of Tenant (the “Future SNDA”) and notwithstanding anything to the contrary contained in the forgoing it shall be a condition to Tenant’s obligation to subordinate or attorn to any Lien holder to whose mortgage, deed of trust or ground lease this Lease is hereafter subordinated, that Landlord obtain such Future SNDA from such Lien holder.  In addition, Landlord shall use reasonable efforts and diligence to obtain a subordination non-disturbance and attornment agreement for the benefit of Tenant form the existing Lien holder for the Project within thirty (30) days following the execution of this Lease, using such Lienholder’s commercially reasonable form.  For purposes of this Lease, a “Lien holder” shall mean any mortgagee under a mortgage beneficiary under a deed of trust or lessor under a master lease or ground lease encumbering all or a portion of the Project.

24.  ESTOPPEL CERTIFICATE.

(a)  Within fifteen (15) days following any written request which landlord may make from time to time, Tenant shall execute and deliver

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to Landlord a statement in a form reasonably satisfactory to Landlord certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and I n full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect as modified and stating the date and nature of such modifications); (iii) the date to which the Monthly Base Rent and other sums payable under this Lease have been paid; (iv) that to Tenant’s knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement and (v) such other matters reasonably requested by Landlord.  Any statement delivered pursuant to this Section 24 may be relied upon by any existing or prospective mortgagee, beneficiary, encumbrance, transferee or purchaser of the interest of Landlord in the Project Promises or this Lease (without Knowledge to the contrary).

(b)  Unless Landlord has knowledge to the contrary if Tenant fails to deliver such statement within such fifteen (15) day period and such failure remains uncured for a period of three (3) business days following Tenant’s receipt of a second written notice from Landlord, then such failure shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) monthly installment of Monthly Base Rent has been paid in advance.

25.  DEFINITION OF LANDLORD.  The Term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Project.  In the event of any transfer or assignment of such title or leasehold interest and the assumption in writing of Landlord’s remaining obligations under this Lease by the transferee or assignee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

26.  PARKING.

(a)  During the Term, Tenant shall be entitled to the number of parking passes indicated in Section 1 (k), subject to payment of the then applicable monthly parking fee as established in accordance herewith; provided that Tenant agrees that in any event, throughout the Term of this Lease, Tenant shall be required to obtain and pay for not less than three (3) unreserved parking passes per each one thousand (1,000) square feet of Rentable Area within the Premises (rounded to the nearest whole number of parking passes to the extent rentable Area of the Premises is not evenly divisible by one thousand (1,000).  Each parking pass shall entitle the holder thereof to one unreserved parking space within those portions of the Common Areas as may be provided by Landlord from time to time for the purpose of parking motor vehicles for the Premises, provided that such Common Area parking shall be unreserved and may be provided by tandem or stacked parking (which may be for two (2) or three (3) cars), provided that a reasonably sufficient number of attendants (based upon the volume of such tandem or stacked parking) are available as reasonably necessary to coordinate such parking.  Subject to Section 26 (d) below, monthly parking fees per parking pass for unreserved parking shall be Eighty Dollars ($80.00) per month per pass plus all applicable taxes and/or assessments from Commencement Date through and including the expiration of the sixtieth (60th) month of the Term, ninety Dollars ($90.00) per month per pass plus all applicable taxes and/or assessments from the commencement of the sixty-first (61st) month of the Term through and including the expiration of the one hundred twentieth (120th) month of the Term, One Hundred Dollars ($100.00) per month per pass plus all applicable taxes and/or assessments from the commencement of the one hundred twenty-first (121st) month of the Term through and including the expiration of the one hundred forty-fourth (144th) month of the Term, and One Hundred Ten Dollars ($110.00) per month per pass plus all applicable taxes and/or assessments from the commencement of the one hundred forty-fifth (145th) month of the Term through and including the expiration of the two hundred fourth (204th) month of the Term.  Monthly parking fees per parking pass for unreserved parking during the Extended Term(s) shall be at Landlord’s then prevailing rates therefore (as adjusted by Landlord from time

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to time).  Notwithstanding anything to the contrary contained herein, Tenant shall at all times be entitled to convert a portion of its monthly parking allotment from passes for unreserved parking spaces to passes for reserved parking spaces within the Project Common Areas (which spaces shall be included as a part of the total parking allotment which Landlord is required to provide to Tenant pursuant hereto), subject to tenant’s payment of a monthly parking fee for each such reserved parking space pass, which fee shall equal two hundred percent (200%) of the then applicable unreserved parking pass rate, plus all applicable taxes and/or assessments, provided that in no event shall the total of Tenant’s reserved parking passes at any time exceed ten percent (10%) of the total parking allotment which Landlord is required to provide to Tenant pursuant to this Lease.  Tenant may convert from reserved to unreserved parking passes and vice-versa from time to time during the term upon not less than thirty (30) days prior written notice, provided that no more than an aggregate of ten percent (10%) of Tenant’s monthly parking allotment may be converted from passes for unreserved spaces to passes for reserved parking spaces.  The location of such reserved parking spaces shall be designated by Landlord (and to the extent practicable, shall be within the westerly portion of the Parking Structure), and shall be subject to tenant’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), so that the initial thirty (30) such reserved parking spaces are evenly distributed between the two (2) highest levels of the Project parking garage and all additional reserved parking spaces beyond such initial thirty (30) reserved parking spaces shall be located on the third level of the Project parking garage.  Landlord shall cause each reserved parking space to be designated as “reserved”.  If Tenant desires any additional signage identifying such reserved parking spaces, such signage shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), as to design and manner of installation and shall be installed by Landlord at Tenant’s sole but reasonable cost.  Monthly parking fees shall be payable monthly in advance prior to the first day of each calendar month.  Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces preferred and/or reserved, if it determines in its reasonable discretion that it is necessary for orderly and efficient parking.  Visitor parking rates shall be at posted rates.  Tenant shall be entitled to purchase validations for visitor parking charges at the prevailing rated for the purchase of such validations as established by Landlord from time to time for Building tenants.  At Landlord’s option, visitor parking shall be monitored by a parking attendant.  Tenant shall not use any spaces which have been assigned for uses such as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses.  Tenant hereby agrees to comply with all Laws relating to parking for Tenant’s employees including without limitation, the payment of all parking charges and costs for all of its employees, visitors and invitees, whether by validation or otherwise.

(b)  It is understood that, subject to the provisions of Section 26(a) above, a system of charges for parking (including the parking spaces to which Tenant is entitled pursuant to Section 1(k)) and rules and regulations with respect to parking may be established and amended by Landlord, in Landlord’s reasonable discretion, from time to time.  The use by Tenant and its employees, visitors and invitees of the parking facilities of the Project shall be on the terms and conditions set forth herein as well as in the established parking rules and regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Projects of any of the established parking rules and regulations, but Landlord shall use reasonable diligence to enforce such rules and regulations.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein and in the established parking rules and regulations, then Landlord shall have the right, with reasonable notice given the applicable circumstance, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord and/or to rescind the parking rights of the offender.

(c)  Parking areas shall all be located on-Site and may be leased by, added to, substituted for, enlarged or established by Landlord for parking and any such addition to, or substitution for, a then parking area or any new parking area so established by Landlord for the purpose of use under this Section 26© shall during the time of their respective use under the provisions of this Section 26 be considered as part of the parking area and

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shall be subject to all of the provisions of this Section 26, but Landlord shall not relocate Tenant’s reserved parking spaces without prior written consent of Tenant (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)  Notwithstanding anything to the contrary contained herein, Tenant’s obligation for payment of Tenant’s monthly parking fees for parking passes up to the number of parking passes indicated in Section 1(k) above (including, without limitation, any parking passes for reserved parking obtained by converting unreserved parking passes as provided for under Section 26 (a) shall be abated during the initial twenty-four (24) months of the Term.  The amount of monthly parking fees which Tenant is not obligated to pay during the initial twenty-four (24) months of the Lease Term pursuant to the terms of the immediately preceding sentence is referred to herein as “Abated Parking Fee Amount”.  Upon notice to tenant delivered by not later than the September 30 which is at least three (3) months prior to the start of the calendar year(s) as to which any Abated Parking Fee Amount purchased pursuant hereto would otherwise commence, Landlord shall have the right to purchase all or any part of the Abated Parking Fee Amount at any time prior to the expiration of the twenty-fourth (24th) month of the Lease Term, by paying to Tenant an amount equal to the “Abated parking Fee Purchase Price” (as hereinafter defined).  As used herein, the “Abated Parking Fee Purchase Price” shall mean the present value of the Abated Parking Fee Amount allocable to such of the unexpired portion of the initial twenty-four (24) months of the Lease Term as Landlord desires to purchase pursuant hereto, as of the date of payment of the Abated Parking Fee Purchase Price by Landlord.  Such present value shall be calculated (x) by suing such portion of the Abated Parking Fee Amount attributable to each remaining month during the initial twenty-four (24) months of the Lease Term as Landlord desires to purchase pursuant hereto, as the amounts to be discounted, and (y) by suing discount rates for each amount to be discounted equal to eight percent (8%) per annum.  Upon such payment of the Abated Parking Fee Purchase Price, the provisions of this Section 26 (d) shall be of no further force or effect as to the portion of the Abated Parking Fee Amount so purchased (which may be all of the Abated Parking Fee Amount if fully purchased pursuant hereto) and Tenant shall not be entitled to any further Abated Parking Fee Amount as to the portion of the Abated Parking Fee Amount so purchased.

27.  SIGNAGE.

(a)  Subject in all events to applicable Laws and any other restrictions of record or to which the Project is subject, Tenant shall be entitled to (i) Building standard identification of Tenant and its employees upon the common Building lobby directory board sign, at Tenant’s sole cost and expense, provided that Tenant shall not be entitled to use of more than one (1) line upon such directory board sign per each two thousand (2,000) square feet of Rentable area within the Premises (rounded to the nearest whole number to the extent the Rentable Area of the Premises is not evenly divisible by two thousands (2,000); (ii) Building standard identification of Tenant by name upon the main entrance door to the Premises, to be installed at Tenant’s sole cost and expense; and (iii) additional signage in accordance with Exhibit E attached hereto and incorporated herein by this reference.  The exact location, size, materials, coloring, lettering and content of all Tenant signage shall not be unreasonably withheld, conditioned or delayed; provided that Landlord hereby pre-approves the specification for Tenant’s signage as set forth on Exhibit E, Landlord hereby pre-approves animation of the monument sign and media display as set forth on Exhibit E (subject to Tenant obtaining necessary governmental approval therefore), and Landlord hereby pre-approves of content which would be rated PG-13 under current MPAA standards and does not contain nudity, profanity or violence (beyond that which is permitted under a PG-13 rating).  Without limiting the generality of the foregoing and by way of example only, the parties hereby agree that it shall be reasonably for Landlord to withhold approval to any Tenant signage (other than as expressly set forth on Exhibit E) that would adversely affect the image or character of the Project as a first-class office building Project or marketing of the Project.  Tenant shall be responsible for obtaining permits and governmental approvals for, fabrication, installation, maintenance, repair and replacement (as necessary to reflect any change in the identification of Tenant) of Tenant’s Building exterior and Project exterior signage in first-class condition, at Tenant’s sole cost and expense; provided that, at Landlord’s option, Landlord shall perform the work of such obtaining of permits and approvals, fabrication, installation, maintenance, repair and/or replacement of such signs (or any number thereof) and Tenant shall reimburse Landlord for Landlord’s reasonable costs of such performance, as additional rent, within thirty (30) days following Landlord’s submission to

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Tenant of a statement of such costs.  Tenant’s signage rights pursuant to this Section 27(a) shall be assignable any permitted assignee or subtenant under this Lease; except that Tenant’s Building exterior and Project exterior signage rights under this Section 27 (a) shall only be assignable to an assignee or subtenant who is a Permitted Transferee.  Landlord shall cooperate with Tenant to the maximum extent reasonably practicable in Tenant’s efforts to obtain necessary governmental approvals for Tenant’s desired identification on Tenant’s exterior signage granted pursuant to this Section 27 (a) (including, without limitation, in connection with any desired “videotron” signage).

(b)  Landlord hereby agrees that for so long as Tenant or any Permitted Transferee is occupying at least seventy-five percent (75%) of the premises originally leased hereunder, (i) the Building shall be known as the “Warner Music Building”, and (ii) Landlord shall be known as the signage upon the southern elevation of the Building, the western elevation of the Building or the western one-third (1/3)rd of the northern elevation of the Building (except that the ground floor restaurant tenants shall be entitled to signage identification on the western one-third (1/3rd) of the northern elevation of the Building as shown on Exhibit E).

28.  NOTICES.  All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be either served personally, or sent by overnight courier, or sent by registered or certified mail, return receipt requested with postage prepaid, as follows: if to Tenant, addressed at the address(es) designated in Section 1 (a),  or if to Landlord, at the address(es) designated in Section 1 (b), or to such other place or places as the party to be notified may from time to time designate by at least fifteen (15) days notice to the other party.  Such notices, demands, consents and approvals shall be deemed sufficiently served or given for all purposes hereunder, unless otherwise specified in this Lease, either (a) if personally served, upon such service, (b) if sent by overnight courier providing receipt of delivery, the following business day, or (c) if mailed, tow (2) business days after the time of mailing or on the date of receipt shown on the return receipt, whichever is earlier.

29.  HOLDING OVER.  If Tenants holds over in the Premises after the expiration of the Term or earlier termination of this lease, Tenant shall become a tenant at sufferance only, subject to the provisions of this Lease, except that Rent during such holding over shall equal one hundred fifty percent (150%) of the Rent in effect immediately prior to such expiration or termination.  Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease.  If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising as a result thereof, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

30.  QUIET ENJOYMENT.  Landlord covenants and agrees with Tenant that upon Tenant paying the Rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (subject to applicable notice and cure periods), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms of this Lease and those certain matters of record specified in on Exhibit G attached hereto and such other matters of record as may hereafter encumber the Building, subject to the provisions of this Lease.

31.  BROKERS.  Landlord shall be responsible for the payment of a commission owing to Landlord’s Broker specified in Section 1 (1) in connection with this Lease, to the extent set forth in separate written agreement between Landlord and Landlord’s Broker, and Tenant shall be responsible for the payment of a commission owing to Tenant’s Broker specified in Section 1 (1) in connection with this Lease to the extent set forth in separate written agreement between Tenant and Tenant’s Broker (such amount payable to Tenant’s Broker is referred to in this Lease as the “Tenant’s Brokers Commissions”).  Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the Landlord’s Broker and Tenant’s Broker and that it know of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease.

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In the event of any claim for broker’s or finder’s fees or commissions in connection with this lease other than amounts payable to Landlord’s Broker and Tenant’s Broker, (a) Landlord shall indemnify, hold harmless and defend Tenant from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys’ fees and other litigation expenses) on account of such claim if it shall be made by Landlord’s Broker or be based upon any statement, representation or agreement claimed to have been made by Landlord, and (b) Tenant shall indemnify, hold harmless and defend Landlord from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys’ fees and other litigation expenses) on account of such claim if it shall be made by Tenant’s Broker or be based upon any statement, representation or agreement claimed to have been made by Tenant.

32.               ROOFTOP EQUIPMENT.

(a) Subject to the provisions of this Section 32 and the other provisions of this Lease respecting Alterations, but at no additional rental Cost to Tenant, Tenant shall have the non-exclusive right during the Term, at Tenant’s sole cost and expense, to install within an area on the roof of the Building reasonably designated by Landlord, for Tenant’s own use such microwave, satellite or DSS dishes and other antenna and/or rooftop equipment (collectively,  the “Rooftop  Equipment”) , which Rooftop Equipment shall include, without limitation, the related vertical and horizontal utility and telecommunication lines (“Communication  Lines”) throughout the Premises which are compatible with the Building structure and/or mechanical and utility systems, which Rooftop Equipment shall be of such size, weight and quantity, and at such location as is reasonably approved by Landlord and Landlord’s structural engineer. Subject to compliance with any screening requirements, Tenant shall reimburse Landlord for the reasonable fees of Landlord’s structural engineer incurred in evaluating Tenant’s plans for installation of the Rooftop Equipment and any modifications thereto, within thirty (30) days following submission by Landlord to Tenant of invoices therefor. Tenant’s Rooftop Equipment shall not take up more than a pro rata amount of the roof space available for Rooftop Equipment, based upon the proportion of Rentable Area within the Building leased by Tenant.

(b)                                 The installation, maintenance, repair, operation and removal (as hereinafter provided) of such Rooftop Equipment shall be completed in a good and workmanlike manner and in conformity with (i) plans and specifications therefor (the “Rooftop Equipment Plans”) showing matters including, without limitation, equipment size, location, weight and composition, and Tenant’s plan for assembly, installation, maintenance and removal of such equipment, which Rooftop Equipment Plans shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) all applicable Laws, including, without limitation, Tenant’s obtaining and keeping in force any necessary governmental permits or approvals for the operation of such Rooftop Equipment. Landlord shall reasonably cooperate with Tenant in Tenant’s efforts to obtain any required governmental permits or approvals for Tenant’s desired Rooftop Equipment in accordance with this Section   32.  Notwithstanding anything to the contrary contained herein, the supporting structures for such Rooftop Equipment shall not penetrate the Building roof unless otherwise approved by Landlord in advance in writing, which approval shall not be unreasonably withheld, conditioned or delayed (provided that the parties hereby agree that it shall not be unreasonable for Landlord to condition such approval on Tenant assuming responsibility for any damage to the Building roof resulting therefrom or any work of repair or maintenance which would otherwise have been covered by a warranty which is voided or made inapplicable as a result thereof). At Landlord’s option, all work of installation, maintenance, repair and other work affecting the roof in connection with the Rooftop Equipment shall be performed, at Tenant’s sole but reasonable cost and expense, by Landlord or Landlord’s affiliate, or by Landlord’s designated roof contractor. Tenant shall, at its sole cost and expense, install screening of such Rooftop Equipment to prevent visibility from the street level, as Landlord may reasonably require, and any other screening of such Rooftop Equipment as may be required by applicable Laws.  Tenant shall not be permitted to access the roof except when previously scheduled with Landlord or upon receipt of prior written approval from Landlord (which approval shall not be unreasonably withheld, conditioned or delayed ) or as may be reasonably required in the event of an emergency situation.

(c)  The Rooftop Equipment shall not unreasonably disturb or interfere with the Rooftop Equipment and uses of other occupants at the Project, and, if applicable, the Rooftop Equipment shall comply with all non-

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interference rules of the Federal Communications Commission.  Anything to the contrary contained herein notwithstanding, if, during the Lease Term, Landlord, in its reasonable judgment, believes that any of the Rooftop Equipment poses a material human health or environmental hazard and Landlord retains a qualified expert in such matters to review the situation and such expert concurs with Landlord’s judgment, and such situation cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operations of the applicable Rooftop Equipment until such situation is remedied.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from any and all claims, demands, liabilities, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) which Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of the Rooftop Equipment or any portion thereof (except to the extent resulting from Landlord’s breach of its obligations under this Lease).

(d) At Landlord’s option, Landlord shall have the right to require the relocation of the Rooftop Equipment to an alternate location on the Building roof so long as there is no material adverse affect upon the continuous operation of Tenant’s Rooftop Equipment, and in the event Landlord so requires such relocation, Landlord shall be responsible for the reasonable costs of such relocation.

(e) Tenant shall be solely responsible for any liability, cost, claim, expense (including, without limitation, attorneys’ fees) and/or damage to the Building and/or the Project resulting from Tenant’s installation, maintenance, operation, use, presence or removal of such Rooftop Equipment (except to the extent resulting from Landlord’s breach of its obligations under this Lease).  Tenant shall, at all times during the Term, pay to Landlord within thirty (30) days following demand therefor accompanied by reasonable evidence of such charges, all increased real estate taxes, insurance premiums or other charges which may be incurred by or charged to Landlord as a result of the installation, operation, maintenance and/or removal of the Rooftop Equipment.  Tenant shall pay all costs and expenses of operation of the Rooftop Equipment, including, without limitation, any necessary utility services therefor.  Tenant shall be entirely responsible for all maintenance of and repairs to the Rooftop Equipment so that at all times the Rooftop Equipment is in good condition and repair.  Tenant shall maintain such insurance upon the Rooftop Equipment as Tenant is obligated to maintain with respect to the Premises pursuant to this Lease.

(f) Upon the expiration of the Term or earlier termination of this Lease, Tenant shall remove the Rooftop Equipment and restore that portion of the Building and Project, including, without limitation, the Building roof, affected by the Rooftop Equipment, to the same condition as existed prior to such installation, subject to reasonable wear and tear, all at Tenant’s sole cost and expense.  In the event Tenant fails to so remove the Rooftop Equipment and restore the affected portions of the Building by such expiration or within thirty (30) days after such earlier termination (other than early termination due to Tenant’s default), Landlord may, at its option and at Tenant’s sole cost and expense, remove and store and/or dispose of the Rooftop Equipment and restore the affected portions of the Building and Project, in which event all amounts reasonably paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord within thirty (30) days following Landlord’s submission to Tenant of reasonable evidence of the amount of such costs.

(g) Landlord makes no representation or warranty regarding the availability, feasibility or legality of the installation, operation, maintenance or removal of the Rooftop Equipment.  In no event shall the installation, operation, maintenance or removal of the Rooftop Equipment in any manner adversely affect any warranty in effect with respect to any portion of the Project.  Tenant acknowledges and agrees that Tenant’s inability to install, maintain, operate and/or remove the Rooftop Equipment, either pursuant to the terms hereof or for any other reason, shall not affect the remainder of this Lease and shall not entitle Tenant to any reduction in the Rent.

33.  RIGHT OF FIRST NEGOTIAION.   From and after the date hereof and throughout the Term of the Lease, Tenant shall have a right of first negotiation for the lease of any remaining leasable space located in the Building that becomes available for lease and is not then subject to an

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option or right of any existing occupant (the “Expansion Space”), which right of first negotiation of Tenant shall be exercisable as follows:

(a)  If following the date hereof and prior to the expiration of the Lease Term, Tenant desires to expand the Premises leased by Tenant in the Project, then Tenant shall deliver written notice thereof to Landlord (such notice is referred to herein as a “Tenant Expansion Interest Notice”).  Notwithstanding anything to the contrary contained in this Section 33, Landlord shall have no obligation to comply with the requirements of this Section 33 except during the one (1) year period following Tenant’s delivery to Landlord of a Tenant Expansion Interest Notice.  Tenant may give successive Tenant Expansion Interest Notices so long as each such Tenant Expansion Interest Notice is given after the date which is one (1) year following Tenant’s delivery to Landlord of the then most recent such Tenant Expansion Interest Notice.  If during the one (1) year period following Tenant’s delivery to Landlord of a Tenant Expansion Interest Notice, Landlord desires to lease any Expansion Space to a third party (including by way of a response to an offer by a third party), then Landlord shall promptly thereafter provide Tenant with written notice (“Landlord’s Notice”) specifying the Expansion Space and the material terms and conditions upon which Landlord would be willing to lease such Expansion Space to Tenant (the parties hereby agreeing that the non-economic terms and conditions of any lease of the Expansion Space pursuant to this Section 33 shall be on the non-economic terms and conditions set forth in this Lease, except if otherwise specified in the Landlord’s Notice or Tenant’s Notice, as applicable, and agreed upon by the other party).  For purposes hereof, “economic terms and conditions” shall be deemed to include, without limitation, rent, operating expenses, lease term, rent commencement date (including any rent abatement), cost of tenant improvements to be constructed by Landlord, amount of tenant improvement allowance to be provided by Landlord, and brokerage commissions payable.

(b)  If Tenant desires to lease such Expansion Space, Tenant shall, within ten (10) days following receipt of such Landlord’s Notice, provide Landlord with written notice thereof (“Tenant’s Notice”) either (i) agreeing to lease such Expansion Space on the economic terms and conditions set forth in Landlord’s Notice, in which event Landlord shall thereafter prepare an amendment to this Lease, which shall be subject to Tenant’s approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall, in any event, be granted or withheld within ten (10) days following submission thereof by Landlord; provided that Tenant’s failure to respond within such ten (10) day period shall be deemed to constitute Tenant’s election to rescind delivery of Tenant’s Notice, in which event it shall be deemed that Tenant did not deliver a Tenant’s Notice within the original ten (10) day period specified above), documenting Tenant’s lease from Landlord of such Expansion Space on the terms and conditions set forth in Tenant’s Notice and the non-economic terms and conditions set forth in this Lease except as otherwise provided in the Landlord’s Notice, or (ii) offering to lease such Expansion Space on alternate terms and conditions set forth in Tenant’s Notice.

(c)  If Tenant fails to deliver such Tenant’s Notice within such ten (10) day period specified in subsection (b) above, Landlord may proceed to lease such Expansion Space to any third party upon any terms and conditions Landlord desires in its sole and absolute discretion.  If within such ten (10) day period Tenant delivers a Tenant’s Notice pursuant to clause (ii) of subsection (b) above, Landlord shall promptly thereafter elect by written notice to Tenant either (1) to accept Tenant’s offer, in which event Landlord shall thereafter prepare an amendment to this Lease (or a new lease, if reasonably appropriate), which shall be subject to Tenant’s approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall, in any event, be granted or withheld within ten (10) days following submission thereof by Landlord; provided that Tenant’s failure to respond within such ten (10) day period shall, at Landlord’s option, be deemed to constitute Tenant’s election to rescind delivery of Tenant’s Notice, in which event it shall be deemed that Tenant did not deliver a Tenant’s Notice within the original ten (10) day period specified above), documenting Tenant’s lease from Landlord of such Expansion Space on the terms and conditions set forth in Tenant’s Notice and the non-economic terms and conditions set forth in this Lease except as otherwise provided in the Tenant’s Notice, or (2) to reject Tenant’s offer, in which event Landlord shall have the right to lease such Expansion Space prior to the date which is nine (9) months following the date of Tenant’s Notice, to any third party on economic terms and conditions not more favorable to such third party than as set forth in Tenant’s Notice (other than a de minimis manner).  If Landlord rejects Tenant’s offer but (x) thereafter prior to the date which is

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nine (9) months following the date of Tenant’s Notice, Landlord desires to lease such Expansion Space to any third party on economic terms and conditions which are more favorable to such third party than as set forth in Tenant’s Notice (other than in a de minimis manner), or (y) thereafter following the date which is nine (9) months following the date of Tenant’s Notice, Landlord desires to lease such Expansion Space to any third party (regardless of the proposed terms of such lease), Landlord shall first provide Tenant with a new Landlord’s Notice setting forth the material terms and conditions upon which Landlord would be willing to lease such Expansion Space and Tenant shall again have ten (10) days following receipt of such notice to elect to lease such Expansion Space on the terms and conditions set forth in such new Landlord’s Notice in the manner set forth herein.

(d)  Landlord hereby represents and warrants to Tenant that no existing tenant of the Building has any existing expansion rights to any part of the Building which are prior to the rights of Tenant contained in this  Section 33, and that no future tenant of the Building shall hereafter be granted any expansion rights as to Building that take priority over the expansion rights granted Tenant under this Section 33.  Tenant’s right of first negotiation pursuant to this Section 33 is personal to the original Tenant signatory to this Lease and shall not be transferable to any assignee or subtenant of Tenant (other than an assignee or subtenant who is a Permitted Transferee) or exercisable for the benefit of any subtenant of Tenant.

34.  RELEASE OF FURTHER LIABILITY UNDER WARNER SPECIAL PRODUCTS LEASE.   Promptly following the date hereof, Landlord shall cause the “landlord” under the “Warner Special Products Lease” (as hereinafter defined), and Tenant shall cause “Warner Special Products Tenant” (as hereinafter defined), as the “tenant” under the Warner Special Products Lease, to enter into a lease assignment agreement with Landlord which shall provide for the assignment of such Warner Special Products Lease effective as of the Commencement Date of this Lease from Warner Special Products to Landlord and the release of Warner Special Products from further liability under the Warner Special Products Lease accruing with respect to the period from and after the effective date of such assignment, without payment of any fee by Warner Special Products, in the form attached hereto as Exhibit Exhibit F and incorporated herein by this reference.  As used herein, the “Warner Special Products Lease” shall mean that certain existing lease for premises containing an aggregate of approximately 16,477 rentable square feet located at Suites 800 (containing approximately 13,755 rentable square feet) and 730 (containing approximately 2,722 rentable square feet) within the building at 3500 W. Olive Avenue in Toluca Lake, California, between Toluca Lake Financial Centre, an affiliate of certain of the entities having an interest in Landlord, as “landlord”, and Warner Special Products, Inc. (“Warner Special Products”), an affiliate of Tenant, as “tenant”.

35.  ADDITIONAL SPACE BONUS.   Not withstanding anything to the contrary contained in this Lease, if at any time within five (5) years following the Commencement Date, an entity other than Tenant but controlled by, controlling or under material common control with Tenant leases any other space in the Project (collectively, an “Affiliate Entity Lease”), then Tenant shall be entitled, at Landlord’s option either to a payment from Landlord or an offset against Tenant’s Monthly Base Rent next thereafter coming due, in an amount (the “Affiliate Entity Lease Credit Amount”) equal to two (2) times the initial monthly base rent paid by the tenant under such Affiliate Entity lease for a Affiliate Entity Lease having an initial term of ten (10) years or longer (provided that if such Affiliate entity Lease is for an initial term of less than ten (10) years, then such Affiliate Entity Lease Credit Amount shall be the product obtained by multiplying two (2) times the initial monthly base rent paid by the tenant under such Affiliate Entity lease by a fraction the numerator of which is the number of months in the initial term of such Affiliate Entity Lease and the denominator of which is one hundred twenty (120).  Nothing contained in this Section shall be deemed to obligate Landlord to enter into any such Affiliate Entity Lease or to require that Landlord reserve any space in the Project for any such Affiliate Entity Lease.

36.  NET EFFECTIVE RENT PROTECTION.   Notwithstanding anything to the contrary contained in this Lease, if at any time prior to the date which is the earlier to occur of (a) twenty-seven (27) months following the Effective Date of this Lease, or (b) the date upon which Landlord has leased at least eighty-five percent (85%) of the Building, Landlord enters into a lease (the “Other Lease”) for any other space within the Building (other than the “Excluded Space”, as hereinafter defined) pursuant to which Other Lease the tenant thereunder is required to pay to Landlord a “Net Effective Rent” (as

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hereinafter defined) which, on a per square foot of Rentable Area basis, is less than the Net Effective Rent payable by Tenant under this Lease on a per square foot of Rentable Area basis, then the Monthly Base Rent under this Lease on a per square foot of Rentable Area basis being equal to the Net Effective Rent payable by the tenant under the Other Lease on a per square foot of Rentable Area basis.  As used herein, the term “Net Effective Rent” shall mean the effective rental rate charged by Landlord for the premises leased calculated on a monthly per square foot of Rentable Area basis, using net present value analysis consistently applied, and accounting for all payments required to be made to and by Landlord under the applicable lease, including, without limitation, base rent, escalation of rent, passthrough of Operating Expenses and Tax Expenses, parking charges, tenant improvement costs and/or allowances, moving allowances, brokerage commissions and other lease costs and concessions.  As used herein, the “Excluded Space” shall mean any portion of the Building designated by Landlord containing not more than fifteen percent (15%) of the Rentable Area of the Building.

37.  HOLD SPACE.

(a)  Tenant shall have the option, exercisable by written notice delivered to Landlord not later than April 1, 2003, to expand the Premises leased pursuant to this Lease to include additional space within the Building designated by Landlord (the “Hold Space”) which shall be one contiguous area comprising not less than twelve thousand (12,000) square feet of Rentable Area provided that Tenant may not exercise such option when Tenant is in default under this Lease (after Tenant’s receipt of written notice from Landlord and the expiration of any applicable cure period provided in Section 21(a) above unless Landlord has waived such default by Tenant in writing, provided that any such waiver by Landlord shall be granted or withheld in Landlord’s sole and absolute discretion).  If Tenant exercises its option to lease the Hold Space pursuant hereto, Tenant may lease all or a portion of the Hold Space, provided that any portion of the Hold Space not so leased is demised in a manner reasonably acceptable to Landlord so as to be reasonably susceptible to lease to a third party without additional exiting requirements or other additional costs.  If requested by Tenant in advance of the exercise of such option, Landlord shall promptly identify for Tenant where such Hold Space shall be located.  Prior to June 15, 2002, such Hold Space shall be Premises leased, but from and after June 15, 2002, such Hold Space shall be located as designated by Landlord and need not be contiguous to the original Premises leased.  In the event of Tenant’s lease of the Hold Space pursuant hereto, the Hold Space shall be added to the Premises leased under this Lease and shall be subject to payment of the rental amounts (calculated on a per square foot of Rentable Area basis) and other terms and conditions of this Lease from time to time thereafter applicable (including, without limitation, prorated concessions) to Tenant’s lease of the original Premises pursuant to this Lease.  In the event of Tenant’s lease of any such Hold Space pursuant hereto, the parties shall, at the request of either party, document such lease in accordance with the provisions hereof by an amendment to this Lease in a form reasonably acceptable to the parties, but Tenant’s right to lease such Hold Space shall not be conditioned upon the execution of such amendment.  Notwithstanding anything to the contrary contained in the foregoing, from and after June 15, 2002, Landlord need not make the Hold Space available for lease by Tenant pursuant hereto if (i) a third party desires to lease space within the Building, (ii) but for other space leased to such third party and the Hold Space, there is no other available space for lease within the Building and (iii) all or a portion of the Hold Space is required for lease to such third party.

(b)  Tenant’s right to lease the Hold Space pursuant to this Section 37 is personal to the original Tenant signatory to this Lease and shall not be transferable to any assignee or subtenant of Tenant (other than an assignee or subtenant who is a Permitted Transferee) or exercisable for the benefit of any subtenant of Tenant.

38.  ADJACENT BUILDING DEVELOPMENT.   The parties hereby agree and acknowledge that certain entitlements have been received by Landlord for development of an additional building in the area located adjacent to the initial Site approximately as depicted on Exhibit B attached hereto (the “Adjacent Building”) and that certain excavation work has been performed adjacent to the initial Site in connection with the possible development of such Adjacent to the initial Site in connection with the possible development of such Adjacent Building (the area of such existing excavation work in connection with the possible development of such Adjacent Building is referred to herein as the “Adjacent Building Excavation Area”).  Nothing contained in

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this Lease shall be deemed to create any covenant, representation or warranty by Landlord whether or when such Adjacent Building shall be developed.  However, Landlord hereby agrees that:

(a)  In the event the construction of the Adjacent Building has not commenced by the date which is one (1) year following the Commencement Date or if once commenced, such construction of the Adjacent Building ceases (other than on a temporary basis), then Landlord shall promptly thereafter cause the Adjacent Building Excavation Area to be landscaped substantially in accordance with the plan attached hereto as Exhibit H and incorporated herein by this reference, Landlord shall not permit trailers or materials to be stored on the Adjacent Building Excavation Area until construction activity commences or resumes, as applicable, and Landlord shall cause the exposed visible surfaces of the shoring system to be painted.

(b)  If constructed by Landlord, the Adjacent Building shall not be used for purposes inconsistent with the use of the Building which would have an adverse affect (other than in a de minimis manner) on the image or character of the Building as a first-class office building.

39.  MISCELLANEOUS.

(a) Tenant shall faithfully observe and comply with the Rules and Regulations, a copy of which is attached hereto and marked Exhibit D, and all reasonable and non-discriminatory modifications thereof and additions thereto from time to time put into effect by Landlord and delivered in writing to Tenant, provided such modifications do not increase the monetary obligations of Tenant under this Lease or otherwise increase (other than in a de minimis manner) the obligations of Tenant under this Lease or diminish (other than in a de minimis manner) the rights of Tenant under this Lease.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations, but Landlord shall use commercially reasonable efforts to non-discriminatorily enforce the Rules and Regulations.  In the event of any conflict between any Rule or Regulation and the other provisions of this Lease, the other provisions of this Lease shall prevail.

(b)  This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

(c)  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(d)  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof or any other termination of this Lease, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.  Tenant agrees that the delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(e)  In the event either party shall institute any action or proceeding against the other party relating to this Lease, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees and costs.  In addition to the foregoing award of attorneys’ fees and costs to the successful party, the successful party in any lawsuit on this Lease shall be entitled to its attorneys’ fees and costs incurred in any post-judgment proceedings to collect or enforce the judgment.  This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease.

(f)  The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any term, covenant or condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Lease.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such

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preceding breach at the time of acceptance of such Rent.  No acceptance by Landlord of a lesser sum than that owed and due pursuant to this Lease shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

(g)  Neither party shall have any liability whatsoever to the other on account of the inability or delay of such party to fulfill any of its obligations under this Lease (other than obligations with respect to the payment of rent or any other monetary amounts owing under this Lease) by reason of any of the following to the extent not reasonably foreseeable and preventable or arising out of the negligence or wilful misconduct of the party otherwise obligated for performance of the obligation in question (collectively, any “Force Majeure Event”):  fire, earthquake, explosion, flood, the elements, acts of God or the public enemy, acts of war, terrorist acts, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause beyond the reasonable control of the party obligated for such performance.  If this Lease specifies a time period for performance of an obligation by either party (other than payment of rent or any other monetary amounts owing by either party under this Lease), that time period shall be extended by the period of any delay in such party’s performance caused by any of the events described above.  In addition, except as specifically set forth in Section 14(d) above, Landlord shall have no liability whatsoever to Tenant on account of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises or the Project, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason beyond Landlord’s reasonable control, provided that Landlord shall use reasonable efforts to fulfill its obligations or remedy such failure or defect as soon as reasonably possible.

(h)  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders and the neutral.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(i)  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(j)  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  For purposes of this Lease, a “business day” shall mean any day other than a Saturday, Sunday or a Holiday.

(k)  The parties acknowledge that the content of this Lease and any related documents are confidential information, except that each party may make disclosures (collectively, “Permitted Disclosures”) to such party’s financial, legal, real estate, space planning and/or other consultants, to such party’s existing or prospective investors or lenders, or prospective transferees of such party or such party’s interest in this Lease and/or the Premises, or as may be required by applicable laws or reporting requirements.  Each party shall use commercially reasonable efforts to keep such confidential information confidential (other than Permitted Disclosures).  Tenant agrees that Landlord may issue one or more press releases or other public announcements respecting the execution of this Lease, which may include, without limitation, identification of Tenant provided that the form and substance of any such press release or public announcement shall be approved in advance by Landlord and Tenant (which approval shall not be unreasonably withheld, conditioned or delayed).

(l)  If any terms or provision of this Lease, or the application thereof to any persons or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

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(m)  Neither party shall record this Lease.  However, upon request of either party, the parties shall execute (with notary acknowledgement) a memorandum of this Lease in a commercially reasonable form reasonably acceptable to the parties but not including reference to the rental amounts owing or other economic terms of this Lease (the “Memorandum of Lease”), which may be recorded by either party at such party’s sole cost in the Official Records of Los Angeles County.  The Memorandum of Lease may include reference to the covenants of Landlord in Section 38 above, and may be recorded as an encumbrance against the parcel containing the Adjacent Building Excavation Area.  The provisions of this Lease shall control, however, in regard to any omissions from the Memorandum of Lease, or in respect to any provisions hereof which may be in conflict with the Memorandum of Lease.  In the event either party so records the Memorandum of Lease, upon the expiration of the Term of this Lease or earlier termination of this Lease, Tenant shall execute and cause to be recorded in the Official Records of Los Angeles County, California, at the cost of the party who originally recorded the Memorandum of Lease, a quitclaim deed or other evidence of termination of this Lease in such form as is reasonably requested by Landlord.  Tenant’s obligation pursuant to the immediately preceding sentence shall survive the expiration of the Term or earlier termination of this Lease.

(n)  In consideration of the benefits accruing hereunder, and notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or in the event of any other action against Landlord with respect to this Lease, their sole and exclusive remedy shall be against Landlord’s interest in the Project and the proceeds from the sale thereof.  Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.  Notwithstanding any contrary provision contained in this Lease, neither Landlord, any of the individual partners, members, directors, officers or shareholders of Landlord or any of their respective employees, agents or contractors shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity or loss of goodwill, in each case, however occurring.

(o)  If in connection with obtaining financing for the Project any lender shall request modifications of this Lease as a condition to Landlord obtaining such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

(p)  Whenever the consent or approval of the Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless a different standard for the granting or withholding of such approval or consent is specifically set forth in this Lease.

(q)  At any time during the Term, Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Notwithstanding anything to the contrary contained herein, if Tenant is a publicly traded corporation making annual 10-K filings with the Securities and Exchange Commission, Tenant may satisfy the requirements of this subsection with respect to delivery of financial information by delivery of Tenant’s most recent annual report filed with the Securities and Exchange Commission.

(r)  Landlord and Tenant each hereby represent and warrant that such party is duly qualified to do business in California and that the individuals executing this Lease on such party’s behalf is/are duly authorized to execute and deliver this Lease on such party’s behalf.

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(s)  EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO VENUE AND PERSONAL JURISDICTION OF THE COURTS OF THE COUNTY AND STATE IN WHICH THE BUILDING IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF MONTHLY BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.  EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS SUBSECTION.  THE PROVISIONS OF THIS SUBSECTION SHALL SURVIVE THE EXPIRATION OF THE TERM OR EARLIER TERMINATION OF THIS LEASE.

(t)  Any dispute between Landlord and Tenant pursuant to this Lease (other than Landlord’s exercise of unlawful detainer remedies) shall, at the option of either party, be heard by a reference pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury.  The parties agree specifically as to the following: (i) within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon, provided that if the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Los Angeles County Superior Court; (ii)  the compensation of the referee shall be such charge as is customarily charged by the referee for like services, and the cost of such proceedings shall initially be borne equally by the parties; provided, however, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs; (iii) if a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter and such fees shall be an item of recoverable costs, provided that only a party shall be authorized to request a reporter; (iv) the referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard, and notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee; (v) the referee’s statement of decision under California Code of Civil Procedure Section 644 shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California; (vi) the parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months; and the location and date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee; and (vii) the referee shall have the power to award damages and all other relief.

(u)  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease respecting the use of the Premises and the making of Alterations, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines previously installed by Tenant located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tennant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous

44

condition.  Landlord further reserves the right to required that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

(v)  This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

(w)  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

MEDIA CENTER DEVELOPMENT, LLC,
a Delaware limited liability company

By:	MEDIA CENTER PARTNERS, LLC,
a California limited liability company
its managing member

By:	M. DAVID PAUL DEVELOPMENT LLC,
a California limited liability company,
its managing member

	By:	/s/ M. DAVID PAUL
M. David Paul, Managing Member

TENANT:

WARNER MUSIC GROUP INC.,
a Delaware corporation

By:	/s/ HELEN MURPHY

Print Name:	HELEN MURPHY

Its:	CFO

By:	/s/ JOHN AVAGLIANO

Print Name:	JOHN AVAGLIANO

Its:	SVP

45

Exhibit A

EXHIBIT B

P1 PARKING PLAN
NOTE: PARKING AREAS SHALL HAVE A MECHANICAL VENTILATION SYSTEM TO BE DESIGNED AND APPROVED ON A SEPARATE PERMIT.
ILLUMINATED EXIT SIGN WITH EMERGENCY POWER (TYPICAL FOR ALL FLOORS)

THE PINNACLE
3400 W. Olive Ave., Burbank, CA
P1 PARKING PLAN

CB-35

A2.0

NOTE: REFER TO SHEET A0.03 FOR SUMMARY OF ACCESSIBILITY REQUIREMENTS.

Ⓔ = ILLUMINATED EXIT SIGN WITH EMERGENCY POWER (TYPICAL FOR ALL FLOORS).

NOTE: PARKING AREAS SHALL HAVE A MECHANICAL VENTILATION SYSTEM TO BE DESIGNED AND APPROVED ON A SEPARATE PERMIT.

P2 PARKING PLAN

CB-85

RECEIVED

THE PINNACLE
3400 W. Olive Ave., Burbank, CA
P2 PARKING PLAN

A2.03

UPPER PARKING LEVEL
LOWER PARKING LEVEL
CE-S

Ⓔ = ILLUMINATED EXIT SIGN WITH EMERGENCY POWER (TYPICAL FOR ALL FLOORS)

NOTE: PARKING AREAS SHALL HAVE A MECHANICAL VENTILATION SYSTEM TO BE DESIGNED AND APPROVED ON A SEPERATE PERMIT.

P3 PARKING PLAN

THE PINNACLE
3400 W. Olive Ave., Burbank, CA

A2.0

P4 PARKING PLAN
= ILLUMINATED EXIT SIGN WITH EMERGENCY POWER (TYPICAL FOR ALL EXITS)
NOTE: PARKING AREAS SHALL HAVE A MECHANICAL VENTILATION SYSTEM TO BE DESIGNED AND APPROVED ON A SEPARATE PERMIT

THE PINNACLE
3400 W. Olive Ave., Burbank, CA
P4 PARKING PLAN

CE-35

A2.0

Exhibit A

EXHIBIT B

EXHIBIT C

IMPROVEMENT OF THE PREMISES

1.                                       AS IS LEASE. Except as otherwise specifically provided in the Lease of which this Exhibit C is a part, the lease of the Premises (including, without limitation, HVAC, fire/life safety and other utility and mechanical systems within the Premises) by Tenant pursuant hereto shall be on an entirely “as is” basis. However, promptly following the date hereof in accordance with Landlord’s construction schedule (but in any event prior to the Commencement Date), Landlord shall substantially complete such of the Common Areas of the Project as are reasonably required for the operation of Tenant’s business from the Premises without material interference resulting from any incomplete portion of such Common Areas. Landlord heretofore performed certain “Core and Shell Work” for the Building substantially in accordance with those certain plans as more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (the “Core and Shell Work Plans”). Landlord shall promptly hereafter perform the following work (collectively, the “Core and Shell Punch List Work”): (a) the work specified in those certain Punch Lists dated May 9, 2002 and May 20, 2002, prepared by Contractor, (b) the work specified in the certain Pre-Construction Site Survey prepared by HLW International LLP dated May 7, 2002 (except that it is agreed that no further wainscot need be installed in the first floor janitorial closet), and (c) painting the western exit staircase (i.e., walls, ceiling and handrails), providing physical barrier for second floor balcony (although the parties agree that installation of such barrier need not be completed until Substantial Completion of the Tenant Improvements), and painting the visible roofing material on the fourth floor balcony “tan”. The Core and Shell Work (without regard to any particular Tenant Improvements installed by Tenant) shall meet the noise specifications set forth in Schedule 2 attached hereto and incorporated herein by this reference. Notwithstanding anything to the contrary contained in the Lease of which this Exhibit is a part (including, without limitation, Section 3(a) below in this Exhibit C), in the event that hereafter during the course of Tenant’s construction of the Tenant Improvements, it is determined that any of the Core and Shell Work Plans (other than Core and Shell Punch List Work already completed), then (i) Landlord shall promptly, at Landlord’s sole cost, perform such corrective work to conform the Core and Shell Work to the Core and Shell Work Plans, (ii) Landlord shall repair any damage to the Tenant Improvements resulting from Landlord’s performance of such corrective work, and (iii) the period of any delay in the Substantial Completion of the Tenant Improvements resulting from Landlord’s performance of such corrective work and/or repair work under the foregoing clauses (i) and/or (ii) shall constitute a Landlord Delay.

2.                                       TENANT IMPROVEMENTS.

(a) Tenant Improvement Allowance. Tenant shall be solely responsible for all costs of the initial construction of Tenant’s improvements which are permanently affixed to the Premises ( the “Tenant Improvements”) and Landlord shall not be required to provide any allowance to Tenant in connection therewith; except only that within thirty (30) days following Tenant’s request therefor following Tenant’s commencement of physical construction of the Tenant Improvements within the Premises, Landlord shall pay to Tenant an allowance in an amount equal to Three Dollars ($3.00) per square foot of Rentable Area in the Premises (“Tenant Improvement Cash Allowance”). At Tenant’s option, Tenant may apply the Tenant Improvement Cash Allowance to the rental charges first owed under this Lease. Tenant shall indicate whether Tenant would like to receive the Tenant Improvement Cash Allowance in cash or in the form of a rent credit at the time of Tenant’s request for the Tenant Improvement Cash Allowance, and, should Tenant elect to receive a rent credit, then Landlord will not pay the Tenant Improvement Cash Allowance, and, should Tenant elect to receive a rent credit, then Landlord will not pay the Tenant Improvement Cash Allowance to Tenant, and Tenant instead shall apply the Tenant Improvement Cash Allowance to the first rental charges owed under this Lease until the entire Tenant Improvement Cash Allowance amount has been applied.

(b) Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for some of the Building standard components which Tenant shall construct in the Premises, which Specifications are as described in Schedule 3 attached hereto and incorporated herein by this reference. Tenant hereby agrees that it has reviewed and approves the Specifications. The quality of the Tenant Improvements must at a minimum comply with the applicable Specifications, provided that if required by

Landlord as to both (i) the Tenant Improvements constructed in any portion of the Premises which occupies a portion of a floor, rather than a full floor, of the Building, and (ii) window coverings, such items shall meet the Specifications.

3.                                       CONSTRUCTION DRAWINGS.

(a)                                  Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to prepare the Construction Drawings. Tenant shall retain engineering consultants (the “Engineers”) designated by Landlord or otherwise reasonably approved by Landlord to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises in connection with the Tenant Improvements. Notwithstanding anything to the contrary contained in the foregoing, Landlord hereby pre-approves retention of HLW International LLP, Syska Hennessey Group, Martin Newsome Associates and Lighting Design Alliance. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. All Construction Drawings shall be professionally prepared consistent with drawings for comparable construction projects at Comparable Buildings, using one-eighth (1/8th) inch scale CAD drawings (or an alternate standard reasonably acceptable to Landlord). Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Applicable Law or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings, except to the extent that such errors in the Construction Drawings result from errors contained in the Core and Shell Work Plans and not theretofore identified by the parties. Furthermore, Tenant and Architect shall use commercially reasonable efforts and diligence to verify, in the field, the dimensions and conditions as shown on the relevant portions of the Core and Shell Work Plans, so as to mitigate any costs Landlord may incur pursuant to this Exhibit as a result of errors in the Core and Shell Work Plans.

(b)                                 Final Space Plan. The parties hereby approve of the final space plans for the Tenant Improvements which are attached as Exhibit A to the Lease of which this Exhibit is a part (the “Final Space Plan”).

(c)                                  Final Working Drawings. Within thirty (30) days after the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow the general contractor or subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant with specificity within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises whether or not Landlord approves of such proposed Final Working Drawings. The parties hereby agree that it shall be reasonable for Landlord to withhold approval of the proposed final Working Drawings if the Final Working Drawings are inconsistent with the approved Final Space Plan, existing Building systems or improvements, applicable Laws, or first-class office building use for the permitted uses under this Lease or are incomplete in any respect. If Tenant is so advised of Landlord’s disapproval, Tenant shall promptly cause the Final Working Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require.

(d)                                 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. Within five (5) days after approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the City of Burbank for all applicable building permits. Subject to the express representations and warranties of Landlord set forth in the Lease of which this Exhibit is a part, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy and perform its obligations under Sections 9(a) and 9(b) of the Lease of which this Exhibit is a part. No changes (other than customary, de minimis “field changes”), modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)                                  60% Construction Drawings. Notwithstanding anything to the contrary contained in the foregoing, the parties hereby agree that Tenant shall have the right to prepare customary “60%” construction drawings for the Tenant Improvements based upon the approved Final Space Plan (the “60% Construction Drawings” ) and submit four (4) copies of the same to Landlord, signed by Tenant, for Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). If so submitted, Landlord shall advise Tenant with specificity with ten (10) business days after Landlord’s receipt of the 60% Construction Drawings whether or not Landlord approves of such proposed 60% Construction Drawings. The parties hereby agree that it shall be reasonable for Landlord to withhold approval of the proposed 60% Construction Drawings if the 60% Construction Drawings are inconsistent with the approved Final Space Plan, existing Building systems or improvements, applicable Laws, or first-class office building use for the permitted uses under this Lease or are incomplete in any respect. If Tenant is so advised of Landlord’s disapproval, Tenant shall promptly cause the 60% Construction Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require. Once the 60% Construction Drawings are approved by Landlord and Tenant, subject to compliance with applicable Laws (including, without limitation, any permitting requirements of the City of Burbank), Tenant may commence performance of the Tenant Improvements on the basis thereof prior to achieving Approved Working Drawings so long as Tenant is diligently proceeding to achieve the Approved Working Drawings, subject to compliance with the other provisions of the Lease of which this Exhibit is a part.

4.                                       CONSTRUCTION OF THE TENANT IMPROVEMENTS.

(a)                                  Tenant’s Selection of Contractors.

(i)                                     The Contractor. Tenant shall retain a licensed general contractor (the “Contractor”), as contractor for the construction of the Tenant Improvements, by a process of competitive bidding (at the schematic design stage) among not less than three (3) qualified, licensed general contractors reasonably approved by Landlord and reasonably experienced in the performance of work comparable to the work of the Tenant Improvements in buildings comparable to the Building, or otherwise reasonably approved by Landlord, provided that Krismar Construction Company (“Krismar”), an affiliate of certain of the entities holding an interest in Landlord, shall have the right (but not the obligation) to be one of the bidding general contractors; provided, further, that Tenant need not select Krismar even if Krismar is the lowest bidder.

(ii)                                  Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, at Landlord’s option, Tenant must contract with Landlord’s base building subcontractors for any roof or mechanical work in the Premises provided that the fees charged by such subcontractors shall be commercially reasonable and competitive for the work performed as compared with comparably experienced licensed subcontractors in the Burbank area.

(b)                                 Construction of Tenant Improvements by Tenant’s Agents.

(i)                                     Construction Contract; Cost Budget. Once a preliminary budget has been established for the construction of the Tenant Improvements, Tenant shall submit such preliminary budget to Landlord for informational purposes. Prior to Tenant’s commencement of construction of the Tenant

Improvements, Tenant shall submit to Landlord (1) the construction contract and general conditions with Contractor (the “Contract”) and the bids of the Contractor and all subcontractors for major trades and materials suppliers for construction of the Tenant Improvements, for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; and (2) a detailed breakdown, by trade, of the final costs to be incurred and/or which have been incurred for costs of design, purchase of materials for, permitting and construction of the Tenant Improvements (the “Final Costs”) and a construction budget (the “Construction Budget” ) based upon such Final Costs.

(ii)                                  Tenant’s Agents.

(1)                                  Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (B) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct or delay, any other work in the Building; (C) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (D) Tenant shall abide by all reasonable and non-discriminatorily enforced rules made by Landlord with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with the construction of the Tenant Improvements. However Landlord shall reasonably cooperate with Tenant in the performance of the Tenant Improvements so as to facilitate use of the shared loading dock and service elevators, storage of materials and coordination of work in a manner which endeavors to minimize the extent of any delay in the performance of the Tenant Improvements resulting from use of such shared facilities and the multi-tenant nature of the Building.

(2)                                  Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s not-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

(3)                                  Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/ or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement upon the occurrence of any uncured event of default by Tenant or earlier termination of the Lease of which this Exhibit is a part.

(4)                                  Insurance Requirements.

(A)                              General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all in form and with companies as are required to be carried by Tenant as set forth in the Lease provided that the limits of such insurance may be lower than the minimum limits of coverage required of Tenant to the extent such lower limits are commercially reasonable and customary given the work being performed by the applicable Tenant’s Agent, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

(B)                                Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. To the extent customarily maintained by first-class contractors, subcontractors or materialmen (as applicable) performing comparable work in Comparable Buildings, all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Section 17 of the Lease of which this Exhibit C is a part.

(C)                                General Terms. Certificates for all insurance carried pursuant to this Section 4(b) (ii) (4) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense; except that if such damage is caused by the negligence or wilful misconduct of Landlord or Landlord’s employees, agents or contractors and is not covered by the insurance maintained by Tenant (and would not have been so covered had Tenant maintained the insurance required to be maintained by Tenant under this Lease), then Landlord shall perform such required repair work at Landlord’s sole cost. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord of the Contractor, which is to be maintained for five (5) years following completion of the work and acceptance by Landlord and Tenant. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4(b) (ii) (2) above.

(iii)                               Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (1) all applicable Laws and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (2) applicable standards of the American Insurance association and the National Electrical Code; and (3) building material manufacturer’s specifications.

(iv)                              Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Tenant shall have the right to accompany Landlord during any such entry. Should Landlord reasonably disapprove any portion of the Tenant Improvements based upon a failure to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord.

(v)                                 Meetings. Commencing upon the execution of this Lease (or later as reasonably determined by Tenant), Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and construction of the Tenant Improvements, which meetings shall be held at a location reasonably acceptable to Landlord, and Landlord and/ or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. One such meeting each month shall include the review of Contractor’s current request for payment.

(c)                                  Notice of Completion; Updated Approved Working Drawings. Within thirty (30) days following the commencement of Tenant’s occupancy of the Premises (other than for purposes of construction of the Tenant Improvements), (i) Tenant shall cause the Architect and Contractor to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction (except customary, minor field changes shown on consultant’s sketches provided to Landlord); (ii) Tenant shall deliver to Landlord properly executed unconditional final mechanics lien releases in compliance with California Civil Code Section 3262 (d) (4) from all of Tenant’s Agents for labor rendered and materials delivered to the Premises in connection with the Tenant Improvements, and Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and deliver a copy thereof to Landlord, provided that if Tenant fails to do so within a reasonable period after receipt of written notice from Landlord, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense; and (iii) Tenant shall deliver to Landlord two (2) sets of sepias and CAD diskette of such as-built drawings for the Premises with the completed Tenant Improvements and a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and shall cause the Architect and Contractor to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease.

(d)                                 Coordination by Tenant’s Agents with Landlord. Upon tenant’s delivery of the Contract to Landlord under Section 4 (b) (i) above, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

5.                                       COMMENCEMENT DATE.

(a)                                  Commencement Date. The “Commencement Date” shall occur for all purposes of this Lease upon January 1, 2003; which date shall be extended on a day for day basis to the extent of any delay in the “Substantial Completion of the Tenant Improvements” resulting from any “Landlord Delay”, as such terms are hereinafter defined. Notwithstanding that the Lease Commencement Date shall not occur until following the delivery of possession of the Premises to Tenant by Landlord, this Lease shall be fully effective from and after the date of the execution of this Lease. Tenant’s occupancy of the Premises following the delivery of possession of the Premises to Tenant by Landlord and prior to the Commencement Date for purposes of construction of the Tenant Improvements and installation of Tenant’s trade fixtures, furniture, equipment and personal property shall be subject to all terms and conditions of this Lease other than Tenant’s obligation for payment of Monthly Base Rent and Tenant’s Expenses Excess. In addition, Tenant shall have the right to occupy all or any part of the Premises for the conduct of Tenant’s business following the delivery of possession and prior to the Commencement Date, provided that such occupancy shall be subject to all terms and conditions of this Lease including, without limitation, Tenant’s obligation for payment of Monthly Base Rent (calculated without regard to the provisions of Lease Sections 5 (c), 5(d), and 5(e)), prorated based upon the Rentable Area of the Premises so occupied for the conduct of Tenant’s business.

(b)                                 Landlord Delay. As used herein, the term “Landlord Delay” shall mean any delay in the Substantial Completion of the Tenant Improvements resulting from (i) the performance of required corrective work and/or repair work by Landlord pursuant to clause (i) and/ or (ii) of Section 1 of this Exhibit C, (ii) any breach of this Lease by Landlord; and/or (iii) the negligence or wilful misconduct of Landlord or its employees or agents; provided that no Landlord Delay shall be deemed to commence or occur unless and until the matter giving rise to such Landlord Delay is not cured by Landlord within one (1) business day following Landlord’s receipt of written notice thereof from Tenant (which notice may, notwithstanding anything to the contrary contained herein, be delivered by facsimile transmission to Landlord

c/o Jeffrey M. Worthe at (310) 458-2644, with telephone confirmation of receipt at (310) 393-9655, with a copy to Scott D. Brooks at (310) 277-7889 with telephone confirmation of receipt at (310) 277-4222, or to such other number(s) as Landlord may hereafter specify by written notice to Tenant).

(c)                                  Definition of Substantial Completion of the Tenant Improvements. For purposes of this Lease, the “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings with the exception of any punch list items, any furniture, fixtures, work stations, built-in furniture or equipment (even if the same requires installation or electrification by Tenant’s Agents), and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the anticipated date of the Lease Commencement Date), and Tenant’s receipt of any governmentally-required permits and/or approvals to allow occupancy of the Premises (provided that Tenant shall use reasonable efforts and diligence in good faith to obtain such permits and/or approvals as soon as reasonably possible).

6.                                       MISCELLANEOUS.

(a)                                  Tenant’s Representative. Tenant has designated Anthony Mason Associates, Jean Cavangh and Blake Messinger each as its representatives with respect to the matters set forth in this Exhibit, who, until further notice to Landlord, shall have full authority and responsibility, acting individually or together, to act on behalf of the Tenant as required in this Exhibit.

(b)                                 Landlord’s Representative. Landlord has designated M. David Paul and Jeffrey M. Worthe each as its representatives with respect to the matters set forth in this Exhibit, who, until further notice to Tenant, shall have full authority and responsibility, individually or together, to act on behalf of the Landlord as required in this Exhibit.

(c)                                  Miscellaneous. Subject to applicable governmental requirements, Landlord shall reasonably cooperate with Tenant to allow the performance of construction of the Tenant Improvements by Tenant’s Agents during such hours as are desired by Tenant. During the period of construction of the Tenant Improvements prior to the Commencement Date, (i) Tenant or Tenant’s Agents shall not be charged for, directly or indirectly, HVAC usage during Building Hours (provided that such HVAC provided to the Premises need only be at such levels as are commercially reasonable for a tenant improvement construction site), electricity, water, or freight elevator or loading dock usage in connection with the construction of the Tenant Improvements, (ii) Landlord shall cause such loading dock to be reasonably available for Tenant’s use during construction and move-in to the Premises, subject to scheduling and reasonable coordination with Landlord and other Project occupants, and (iii) the Contractor and all of its subcontractors shall not be charged for parking in the designated parking facility for Project contractors during construction of the Tenant Improvements prior to the Commencement Date. Landlord shall cause the Premises to be thoroughly cleaned promptly following the Substantial Completion of the Tenant Improvements and promptly following Tenant’s move in to the Premises. None of Tenant’s Agents shall be entitled to (1) display identification or other signage at the Project, (2) use passenger elevators at the Project, or (3) park anywhere except in the designated parking facility for Project contractors.

SCHEDULE 1 TO EXHIBIT C

Core and Shell Work Plans

Architectural Drawings by Dave Thomsen Enterprises

Sheet Number	Description	Date

A0.01	Cover Sheet, Sheet Index, Location Map	01/30/02
A0.02	General Notes, Project Information	04/10/01
A0.03	Accessibility Notes and Details	04/10/01
A1.01	Site Plan	11/30/01
A2.01	P4 Parking Plan	11/30/01
A2.02	P3 Parking Plan	11/30/01
A2.03	P2 Parking Plan	11/30/01
A2.04	P1 Parking Plan	11/30/01
A2.05	Plaza Slab and Drainage Plan	10/17/01
A2.06	First Floor Plan	01/30/02
A2.07	Second Floor Plan	08/17/01
A2.08	Third Floor Plan	08/17/01
A2.09	Fourth Floor Plan	08/17/01
A2.10	Fifth Floor Plan	08/17/01
A2.11	Sixth Floor Plan	08/17/01
A2.12	Roof and Penthouse Plan	09/07/01
A3.01	Building Sections	04/10/01
A3.02	Building Sections	04/10/01
A3.03	Building Sections	10/17/01
A3.04	Building Sections	09/07/01
A3.05	North and South Elevations	10/17/01
A3.05A	Exterior Color Key Elevations	10/17/01
A3.06	East and West Elevations	10/17/01
A3.06A	Exterior Color Key Elevations	10/17/01
A3.06.1	Penthouse Elevations	10/17/01
A3.07	Enlarged Elevations	08/17/01
A3.08	Enlarged Elevations	08/17/01
A3.09	Enlarged Elevations	10/17/01
A3.10	Enlarged Elevations	08/17/01
A3.11	Enlarged Elevations	06/27/01
A3.11.1	Plaza Elevator Elevations	10/17/01
A3.11.2	Plaza Elevator Elevations	11/30/01
A3.12	Wall Sections	04/10/01

A3.13	Wall Sections	04/10/01
A3.14	Wall Sections	04/10/01
A3.15	Garage Wall Sections	10/17/01
A3.16	Ramp Wall Elevations, Sections and Details	09/07/01
A3.17	Penthouse Wall Sections	04/10/01
A3.18	Terrace Sections/Trellis Details	04/10/01
A4.01	First Floor Core Plan	11/30/01
A4.02	Second Floor Core Plan	09/07/01
A4.03	Third Floor Core Plan	09/07/01
A4.04	Fourth Floor Core Plan	09/07/01
A4.05	Fifth Floor Core Plan	09/07/01
A4.06	Sixth Floor Core Plan	09/07/01
A4.08	Garage Entry Plan	11/30/01
A4.09	West Lobby Plans	01/30/02
A4.10	East Lobby Plans	01/30/02
A5.01	West Toilet Room Plans & Elevations	10/17/01
A5.02	Center Toilet Room Plans & Elevations	10/17/01
A5.03	East Toilet Room Plans & Elevations	10/17/01
A5.04	West Lobby Elevations	01/30/02
A5.05	East Lobby Elevations	01/30/02
A5.06	Elevator Cab Interiors	08/17/01
A6.01	Garage Entry Ramp Reflected Ceiling Plan	11/30/01
A6.02	Reflected Ceiling Plan	06/27/01
A6.03	West Lobby Ceiling Plan	11/30/01
A6.04	East Lobby Ceiling Plans	11/30/01
A7.01	Building Stair Plans (Stairs 1 & 2)	08/17/01
A7.02	Building Stair Plans (Stairs 3 & 4)	08/17/01
A7.03	Building Stair Sections	04/10/01
A7.04	Building Stair Sections	04/10/01
A7.05	Stair G1 Plans	05/04/01
A7.06	Stair G2 Plans	10/17/01
A7.06.1	Stair G3 Plans	09/07/01
A7.06.2	Stair G4 & G5 Plans	08/17/01
A7.07	Garage Stair Sections	08/17/01
A7.10	Stair Details	04/10/01
A8.01	Exterior Details	04/10/01
A8.02	Exterior Details	04/10/01
A8.03	Exterior Details	08/17/01
A8.04	Exterior Details	09/07/01
A8.05	Exterior Details	08/17/01
A8.06	Exterior Details	08/17/01

A8.07	Exterior Details	10/17/01
A8.08	Exterior Details	08/17/01
A8.09	Exterior Light Fixtures	09/07/01
A8.10	Lobby Details	01/30/02
A9.01	Door Details	04/10/01
A9.02	Partition Details	06/27/01
A10.01	Window Schedule	04/10/01
A10.02	Window Schedule	04/10/01
A10.03	Window Types	08/17/01
A10.04	Window Types	05/04/01
A10.05	Door Schedule	11/30/01
A10.06	Door Schedule	08/17/01
A10.07	Finish Schedule	10/17/01
A10.08	Finish Schedule	04/10/01

Structural Drawings by Englekirk Partners

Sheet Number	Description	Date

S1.1	General Notes	3/20/2001
S1.1.1	General Notes	3/20/2001
S1.2	Typical Details	3/20/2001
S1.3	Typical Details	3/20/2001
S1.3.1	Typical Details	3/20/2001
S1.3.2	Typical Details	3/20/2001
S1.4	Typical Details	3/20/2001
S1.5	Typical Details	3/20/2001
S1.6	Typical Details	3/20/2001
S2.1	Foundation Plan	3/20/2001
S2.2	P3 and P2 Parking Level Framing Plan	3/20/2001
S2.3	P1 Parking Level Framing Plan	3/20/2001
S2.4	Ground Floor Framing Plan	3/20/2001
S2.4A	Ground Floor Reinforcing Plan	3/20/2001
S2.5	Second Floor Framing Plan	3/20/2001
S2.6	Third Floor Framing Plan	3/20/2001
S2.7	Fourth Floor Framing Plan	3/20/2001
S2.8	Fifth Floor Framing Plan	3/20/2001
S2.9	Sixth Floor Framing Plan	3/20/2001
S2.10	Roof Framing Plan	3/20/2001

S2.11	Penthouse Framing Plan and Details	3/20/2001
S3.1	Foundation Sections and Details	3/20/2001
S3.2	Wall Sections	3/20/2001
S4.1	Steel Column Schedule	3/20/2001
S4.2	SMF and Brace Elevations	3/20/2001
S4.2.1	EBF Elevations	3/20/2001
S4.3	Details	3/20/2001
S4.4	Details	3/20/2001
S4.5	Brace Details and Miscellaneous	3/20/2001
S5.1	Elevator Roof Plans and Details	KC 4/19/01
S6.1	Ramp Sections	3/20/2001
S6.1.1	Ramp Sections	3/20/2001
S6.1.2	Ramp Sections	3/20/2001
S6.2	Ramp / Parking Level Sections	3/20/2001
S6.3	Ramp Sections	3/20/2001
S6.4	Details and Sections	3/20/2001

Mechanical Drawings by Pacific Mechanical Construction Management

Sheet Number	Description	Date

M-1	Title 24	12/15/01
M-2	Equipment Schedule	12/15/01
M-3	Plot Plan	12/15/01
M-4	Parking Exhaust Levels P-1, 2, 3, 4 and P-1 Level P	12/15/01
M-5	Chiller Room and Tower	12/15/01
M-6	Chiller & Tower Schematic	11/21/01
M-7	Piping Details	11/21/01
M-8	AC Floor Plan	11/21/01
M-9	Exhaust Systems and Shaft Connections	12/15/01
M-10	Duct Riser and Duct Details	12/15/01
M-11	Mechanical Roof Plan	12/15/01
M-12	Fan Rooms 1, 2 & 3 Details and Elevations	11/21/01
M-13	Vibration Isolators & Smoke Fire Damper Details	11/21/01
M-14	Control Wiring Diagram	11/21/01

Plumbing Drawings by Hellman\Lober and Suttles Plumbing

Sheet Number	Description	Date

P1.01	Legend, Schedules, General Notes & Sheet List	4/10/2002
P1.02	Site Plan	4/10/2002
P1.03	Plumbing Specifications	4/10/2002
P2.01	P4 Parking Plan	4/10/2002
P2.02	P2 and P3 Parking Plan	4/10/2002
P2.03	P1 Parking Plan	4/10/2002
P2.04	Plaza Level Drainage Plan	4/10/2002
P2.05	First Floor Plan	4/10/2002
P2.06	Second Floor Plan	4/10/2002
P2.07	Third Floor Plan	4/10/2002
P2.08	Fourth Floor Plan	4/10/2002
P2.09	Fifth Floor Plan	4/10/2002
P2.10	Sixth Floor Plan	4/10/2002
P2.11	Roof and Penthouse Plan	4/10/2002
P3.01	Enlarged Floor Plans	4/10/2002
P4.01	Riser Diagrams	4/10/2002
P4.02	Riser Diagrams	4/10/2002
P5.01	Details	4/10/2002
P5.02	Details	4/10/2002

Electrical Drawings by Sasco Electric

Sheet Number	Description	Date

E-0	Symbols and Abbreviations, General Notes	04/19/02
E-1	Parking Level 4 Electrical Plan	04/19/02
E-2	Parking Level 3 Electrical Plan	04/19/02
E-3	Parking Level 2 Electrical Plan	04/19/02
E-4	Parking Level 1 Electrical Plan	04/19/02
E-4A	Main Electrical Room	04/19/02
E-5	Plaza Level Electrical Plan	04/19/02
E-6	Plaza Level 1 Electrical Plan	04/19/02
E-7	Level 2 Electrical Plan	04/19/02
E-8	Level 3 Electrical Plan	04/19/02
E-9	Level 4 Electrical Plan	04/19/02
E-10	Level 5 Electrical Plan	04/19/02

E-11	Level 6 Electrical Plan	04/19/02
E-12L	Roof Level Lighting Plan	04/19/02
E-12PE	Roof and Penthouse East Power Plan	04/19/02
E-12PW	Roof and Penthouse West Power Plan	04/19/02
E-13	Details and Telephone Riser	04/19/02
E-14	Single Line Diagram MSB-A	04/19/02
E-15	Single Line Diagram MSB-B	04/19/02
E-16	Panel Schedules	04/19/02
E-17	Panel Schedules	04/19/02
E-18	Panel Schedules	04/19/02
E-19	Panel Schedules	04/19/02
	East Lobby	04/19/02
	West Lobby	04/19/02

Fire Protection Drawings by Qualco Fire Protection

Sheet Number	Description	Date

FP-1	General Notes and Symbols	2/18/2002
FP-2	Underground Piping Plan	2/18/2002
FP-3	Parking Level P-1 Bulk Piping Plan	2/18/2002
FP-4	Sleeve Location Stair #1 and 2	2/18/2002
FP-5	Sleeve Location Stair #3 and 4	2/18/2002
FP-6	Sleeve Locations-Parking Levels	2/18/2002
FP-7	Standpipe Isometric	2/18/2002
FP-8	Parking Level P-1	2/18/2002
FP-9	Parking Level P-2	2/18/2002
FP-10	Parking Level P-3	2/18/2002
FP-11	Parking Level P-4	2/18/2002
FP-12	Tower Ground Floor	2/18/2002
FP-13	Tower Second Floor	2/18/2002
FP-14	Tower Third and Fourth Floor	2/18/2002
FP-15	Tower 5th Floor	2/18/2002
FP-16	Tower 6th Floor	2/18/2002
FP-17	Tower Roof	2/18/2002
FP-18	Typ. Building Section	2/18/2002

Fire Alarm Drawings by National Fail Safe

Sheet Number	Description	Date

FA-1.00	Cover Sheet	5/21/2001
FA-2.01	Fire Alarm Control Panel	5/21/2001
FA-2.02	Fire Alarm Amplifier Panel	5/21/2001
FA-2.03	Firefighter’s Telephone Panel	5/21/2001
FA-3.00	Riser Diagram	5/21/2001
FA-4.01	P-4 Fire Alarm Plan	5/21/2001
FA-4.02	P-4 Fire Alarm Plan	5/21/2001
FA-4.03	P-4 Fire Alarm Plan	5/21/2001
FA-4.04	P-3 Fire Alarm Plan	5/21/2001
FA-4.05	P-3 Fire Alarm Plan	5/21/2001
FA-4.06	P-3 Fire Alarm Plan	5/21/2001
FA-4.07	P-2 Fire Alarm Plan	5/21/2001
FA-4.08	P-2 Fire Alarm Plan	5/21/2001
FA-4.09	P-2 Fire Alarm Plan	5/21/2001
FA-4.10	P-1 Fire Alarm Plan	5/21/2001
FA-4.11	P-1 Fire Alarm Plan	5/21/2001
FA-4.12	P-1 Fire Alarm Plan	5/21/2001
FA-5.01	1st Floor Fire Alarm Plan	5/21/2001
FA-5.02	1st Floor Fire Alarm Plan	5/21/2001
FA-5.03	2nd Floor Fire Alarm Plan	5/21/2001
FA-5.04	2nd Floor Fire Alarm Plan	5/21/2001
FA-5.05	3rd Floor Fire Alarm Plan	5/21/2001
FA-5.06	3rd Floor Fire Alarm Plan	5/21/2001
FA-5.07	4th Floor Fire Alarm Plan	5/21/2001
FA-5.08	4th Floor Fire Alarm Plan	5/21/2001
FA-5.09	5th Floor Fire Alarm Plan	5/21/2001
FA-5.10	5th Floor Fire Alarm Plan	5/21/2001
FA-5.11	6th Floor Fire Alarm Plan	5/21/2001
FA-5.12	6th Floor Fire Alarm Plan	5/21/2001
FA-5.13	Roof Fire Alarm Plan	5/21/2001
FA-5.14	Roof Fire Alarm Plan	5/21/2001
FA-6.00	Fire Alarm Detail Sheet	5/21/2001

HVAC Controls Submittal by Control Management Systems

SD-110 Dated 09/14/2001

Sprinkler Submittal by Qualco Fir Protection

SD-20 Dated 02/05/2001

BUILDING STANDARDS

Warner Music Group - The Pinnacle Building MEP Schematic Pricing Package	May 13, 2002

RECEIVED

MAY 15 2002

KRISMAR CONSTRUCTION JOBSITE

233 WILSHIRE BOULEVARD

SUITE 990

SANTA MONICA, CALIFORNIA 90401

TELEPHONE: 310/458-3170

FACSIMILE: 310/458-9063

ACCOUNTING: 310/458-1753

krismar construction company, inc.

Memorandum

To: Jeff Worthe

From: Gary Morrison

Date: April 4, 2002

Re: Building Standard Clarifications

The following is in response to the Email that you forwarded me regarding HLW and Syska and Hennessy questions about our building standards. Reference the attached copy of the original email for corresponding item numbers.

HLW Questions

1.                                       2 ½” 25 GA studs with one layer of gyp-board both sides, 6” above ceiling for typical wall is acceptable.

2.                                       For Warner Music Group, building standards are not mandatory however do represent minimum standard of quality. Deviations from the building standard should be clearly identified in writing along with the plans submitted to Landlord for approval.

3.                                       Partitions and/or ceiling should not be attached with screws to window mullions. Ceiling shall be attached to wall just above the extruded piece that receives the drywall at the head of the window. Walls that terminate into windows shall end with 204S cap and the cap shall be adhered to the mullion with two (2) vertical strips of 1” x 1/8” neoprene, double stick tape.

4.                                       Window coverings will be single roll, Mecho Shades. Color and percentage open of fabric to be determined. Window shades are an optional Tenant cost item.

Syska and Hennessy Questions

1.                                       When 2x4’s, 2x2’s and downlights are used than the standards shall be used. When design dictates, other fixtures are acceptable provided that they are approved by the Landlord in advance.

2-7 See attached PMC letter dated April 4, 2002.

GENERAL CONTRACTOR/LICENSE:  290899

PACIFIC	14120 Live Oak Ave., Suite A-1
MECHANICAL	Baldwin Park, California 91706-1345
CONSTRUCTION	(626) 960-3971
MANAGEMENT	Fax: (626) 960-0485
PMCM@prnvoo.com

License No. 481491
B.C.A 20.36.38
A Division of Pacific Mechanical Contractors

April 4, 2002

Krismar Construction Company

233 Wilshire Boulevard, Suite #990

Santa Monica, California 90401

Attention: Gary Morrison

Subject: Pinnacle Phase One HVAC Tenant work

Dear Gary:

This is to address the HVAC related items on your April 3, 2002 E-mail/fax.

2 & 3)                Please see enclosed, revised April 2, 2002 Pinnacle Tenant Work Criteria Section T 15000, pages 1 through 7. Revisions are of the housekeeping type and include the following:

A)                                  Correction of outside design conditions.

B)                                    Suggestion for consideration of reheat boxes for interior zones on ground floor due to garage below.

C)                                    Revision of all duct wrap insulation to 2”, ¾” density and a requirement that duct mains, although lined, be wrapped when not exposed to assure the temperature of conditioned air delivered.

4)              The building system is a variable volume hot water reheat system. The controls contractor is Control Management Systems, (909) 980-1141, Cliff Bailey. Thermostats are to be display type.

5)              Box minimum setting is a tenant engineer call. Our experience is that over cooling occurs at 30% minimum when interior rooms are unoccupied (lights out) and that minimums must be set lower than 30%. Should resetting be necessary subsequent to commissioning, that will be the tenant’s responsibility.
LAQ is satisfied by air quantity. Reasonable air quantities should be available in interior spaces when occupancy (lights and people) provides a load, causing boxes to open.

6)              Duct configuration in conformance with the T 15000 standards, is a tenant engineer call. Note requirements for insulation/lining depending on ceiling treatment.

7)              There are no seismic joints within Pinnacle Phase I.

Please make sure Don Dodd and Jeff receive the revised criteria.

Sincerely,

P.M.C.M.

/s/ DAVE DEMING

Dave Deming

DD/jam

Enclosure

THE PINNACLE

Burbank, California,

Tensent Work Criteria

1.               DESIGN

A.           Airflow quantity to be based upon temperature difference between room and supply air at outlet of 20°F and 16°F for the interior zones. Room design temperature is 72°F summer, 78°F winter.

B.             Low velocity ducts and fittings sized at less than 0.1 inches water pressure loss per 100 feet.

C.             Supply Diffusers 24 x 24 perforated face with modular core and frame appropriate to ceiling type. Diffuser cores and back-pans shall have a flat black enamel finish. Face to be off-white baked enamel on perforated plate and margin unless specified otherwise by architect and approved by owner’s representative. Neck velocities to be 500 FPM maximum, unless scheduled otherwise. Furnish OBD’s. Return inlet 12 x 24 perforated face.

D.            Pressure independent variable volume boxes. Titus or Krueger minimum 2 row reheat coil. Box manufacturer to mount electronic controller furnished by control contractor. This contractor to pipe reheat valve furnished by control contractor. Thermostat and wiring furnished and installed by control contractor.

E.              Follow good engineering design principles with low loss conical high side connections, minimal elbows and fittings; abrupt transitions or “tap and cap” work is not acceptable. Include minimum ¾” size, type L copper reheat pipe, full port shut-off ball valves, petas plugs, unions at coil and control valves, and insulation per base system.

F.              Air and water balance in accord with NEBB or AABC. Submit balance reports. If owner does not approve air balance, acquire services of an independent balance agency to rebalance systems. Provide spot check of balance report as requested by owner.

G.             Acquire services of base building controls contractor to adjust supply and relief fan settings and sensors to accommodate each new tenant improvement work without disruption of existing building tenants or creation of unacceptable draft conditions and/or noise.

H.            Submit a block-out plan of zoning to tenant and owner prior to designing space. Plan shall indicate zone, air quantity and thermostat locations. Obtain approvals, by signature, before proceeding with design. Approval by owner does not relieve designer of compliance with criteria and proper performance. Each exterior exposure and each corner office to be individually zoned. Maximum 3 exterior rooms per zone. Consider use of reheat boxes for interior zones on first floor, due to garage below.

P.M.C.M.

AIR CONDITIONING SECTION T 15000-1

REV. 04/02/02

I.                 Provide appropriate air quantity and ductwork from adjacent interior zones to feed telephone and electric rooms, elevator lobbies, corridors and restrooms. Provide air distribution devices, fire, and smoke damper protection as appropriate.

J.                Base Building Design Criteria:

Summer Design	96°F DB 68°F WB	74°F DB Interior ± 2°
Winter Design	34°F DB	70°F DB Interior ± 2°

Glazing:	.44 Shading Co-efficient .35 Transmission Factor

Walls:	0.1 Transmission Factor
Roof:	.05 Transmission Factor
First Floor:	.33 Transmission Factor

One person per 150 Usable Sq. Ft (average per floor) 20 CFM OSA per person
Lights:	1.5 Watts per Sq. Ft.

Power:	2.0 Watts per Sq. Ft. Maximum 3.5 Watts per sq. ft.*

*  Advise owner in writing of proposed usage greater than 2.0 watts per sq. ft.

K.            Controls: To be performed by building base system control contractor, Control Management Systems. (909) 980-1141

Performance of controls by others must be pre-approved by building owner.

L.              The following provisions have been made for unusual and/or after hours HVAC loads. Contact building owner for usage and associated costs.

1.               24 Hour condenser water system served by open cooling tower at central plant.

M. Interior zones to reduce to 15% of design, adjustable to 0. All zones close to 0 at building shut down.

N. Boxes shall be selected at 80% or less of nominal CFM, not exceeding 0.7” W.G. pressure loss through the box, including attenuators, coils, connection to main trunk and low pressure ducts and diffusers.

AIR CONDITIONING SECTION T 15000-2

O.            Hot water piping and ductwork upstream of boxes shall comply with base building specifications and plans. Water velocity shall not exceed 8 feet per second; friction loss shall not exceed 8 feet of water per 100 feet of pipe, fittings included. Ductwork upstream of boxes shall not exceed 2000 feet per minute velocity, or 15 inches friction loss per 100 feet of duct based on full load air quantity design conditions. Duct upstream of boxes shall be constructed with low loss fittings to SMACNA 3” W.C. specifications and fully lined.

1.               Short radius adjustable elbows are not acceptable. Maximum fitting convergence angle 15º, inlet duct to box at least 2” larger I.D. than box connection.

2.               Where shown in high side ductwork, install single blade volume dampers for rough system balancing. Damper blades shall be constructed of not less than sixteen (16) gauge galvanized steel with edges bent and center grooved. Hardware shall be locked quadrant, heavy duty type as manufactured by Duro-Dyne Type KS-0385 with three-eight inch (3/8”) rod, K-4 quadrant and SB-338 closed end bearings or approved equal.

P.              Where duct mains are not exposed (concealed above tenant ceiling structure), regardless of the fact that ducts are lined, insulate all concealed cold supply air, high side duct mains with Microlite fiberglass duct insulation, foil faced, 3/4 lb. density, 2 inch thick insulation wrapped entirely around duct with joints lapped at least 2 inches and secured with 16 gauge galvanized wire on 12 inch centers. Insulation shall cover all surfaces including standing seams.

II.                                     INSTALLATION

A.           Furnish all labor, materials, equipment and services required to complete, connect, and place in optimum operating condition heating, ventilating, and air conditioning systems. All work shall conform to the applicable requirements of the latest edition of the Uniform Building Code, Uniform Mechanical Code, Title 22 and 24 of the California Administrative Code, NFPA Life Safety Codes, and all applicable local, state and federal codes, ordinances, laws and regulations governing the work.

B.             Refer to general notes and specifications on architectural drawings for all applicable notes.

C.             The contractor’s attention is called to the presence of existing conditions, conduit, piping, etc. The contractor shall be held responsible for the protection and repair of any and all damage caused by him or his work to existing conditions, piping, etc. New work and installations shall be made without interruptions of services to existing buildings and tenant spaces. Any interruptions required shall be made to minimize inconvenience and at times as approved in advance by the owner.

D.            Verification of existing conditions: Contractor shall field verify all points of connection, the type and capacity of equipment and systems being modified, or affected, the space available for installation and assume full responsibility for the proper installation and operation of all mechanical systems added or modified. Initiation of work constitutes acceptance of existing systems and installation.

AIR CONDITIONING SECTION T 15000- 3

E.              Contractor shall coordinate his work carefully with that of the other trades in order to avoid interference. Coordinate all ductwork and mechanical equipment with structural, plumbing, sprinkler and electrical systems. Any and all conflicts shall be resolved prior to installation, in concurrence with the architect.

F.              Ductwork shall be galvanized sheet metal and in accordance with the requirements of “SMACNA” HVAC duct construction for low and medium velocity duct. Round ductwork shall be spiral construction. Adhere to UMC Chapter 10 Requirements. All ductwork shall be constructed, erected and tested in accordance with the most restrictive of local regulations, procedures detailed in the ASHRAE Handbook of Fundamentals, or the applicable standards adopted by the Sheet Metal and Air Conditioning Contractors National Association. In conflict, the most stringent shall apply.

G.             Ductwork exposed shall be spiral sheet metal with 1”, 1-1/2 lb. density internal circle liner insulation in conformance with SMACNA & NFPA Requirements. 1”, 1-1/2 lb. lining required on all exposed rectangular duct and fittings. All exposed work to be carefully installed without blemish; duct, hangers, piping, equipment and appurtenances true, level, and plumb to building structural elements. Use single strap hangers with bolted connection to belly band on exposed spiral duct. No flex connections on exposed ductwork. Wipe down exposed duct and boxes to leave a clean, like new appearance. With the Tenant Engineer’s and Owner Project Engineer’s written approval, lining of round ductwork downstream of box plenums may be deleted except for the first 10’ of duct.

Where a ceiling is installed, all lining of the round ductwork downstream of box plenums may be deleted. Duct must be wrapped with 2” thick ½ pound density felt faced duct wrap securely wired in place, and flex duct connections shall be made to air distribution devices in accord with Section G.G. of this specification.

H.            All raw edges of internal insulation shall be coated with lagging adhesive to prevent erosion. Sealant on exposed ductwork shall be neatly applied for appearance with sharp edges (apply masking tape to achieve sharp edges and remove after sealing to provide clean edges). Use approved duct sealant at all transverse and longitudinal joints, fitting joints and elbow gores. On exposed ductwork, seal fitting joints and gores from inside to prevent aspiration soiling and provide a clean external appearance.

I.                 Make P.O.C to ducts as shown. Patch, seal and cap affected piping and ductwork; re-insulate as required.

J.                Insure airtight integrity of entire systems upon completion (new and existing). Patch or replace ductwork as required. All patch/insulation quality to be aesthetically pleasing.

K.            Confirm thermostats and control operation for indicated mechanical equipment. Calibrate thermostats.

L.              Protection: Provide and be responsible for protection and repair of adjacent surfaces and areas which may become damaged as a result of work in this section. Protect work performed hereunder until completion and final acceptance of project by owner. Repair or replace all damaged or defective work to original specified condition, at no additional cost to the owner.

AIR CONDITIONING SECTION T 15000 - 4

M.         Clean-up: Contractor shall keep his work, and the adjacent areas affected, free and clear from all debris caused by the work of this section. During and upon completion of work herein specified, remove from building and site all debris, unused materials, and equipment caused by work of this section and leave work in a clean, acceptable condition.

N.            Submit equipment, ductwork and piping layout shop drawings at 1/8” scale minimum as contract drawings for owner’s review prior to shop fabrication and construction.

O.            Submit test and balance reports for owner’s review.

P.              All materials exposed within the ceiling return air plenum to have a flame spread rating of not more than 25 and a smoke developed rating of not more than 50.

Q.            Where a ceiling is installed, provide 3’ 6” max. length flex duct (high pres. side) connection from mains to VAV boxes. Flex to be straight.

R.             Install all VAV boxes to provide optimum access to service controls. Do not position VAV boxes over gyp. board ceilings, in or over walls, or in any manner which will impede service access.

S.              Provide all VAV’s with min. 4’ long discharge sheet metal plenum with 1” thick–1 ½ # density liner or VAV manufacturer’s approved attenuator. Duct connections not permitted in this section. Connect ducts to a minimum 2’ long lined plenum down-stream of attenuator/plenum with low loss fittings.

T.             Perimeter zone boxes shall be located over interior rooms whenever possible.

U.            Provide minimum radius on elbows at 1-1/2 times duct size.

V.             Provide conical (45 degree convergence) tap-ins in medium pressure ductwork (typical of all box to trunk connections).

W.        HVAC components to be free from contact with piping, electrical conduits, ceiling suspension systems, and all building components. Remove noise and vibration from tenant spaces.

X.            Protect penetrations in lined medium pressure ducts with nosing and accessories to prevent liner erosion.

Y.             In non-accessible plaster (gyp. board) ceilings, route distribution to provide volume dampers and other control devices above accessible ceilings. When not possible, provide Young Regulators. Position same as directed by architect.

AIR CONDITIONING SECTION T 1500 - 5

Z.             All piping and ductwork shall pass freely through all walls and floors without rigid connections. Penetration points shall be sleeved to allow passage of piping or ductwork and maintain ¾ to 1/ ¼” clearance around the outside surfaces. This clearance shall be tightly packed with one pound density glass fiber, and caulked airtight with non-hardening sealant after installation of piping or ductwork. Apply appropriate fire proofing. For penetration through rated walls and floor, provide state of California fire marshal approved penetration system. Minimize rated wall duct penetrations. Reroute ductwork as required.

AA. The following items are part of this criteria:

a.               Base Building Specifications.

b.              HVAC Tenant Work Criteria.

c.               Base Building Drawings.

Written owner approval must be obtained for deviations.

BB.     Provide minimum of four duct diameters of straight duct prior to inlet of VAV boxes.

CC.     At the completion of the work, the contractor shall deliver to the office of the building complete as-built drawings showing work as actually installed. Two prints, one Mylar and one auto cad (most recent update) C.D. Also one print marked up to show deviation from design drawings.

DD.   Thermostats shall be located beside light switch at a height as directed by architect and in compliance with the handicap code requirements.

EE.       Provide duct across panels for all fire dampers and access for shutoff and control valves and boxes. Where these items cannot be reached through accessible tile ceiling panels, coordinate all ceiling and/or wall access requirements with architect.

FF.       Air balancing dampers shall be provided for each and every air outlet. Locate balancing damper at main duct branches and branch take-off for each outlet as far away as possible from air outlet. Outlet opposed blade damper shall be installed at full open position and shall not be used for air balancing purposing.

GG.     Where ceilings occur, flexible duct shall be 7’ 0” maximum length at diffusers. Flexible ducts shall consist of an exterior reinforced laminated vapor barrier, 1 ½” thick fiberglass insulation (K=.25 @ 75 DEG.F) encapsulated spring steel wire helix and impervious, smooth, non-perforated interior vinyl liner. Flexible ducts shall be individual lengths with factory fabricated steel connection collars. Flexible duct to be used only to connect terminal outlet, supply and return, air register to rigid duct system. Flexible ducts shall be supported at or near mid-length. Installation shall minimize sharp radius turns or offsets.

HH.   All air moving equipment shall be interlocked with building life safety system to shut down on alarm.

II.    All duct and pipe insulation and air conditioning equipment shall be certified by the California Energy Commission.

AIR CONDITIONING SECTION T 15000 - 6

JJ.           All unlined ductwork in return air plenum shall be insulated with 2” thick fiberglass blanket (3/4 lbs. density) with scrim foil vapor barrier, U.L. listed by “Manville” — Microlite, Certainteed, or equal.

KK.   All rooms shall have return air path. Provide wall opening above hung ceiling, for all rooms enclosed by slab-to-slab partitions. Calculate total return air and show appropriately sized demising wall openings for floor return air. Do not allow any obstruction of return air path. Calculate return air velocity at less than 400 FPM. Show openings on plans.

LL.       All work performed must match the existing installation in equipment, product and installation quality.

MM. All of the work performed is subject to inspection by the building owners for conformity with existing building systems, quality of products and installation. Do not perform any work that may adversely affect the existing building systems operation. Any work found unacceptable shall be promptly replaced or corrected at no additional cost. While owner has the right to inspection, no obligation exists.

NN.   Submit all ductwork, duct accessories, shop drawings, equipment, and air handling fixtures for approval prior to fabrication and installation. Centrally locate all zone boxes to the zone served in order that the low velocity ductwork will run in both directions from the box.

OO.   Do not install ducts or VAV boxes parallel under beams (spanning perpendicular to building core) which may impede return path @ 400 FPM. Coordinate with other trades, including existing conditions and shop drawings prior to installation.

PP.       Exact locations of all ceiling diffusers, registers and grilles when detailed on the architectural reflected ceiling plan and architectural room elevations shall be followed.

QQ.   All equipment shall be installed in strict accordance with the equipment manufacturer’s recommendations. Provide all fittings, transitions, dampers, valves and other devices required for a complete workable and serviceable installation.

RR.     All equipment, ducts, piping, and other devices and materials installed outside of the building or otherwise exposed to the weather shall be completely weatherproofed.

SS.       All appliances designed to be fixed in position shall be securely fastened in place.

TT.     Do not use flexible ducts in exhaust systems.

UU.   Provide expansion joints in all ducts and pipes crossing expansion and seismic joints.

VV.     Verify final location of thermostats and temperature sensors with furniture plans and owner’s representative prior to installation.

AIR CONDITIONING SECTION T 15000 - 7

EXHIBIT D

RULES AND REGULATIONS

1.                                       Except as may be specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of  the Building or Project (except within the Premises) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not place anything against or near exterior windows or doors which may appear unsightly from outside the Premises or which are visible from the exterior of the Premises (other than approved window coverings). Landlord shall have the right to remove, at Tenant’s expense and after affording Tenant a reasonable opportunity for cure after notice from Landlord, any sign installed or displayed in violation of this rule.

2.                                       Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety and interest of the Project and its tenants. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project except as otherwise expressly permitted under Lease Section 32.

3.                                       Tenant shall cooperate with Landlord in maintaining the Premises. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord.

4.                                       At Landlord’s request, as a part of the Tenant Improvements, Tenant shall install new locks in, and re-key, the Premises, and in such event, Tenant shall deliver a copy of a key to all such exterior door locks to Landlord upon installation thereof. In addition, upon the termination of its tenancy, Tenant shall deliver to Landlord the keys to all doors and locks in the Premises.

5.                                       All contractors and technicians rendering any Building-systems related service to Tenant shall be referred to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed) prior to performing any such service, including but not limited to, installation of telephone and telegraph equipment and electrical devices and installations affecting floors, exteriors walls, woodwork, windows, ceilings and any other physical portion of the Building. None of  Tenant’s contractors or subcontractors shall be entitled to (1) display identification or other signage at the Project, (2) use the passenger elevators at the Project, or  (3) park anywhere except on the lowest level of the Project parking facility in the are designated by Landlord.

6.                                       No deliveries shall be made which materially interfere with the operation of the Project. No outside food vendors shall be permitted within the Project except for making of specific deliveries of previously ordered items to the Premises or the premises of another tenant.

7.                                       Intentionally omitted.

8.                                       Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9.                                       Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, except for supplemental air conditioning systems installed in accordance with the provisions of the Lease.

10.                                 Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to assure the most reasonably

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effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Tenant shall keep shell/core corridor doors closed.

11.                                 Intentionally omitted.

12.                                 Landlord reserves the right to exclude from the Building during hours other than Building hours of operation, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any reasonable error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

13.                                 Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employee or invitees, shall have caused it.

15.                                 Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

16.                                 Subject to the provisions of Lease Section 32, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof(s) or exterior walls of the Building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

17.                                 Tenant shall not cut or bore holes for wires, except in accordance with the provisions of the Lease pertaining to Alterations. Tenant shall not affix any floor covering to floor of the Premises in any manner except as approved by Landlord to the extent required by the provisions of the Lease pertaining to Alterations. Tenant shall repair any damage resulting from noncompliance with this rule.

18.                                 Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities by the Tenant Parties.

19.                                 Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s reasonable judgment, is intoxicated or under the influence of liquor or drugs or who is in material violation of any of the Rules and Regulations of the Project.

20.                                 Tenant shall store all its trash and garbage bags within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

21.                                 No cooking shall be done or permitted on the Premises except the use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, and other similar hot beverages shall be permitted, and the use of an Underwriter’s Laboratory approved microwave oven for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws. Tenant may install soft drink and/or snack food vending machines for use by Tenant’s employees and invitees.

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22.                                 Tenant shall comply with all reasonable safety, fire protection and evacuation procedures and regulations established by Landlord or any government agency.

23.                                 Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

24.                                 There shall be no smoking within the Building or immediately adjacent to Building entrance (except in areas, if any, designated therefor by Landlord).

25.                                 Landlord may waive any one or more of  these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, provided that Landlord shall not waive any of such Rules and Regulations for the benefit of another tenant if not also waived for the benefit of Tenant unless application of such Rule or Regulations to such other tenant is not comparable to the application of such Rule or Regulation to Tenant due to the use, premises location or other particularities of the lease of such other tenant.

26.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. However, in the event of any conflict between these Rules and Regulations and the provisions of the body of the Lease, the provisions of the body of the Lease shall control.

27.                                 Upon written notice to Tenant, Landlord reserves the right to rescind any of these Rules and Regulations and to make future Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety, comfort and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted and of which Tenant has received written notice.

28.                                 Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, customers, invitees and guests.

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EXHIBIT E

Sign Exhibit
North Elevation
Scale: 1/32“ = 1’

Sign Exhibit
South Elevation (A)
Scale: 1/32“ =1’

Sign Exhibit
South Elevation (B)
Scale: 1/32“ = 1’

Sign Exhibit
West Elevation
Scale: 1/32“ = 1’

Sign Exhibit
Plaza Monument Unit
Scale: ¼” = 1’

Plaza Internally Lit Media Unit

8’ 0” width x 15’ 0” height, including 1’ 0” base

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”) is made as of the        day of June, 2002, by and among WARNER SPECIAL PRODUCTS, INC., a Delaware corporation (“Assignor”), MEDIA CENTER DEVELOPMENT, LLC, a Delaware limited liability company (“Assignee”), and TOLUCA LAKE FINANCIAL CENTRE, a California limited partnership (“Landlord”).

RECITALS:

A.                                   Landlord and Assignor entered into that certain Agreement of Lease and Addendum to Lease each dated as of June 20, 1995 (as amended, the “Lease”) for the lease of certain premises (the “Premises”) containing an aggregate of approximately 16,477 rentable square feet located at Suites 800 (containing approximately 13,755 rentable square feet) and 730 (containing approximately 2,722 rentable square feet) located on the eighth (8th) and seventh (7th) floors of the building at 3500 W. Olive Avenue, Burbank, California.

B.                                     Concurrently herewith, Assignee, as “Landlord”, and Warner Music Group Inc., a Delaware corporation (the “3400 W. Olive Tenant”), as “Tenant”, have entered into that certain Office Lease (the “3400 W. Olive Lease”) respecting certain premises leased thereunder to be located within the building at 3400 W. Olive Avenue, Burbank, California (the “3400 W. Olive Lease Premises”).

C.                                     The parties now desire to enter into this Agreement to provide for the assignment by Assignor to Assignee of all of the right, title and interest of Assignor in and to the Lease, and Assignee’s acceptance of such assignment and agreement to perform all of the obligations of “Tenant” under the Lease with respect to the period from and after the effective date of such assignment, all upon the terms and conditions hereinafter set forth.

TERMS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease as of the date (the “Effective Date”) which is the later to occur of (a) the date of Assignor’s vacation of the Premises, or (b) the “Commencement Date” (as defined in the 3400 W. Olive Lease) under the 3400 W. Olive Lease. Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Assignor under the Lease with respect to the period from and after the Effective Date. Assignee agrees that it has inspected the Premises and hereby agrees to take the Premises in the condition existing upon the Effective Date, with Assignor having no obligation to restore the Premises to its original condition.

2.                                       Assignor is hereby released by Landlord and Assignee from further obligations or liabilities accruing under the Lease with respect to the period from and after the Effective Date (but nothing contained herein shall be deemed to release Assignor from obligations or liabilities accruing under the Lease with respect to the period prior to the Effective Date, including, without limitation, indemnity obligations relating to claims made following the Effective Date relating to occurrences prior to the Effective Date). As of the Effective Date, Assignor shall have no continuing or future possessory rights in and to the Premises and thereafter waives any right it may possess to receive notice from Landlord relative to this Agreement or the Lease except with respect to the period prior to the Effective Date.

3.                                       Assignor represents and covenants as follows:

(a)                                  That the Lease is in full force and effect; that Assignor’s interest therein is free and clear of all encumbrances; and that Assignor has fully performed all covenants and obligations due or owing under the Lease and has not done or permitted any acts in violation of the covenants contained in the Lease.

(b)                                 That Assignor has not heretofore assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the

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Lease or its interest in the Lease or subleased or allowed use or occupancy of the Premises by any other person or entity.

(c)                                  That, to Assignor’s actual knowledge: (i) Landlord has fully performed all the covenants and obligations on its part to be performed and observed under the Lease; (ii) Landlord has not done or permitted any act or acts in violation of any of the covenants, provisions or terms thereof; and (iii) there is not now in existence any reason or claim to offset, deduct or decrease any payments due under the Lease.

4.                                       Landlord hereby consents to the assignment of the Lease to Assignee and the terms of this Agreement. Except as expressly otherwise provided in this Agreement, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease. Consent to this Agreement shall not be deemed a consent by Landlord to any further assignment, whether or not Assignee purports to permit the same.

5.                                       Subject to the provisions of Paragraph 4, the provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

6.                                       Assignee’s address for notices under the Lease shall be c/o M. David Paul Development LLC, 233 Wilshire Boulevard, Suite 990, Santa Monica, California 90401, Attn: M. David Paul, unless and until changed in accordance with the Lease.

7.                                       In the event that at any time after the date hereof any party or parties hereto shall institute any action or proceeding against the other party or parties hereto relating to this Agreement, then and in that event, the party(ies) not prevailing in such action or proceeding shall reimburse the prevailing party(ies) for its reasonable attorneys’ fees, and all fees, costs and expenses incurred by the prevailing party(ies) in connection with such action or proceeding. In addition to the foregoing award of fees, the prevailing party(ies) shall be entitled to its attorneys’ fees, and all fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment.

8.                                       Each individual executing this Agreement on behalf of a partnership, corporation or limited liability company represents that he or she is duly authorized to execute and deliver this Agreement on behalf of the entity which is a party to this Agreement and agrees to deliver evidence of his or her authority to the other party(ies) upon request.

9.                                       The parties agree to execute such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

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10.                                 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:		ASSIGNEE:

WARNER SPECIAL PRODUCTS, INC.,		MEDIA CENTER DEVELOPMENT, LLC,
a Delaware corporation		a Delaware limited liability company

		By:	MEDIA CENTER PARTNERS, LLC,
By:			a Delaware limited liability
company, its managing member
Print Name:
			By:	M. DAVID PAUL
Its:				DEVELOPMENT LLC, a
California limited
By:				liability company, its
managing member
Print Name:
By:
Its:				M. David Paul
Managing Member

LANDLORD:

TOLUCA LAKE FINANCIAL CENTRE,
a California limited partnership

By:	OLIVE ASSOCIATES,
a California limited partnership,
its general partner

By:	M. DAVID PAUL & ASSOCIATES,
a California limited
partnership, its general partner

By:
M. David Paul
General Partner

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EXHIBIT G

[CHICAGO TITLE COMPANY LOGO]

PRELIMINARY REPORT

	Dated as of: May 1, 2002	at 7:30 AM

Reference: MEDIA CENTER	Order No.: 21049290-X52

CHICAGO TITLE COMPANY hereby reports that it prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception in Schedule B or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in the attached list. Copies of the Policy forms are available upon request.

Please read the exceptions shown or referred to in Schedule B and the exceptions and exclusions set forth in the attached list of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered. It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

THIS REPORT (AND ANY SUPPLEMENTS OR AMENDMENTS HERETO) IS ISSUED SOLELY FOR THE PURPOSE OF FACILITATING THE ISSUANCE OF A POLICY OF TITLE INSURANCE AND NO LIABILITY BE ASSUMED HEREBY. IF IT IS DESIRED THAT LIABILITY BE ASSUMED PRIOR TO THE ISSUANCE OF A POLICY OF TITLE INSURANCE, A BINDER OR COMMITMENT SHOULD BE REQUESTED.

The form of policy of title insurance contemplated by this report is:

AMERICAN LAND TITLE ASSOCIATION OWNER’S EXTENDED COVERAGE POLICY

AMERICAN LAND TITLE ASSOCIATION LOAN EXTENDED COVERAGE POLICY

Title Department
CHICAGO TITLE COMPANY
700 S. FLOWER ST. #900
LOS ANGELES, CA 90017
(213)488-4300 fax:

NATE GLOVER
X52

SCHEDULE A

Order No: 21049290 X52	Your Ref: MEDIA CENTER

1.                                       The estate or interest in the land hereinafter described or referred to covered by this report is:

A FEE

2.                                       Title to said estate or interest at the date hereof is vested in:

MEDIA CENTER DEVELOPMENT, LLC, A DELAWARE LIMITED LIABILITY COMPANY

3.                                       The land referred to in this report is situated in the State of California, County of LOS ANGELES and is described as follows:

SEE ATTACHED DESCRIPTION

DESCRIPTION

Order No. 21049290

PARCEL 1:

LOTS 17 TO 19 INCLUSIVE, 48 TO 64 INCLUSIVE AND PORTIONS OF LOTS 15, 16, 20, 21, 45, 46, 47, 65, 66 AND THAT PORTION OF VACATED LIME STREET, ALL IN TRACT NO. 7553, IN THE CITY OF BURBANK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 99 PAGES 16 AND 17 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT 57; THENCE ALONG THE NORTHEASTERLY LINES OF SAID LOTS 57 TO 64 INCLUSIVE TO AND ALONG THE NORTHWESTERLY LINE OF PARCEL 12 OF THE RELINQUISHMENT DEED RECORDED NOVEMBER 18, 1964 AS INSTRUMENT NUMBER 5197 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER, SOUTH 22° 59’ 37” EAST 611.34 FEET; THENCE CONTINUING ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 12, SOUTH 11° 37’ 43” EAST 16.92 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 272.00 FEET, SOUTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 17° 22’ 48” AN ARC DISTANCE OF 82.51 FEET TO THE SOUTHWESTERLY CORNER OF SAID PARCEL 12, SAID CORNER BEING IN THE NORTHEASTERLY LINE OF THE I-134 (VENTURA) FREEWAY; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY LINE THROUGH ITS VARIOUS DEEDS, NORTH 69° 30’ 15” WEST 142.73 FEET, NORTH 69° 35’ 04” WEST 69.76 FEET, NORTH 72° 39’ 12” WEST 110.70 FEET TO THE NORTHEASTERLY LINE OF VACATED LIMA STREET; THENCE ALONG SAID NORTH EASTERLY LINE, NORTH 22° 59’ 10” WEST 1.52 FEET TO THE SOUTHWESTERLY LINE OF PARCEL 11 OF SAID RELINQUISHMENT DEED; THENCE ALONG SAID LINE, NORTH 71° 43’ 21” WEST 79.82 FEET TO THE SOUTHWESTERLY LINE OF SAID VACATED LIMA STREET; THENCE ALONG SAID SOUTHWESTERLY LINE, NORTH 22° 59’ 10” WEST 0.22 FEET TO SAID NORTHEASTERLY LINE OF THE I-134 (VENTURA) FREEWAY; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE, NORTH 76° 44’ 20” WEST 15.58 FEET, NORTH 77° 29’ 18” WEST 150.46 FEET TO THE NORTHWESTERLY CORNER OF SAID LOT 20; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE OF SAID FREEWAY, NORTH 63° 12’ 07” WEST 4.16 FEET, NORTH 57° 21’ 13” WEST 21.44 FEET, NORTH 74° 53’ 41” WEST 38.46 FEET TO A POINT IN THE SOUTHWESTERLY LINE OF SAID LOT 16, AND ALONG SAID LINE, SOUTH 23° 00’ 49” EAST 0.21 FEET AND CONTINUING ALONG THE SOUTHEASTERLY LINE OF SAID FREEWAY, NORTH 74° 01’ 44” WEST 22.11 FEET TO A POINT IN THE SOUTHEASTERLY LINE OF THE NORTHWESTERLY 10.00 FEET OF SAID LOT 15; THENCE ALONG SAID SOUTHEASTERLY LINE, NORTH 40° 10’ 20” EAST 19.26 FEET TO SAID SOUTHWESTERLY LINE OF LOT 16; THENCE ALONG SAID LINE, NORTH 23° 00’ 49” WEST 11.20 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 16; THENCE ALONG THE NORTHWESTERLY LINES OF LOTS 16, 17, 18 AND 19, NORTH 40° 10’ 20” EAST 201.89 FEET TO THE MOST NORTHERLY CORNER OF SAID LOT 19; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOT 19, SOUTH 22° 59’ 10” EAST 11.21 FEET TO THE NORTHWESTERLY LINE OF SAID VACATED LIMA STREET; THENCE ALONG SAID LINE NORTH 40° 10’ 20” EAST 67.25 FEET TO THE SOUTHWESTERLY LINE OF SAID LOT 52; THENCE ALONG SAID LINE, NORTH 22° 59’ 10” WEST 11.21 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 52; THENCE ALONG THE NORTHWESTERLY LINES OF SAID LOTS 52 THROUGH 57, NORTH 40° 10’ 20” EAST 302.67 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION OF SAID LOTS LYING NORTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT 57; THENCE ALONG THE NORTHEASTERLY LINES OF LOTS 57 TO 62 INCLUSIVE, SOUTH 22° 59’ 37” EAST 484.22 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 70° 36’ 36” WEST 148.83 FEET; THENCE NORTH 22° 51’ 36” WEST 21.56 FEET; THENCE NORTH 70° 36’ 36” WEST 88.37 FEET; THENCE NORTH 22° 51’36” WEST 106.22 FEET; THENCE NORTH 70° 36’ 36” WEST 103.14 FEET TO THE NORTHWESTERLY LINE OF SAID LOT 52.

1

Order No. 21049290

EXCEPT THEREFROM ALL MINERALS, OIL, GASES AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, WITHOUT, HOWEVER, THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE THEREOF, AS RESERVED IN THE DEEDS RECORDED DECEMBER 3, 1965 AS INSTRUMENT NO. 4248, MARCH 11, 1964 AS INSTRUMENT NO. 3500 AND JUNE 23, 1964 AS INSTRUMENT NO. 2275.

SAID LAND IS SHOWN AS PROPOSED PARCEL 1 ON THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED MAY 22, 2001 AS INSTRUMENT NO. 01-868383.

PARCEL 2:

LOTS 55 TO 59 INCLUSIVE AND PORTIONS OF LOTS 50 TO 54 INCLUSIVE AND LOTS 60 TO 62 INCLUSIVE OF TRACT NO. 7553, IN THE CITY OF BURBANK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 99 PAGES 16 AND 17 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT 57; THENCE ALONG THE NORTHEASTERLY LINES OF LOTS 57 TO 62 INCLUSIVE, SOUTH 22° 59’ 37” EAST 484.22 FEET; THENCE NORTH 70° 36’ 36” WEST 148.83 FEET; THENCE NORTH 22° 51’ 36” WEST 21.56 FEET; THENCE NORTH 70° 36’ 36” WEST 88.37 FEET; THENCE NORTH 22° 51’ 36” WEST 106.22 FEET; THENCE NORTH 70° 36’ 36” WEST 103.14 FEET TO THE NORTHWESTERLY LINE OF SAID LOT 52; THENCE ALONG SAID NORTHWESTERLY LINE AND THE NORTHWESTERLY LINES OF LOTS 53 THROUGH 57 TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL MINERALS, OIL, GASES AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, WITHOUT, HOWEVER, THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE THEREOF, AS RESERVED IN THE DEEDS RECORDED DECEMBER 3, 1965 AS INSTRUMENT NO. 4248, MARCH 11, 1964 AS INSTRUMENT NO. 3500 AND JUNE 23, 1964 AS INSTRUMENT NO. 2275.

SAID LAND IS SHOWN AS PROPOSED PARCEL 2 OF THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED MAY 22, 2001 AS INSTRUMENT NO. 01-868383.

PARCEL 3:

ALL RIGHTS AND BENEFITS OF THAT CERTAIN DOCUMENT ENTITLED “DEVELOPMENT RIGHTS DEED AND AGREEMENT”, BY AND BETWEEN NATIONAL BROADCASTING COMPANY, A DELAWARE CORPORATION (“GRANTOR”), NBC PLAZA L.P., A CALIFORNIA LIMITED PARTNERSHIP (“GRANTEE”), AND CITY OF BURBANK, A MUNICIPAL CORPORATION (“CITY”), AS RECORDED SEPTEMBER 27, 1991 AS INSTRUMENT NO. 91-1534540 AND MODIFIED BY A DOCUMENT ENTITLED “FIRST AMENDMENT TO DEVELOPMENT AGREEMENT FOR THE OLIVE-CALIFORNIA PROJECT (PREVIOUSLY CALLED THE NBC PLAZA PROJECT) AMENDMENT TO PLANNED DEVELOPMENT 89-6” DATED DECEMBER 20, 1996 AND RECORDED APRIL 21, 1997 AS INSTRUMENT NO. 97-596882.

2

SCHEDULE B

Order No: 21049290 X52	Your Ref: MEDIA CENTER

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in the policy form designated on the face page of this Report would be as follows:

A	1.	PROPERTY TAXES, INCLUDING ANY ASSESSMENTS COLLECTED WITH TAXES, TO BE LEVIED FOR THE FISCAL YEAR 2002-2003 THAT ARE A LIEN NOT YET DUE.

B	2.	PROPERTY TAXES FOR THE FISCAL YEAR SHOWN BELOW ARE PAID. FOR INFORMATION PURPOSES THE AMOUNTS ARE:

		FISCAL YEAR:	2001-2002
		1ST INSTALLMENT:	$1,291.93
		2ND INSTALLMENT:	$1,291.92
		EXEMPTION:	$-NONE-
		CODE AREA:	0002542
		ASSESSMENT NO:	2483-023-443

C	3.	PROPERTY TAXES FOR THE FISCAL YEAR SHOWN BELOW ARE PAID. FOR INFORMATION PURPOSES THE AMOUNTS ARE:

		FISCAL YEAR:	2001-2002
		1ST INSTALLMENT:	$82,321.39
		2ND INSTALLMENT:	$82,321.38
		EXEMPTION:	$-NONE-
		CODE AREA:	0002542
		ASSESSMENT NO:	2483-023-444

D	4.

THE LIEN OF SUPPLEMENTAL OR ESCAPED ASSESSMENTS OF PROPERTY TAXES, IF ANY, MADE PURSUANT TO THE PROVISIONS OF PART 0.5, CHAPTER 3.5 OR PART 2, CHAPTER 3,  ARTICLES 3 AND 4 RESPECTIVELY (COMMENCING WITH SECTION 75) OF THE REVENUE AND TAXATION CODE OF THE STATE OF CALIFORNIA AS RESULT OF THE TRANSFER OF TITLE TO THE VESTEE NAMED IN SCHEDULE A; OR AS  A RESULT OF CHANGES IN OWNERSHIP OR NEW CONSTRUCTION OCCURRING PRIOR TO DATE OF POLICY.

E	5.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

		PURPOSE:	PUBLIC STREET
		RECORDED:	APRIL 5, 1974 AS INSTRUMENT NO. 4545
		AFFECTS:	THAT PORTION OF LOT 57 TRACT NO. 7553, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT 57; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY LINE OF SAID LOT, A DISTANCE OF 10.00 FEET; THENCE IN A DIRECT LINE TO A POINT ON THE NORTHEASTERLY LINE OF SAID LOT, DISTANT SOUTHEASTERLY THEREON 10.00 FEET FROM THE POINT OF BEGINNING; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY LINE 10.00 FEET

1

TO THE POINT OF BEGINNING.

		AFFECTS:	PARCEL 8.

G	6.

THE FACT THAT SAID LAND IS INCLUDED WITHIN A PROJECT AREA OF THE REDEVELOPMENT AGENCY SHOWN BELOW, AND THAT PROCEEDINGS FOR THE REDEVELOPMENT OF SAID PROJECT HAVE BEEN INSTITUTED UNDER THE REDEVELOPMENT LAW (SUCH REDEVELOPMENT TO PROCEED ONLY AFTER THE ADOPTION OF THE REDEVELOPMENT PLAN) AS DISCLOSED BY A DOCUMENT.

REDEVELOPMENT
		AGENCY:	THE WEST OLIVE REDEVELOPMENT PROJECT REDEVELOPMENT AREA

		RECORDED:	DECEMBER 31, 1976 AS INSTRUMENT NO. 5100

H	7.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

		PURPOSE:	PUBLIC UTILITIES
		RECORDED:	MARCH 14, 1961 AS INSTRUMENT NO. 2986
		AFFECTS:	THE SOUTHEASTERLY 3 FEET.

I		AFFECTS: PARCEL 9

J	8.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

		PURPOSE:	PUBLIC UTILITIES
		RECORDED:	JUNE 23, 1969 AS INSTRUMENT NO. 2699
		AFFECTS:	THE SOUTHEASTERLY 3.00 FEET MEASURED NORTHWESTERLY AT RIGHT ANGLES TO THE SOUTHEASTERLY LINE OF LOTS 18 AND 19 OF TRACT NO. 7553.

THE NORTHWESTERLY LINE OF SAID STRIP OF LAND TO BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN THE SOUTHWESTERLY LINE OF SAID LOT 18 AND THE NORTHEASTERLY LINE OF SAID LOT 19.

		AFFECTS:	PARCEL 9.

L	9.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

		PURPOSE:	PUBLIC UTILITIES
		RECORDED:	AUGUST 9, 1955 AS INSTRUMENT NO. 3285 IN BOOK 48599 PAGE 435, OFFICIAL RECORDS
		AFFECTS:	THE SOUTHERLY 3 FEET.

2

		AFFECTS: PARCEL 10.

N	10.

THE TERMS, COVENANTS AND PROVISIONS SET OUT IN THAT  CERTAIN  DOCUMENT ENTITLED NBC PLAZA DEVELOPMENT AGREEMENT,  BY AND BETWEEN THE CITY OF BURBANK AND THE NBC PLAZA L.P., RECORDED SEPTEMBER 20, 1991 AS INSTRUMENT NO. 91-1491083.

O	11.

A DOCUMENT ENTITLED “FIRST AMENDMENT TO DEVELOPMENT AGREEMENT FOR THE OLIVE-CALIFORNIA PLAZA PROJECT (PREVIOUSLY CALLED THE NBC PLAZA PROJECT) AMENDMENT TO PLANNED DEVELOPMENT 89-6”, DATED DECEMBER 20, 1996 EXECUTED BY SNYDER PROPERTIES VENTURE, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS SUCCESSOR-IN-INTEREST TO NBC PLAZA L.P., AND THE CITY OF BURBANK, A MUNICIPAL CORPORATION OF THE STATE OF CALIFORNIA, SUBJECT TO ALL THE TERMS, PROVISIONS AND CONDITIONS THEREIN CONTAINED, RECORDED APRIL 21, 1997 AS INSTRUMENT NO. 97-596882.

P	12.

A DOCUMENT ENTITLED “ASSIGNMENT AND ASSUMPTION AGREEMENT”, DATED MARCH 10, 2000 EXECUTED BY EOP-MEDIA CENTER,  L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AND MEDIA CENTER DEVELOPMENT, LLC., A DELAWARE LIMITED LIABILITY COMPANY, SUBJECT TO ALL THE TERMS, PROVISIONS AND CONDITIONS THEREIN CONTAINED, RECORDED MARCH 10, 2000 AS INSTRUMENT NO. 00-0369324.

Q	13.	AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT

		GRANTED TO:	THE CITY OF BURBANK
		PURPOSE:	PUBLIC STREET PURPOSES
		RECORDED:	JULY 13, 2001 AS INSTRUMENT NO. 01-1217983
		AFFECTS:	AS PROVIDED THEREIN

R	14.

THE FACT THAT SAID LAND IS INCLUDED WITHIN A PROJECT AREA OF THE REDEVELOPMENT AGENCY SHOWN BELOW, AND THAT PROCEEDINGS FOR THE REDEVELOPMENT OF SAID PROJECT HAVE BEEN INSTITUTED UNDER THE REDEVELOPMENT LAW (SUCH REDEVELOPMENT TO PROCEED ONLY AFTER THE ADOPTION OF THE REDEVELOPMENT PLAN) AS DISCLOSED BY A DOCUMENT.

		REDEVELOPMENT
		AGENCY:	BURBANK REDEVELOPMENT AGENCY
		RECORDED:	JULY 24, 2001 AS INSTRUMENT NO. 01-1305317

S	15.	A DEED OF TRUST TO SECURE AN INDEBTEDNESS IN THE ORIGINAL AMOUNT SHOWN BELOW

		AMOUNT:	$60,000,000.00
		DATED:	OCTOBER 11, 2001
		TRUSTOR:	MEDIA CENTER DEVELOPMENT, LLC, A DELWARE LIMITED

3

LIABILITY COMPANY
		TRUSTEE:	CHICAGO TITLE COMPANY
		BENEFICIARY:	CALIFORNIA BANK & TRUST, A CALIFORNIA BANKING CORPORATION
		RECORDED: ORIGINAL LOAN	OCTOBER 19, 2001 AS INSTRUMENT NO. 01-1993091
		NUMBER:	NOT SHOWN

T	16.	AN UNRECORDED LEASE AFFECTING THE PREMISES HEREIN DESCRIBED, EXECUTED BY AND BETWEEN THE PARTIES HEREIN NAMED, WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN

		LESSOR:	MEDIA CENTER DEVELOPMENT LLC
		LESSEE:	ARNIE MORTON’S OF CHICAGO/BURBANK LLC
		DISCLOSED BY:	A MEMORANDUM OF LEASE
		RECORDED:	SEPTEMBER 27, 2001 AS INSTRUMENT NO. 01-1830373

U		AN AGREEMENT (AND THE PROVISIONS CONTAINED THEREIN) WHICH STATES THAT SAID LEASE IS SUBORDINATE TO THE DEED OF TRUST

		RECORDED:	OCTOBER 19, 2001 AS INSTRUMENT NO. 01-1993091
BY AGREEMENT
		RECORDED:	NOVEMBER 30, 2001 AS INSTRUMENT NO. 01-2274781

V	17.	AN UNRECORDED LEASE AFFECTING THE PREMISES HEREIN DESCRIBED, EXECUTED BY AND BETWEEN THE PARTIES HEREIN NAMED, WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN

		LESSOR:	MEDIA CENTER DEVELOPMENT, LLC, A DELAWARE LIMITED LIABILITY COMPANY
		LESSEE:	SPECTRUM FOODS, INC., A CALIFORNIA CORPORATION
		DISCLOSED BY:	SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT
		RECORDED:	NOVEMBER 30, 2001 AS INSTRUMENT NO. 01-2274780

W		AN AGREEMENT (AND THE PROVISIONS CONTAINED THEREIN) WHICH STATES THAT SAID LEASE IS SUBORDINATE TO THE DEED OF TRUST

		RECORDED:	OCTOBER 19, 2001 AS INSTRUMENT NO. 01-1993091
BY AGREEMENT
		RECORDED:	NOVEMBER 30, 2001 AS INSTRUMENT NO. 01-2274780

X	18.	A CLAIM OF MECHANIC’S LIEN

		AMOUNT:	$ 597,414.00

4

		CLAIMANT:		STROCAL, INC.
		RECORDED:		APRIL 5, 2002 AS INSTRUMENT NO. 02-0814200

Y	19.	ANY OTHER CLAIMS FOR MECHANICS’ LIENS THAT MAY BE RECORDED BY REASON OF A WORK OF IMPROVEMENT THAT IS DISCLOSED BY THE MECHANIC’S LIEN SHOWN IN THE LAST ABOVE NUMBERED ITEM.

Z	20.	ANY RIGHTS, INTERESTS OR CLAIMS WHICH MAY EXIST OR ARISE BY REASON OF THE FOLLOWING MATTERS DISCLOSED BY AN INSPECTION OF SURVEY:

		A) A WALKWAY EXISTS OVER APPROXIMATELY THE NORTHWESTERLY 11 FEET OF SAID LAND ADJOINING OLIVE AVENUE.

AA	21.	WATER RIGHTS, CLAIMS OR TITLE TO WATER, WHETHER OR NOT SHOWN BY THE PUBLIC RECORDS.

AB	22.

ANY CLAIM, WHICH ARISES OUT OF THE TRANSACTION VESTING IN THE INSURED THE ESTATE OR INTEREST INSURED BY THIS POLICY, BY REASON OF THE OPERATION OF FEDERAL BANKRUPTCY, STATE INSOLVENCY, OR SIMILAR CREDITORS’ RIGHTS LAWS, THAT IS BASED ON:

		(i)	THE TRANSACTION CREATING THE ESTATE OR INTEREST INSURED BY THIS POLICY BEING DEEMED A FRAUDLENT CONVEYANCE OR FRAUDLENT TRANSFER; OR

		(ii)	THE TRANSACTION CREATING THE ESTATE OR INTEREST INSURED BY THIS POLICY BEING DEEMED A PREFERENTIAL TRANSFER EXCEPT WHERE THE PREFERENTIAL TRANSFER RESULTS FROM THE FAILURE:

			(A)	TO TIMELY RECORD THE INSTRUMENT OF TRANSFER; OR

			(B)	OF SUCH RECORDATION TO IMPART NOTICE TO A PURCHASER FOR VALUE OR A JUDGMENT OR LIEN CREDITOR.

AC	23.

ANY CLAIM, WHICH ARISES OUT OF THE TRANSACTION CREATING THE INTEREST OF THE MORTGAGEE INSURED BY THIS POLICY, BY REASON OF THE OPERATION OF FEDERAL BANKRUPTCY, STATE INSOLVENCY, OR SIMILAR CREDITORS’ RIGHTS LAWS, THAT IS BASED ON:

		(i)	THE TRANSACTION CREATING THE INTEREST OF THE INSURED MORTGAGEE BEING DEEMED A FRAUDULENT CONVEYANCE OR FRAUDULENT TRANSFER; OR

		(ii)	THE SUBORDINATION OF THE INTEREST OF THE INSURED MORTGAGEE AS A RESULTS OF THE APPLICATION OF THE DOCTRINE OF EQUITABLE SUBORDINATION; OR

		(iii)	THE TRANSACTION CREATING THE INTEREST OF THE INSURED MORTGAGEE BEING DEEMED A PREFERENTIAL TRANSFER EXCEPT WHERE THE PREFERENTIAL

5

TRANSFER RESULT FROM THE FAILURE:

		(A)	TO TIMELY RECORD THE INSTRUMENT OF TRANSFER; OR

		(B)	OF SUCH RECORDATION TO IMPART NOTICE TO A PURCHASER FOR VALUE OR A JUDGMENT OR LIEN CREDITOR.

AD	24.	ANY RIGHTS OF THE PARTIES IN POSSESSION OF SAID LAND, BASED ON ANY UNRECORDED LEASE, OR LEASES.

THIS COMPANY WILL REQUIRE THAT A FULL COPY OF ANY UNRECORDED LEASE BE SUBMITTED TO US, TOGETHER WITH ALL SUPPLEMENTS, ASSIGNMENTS AND AMENDMENTS, BEFORE ISSUING ANY POLICY OF TITLE INSURANCE.

AE	25.	MATTERS WHICH MAY BE DISCLOSED BY AN INSPECTION OR SURVEY OF SAID LAND OR BY INQUIRY OF THE PARTIES IN POSSESSION THEREOF.

AF

THIS OFFICE MUST BE NOTIFIED AT LEAST 7 BUSINESS DAYS PRIOR TO THE SCHEDULED CLOSING IN ORDER TO ARRANGE FOR AN INSPECTION OF THE LAND; UPON COMPLETION OF THIS INSPECTION YOU WILL BE NOTIFIED OF THE REMOVAL OF SPECIFIC COVERAGE EXCEPTIONS AND/OR ADDITIONAL EXCEPTIONS TO COVERAGE.

AG		END OF SCHEDULE B

AH		NOTE NO. 1: THERE ARE NO CONVEYANCES AFFECTING SAID LAND, RECORDED WITHIN SIX (6) MONTHS OF THE DATE OF THIS REPORT.

AI		NOTE NO. 2: THE CHARGE FOR A POLICY OF TITLE INSURANCE, WHEN ISSUED THROUGH THIS TITLE ORDER, WILL BE BASED ON THE SHORT-TERM RATE.

AJ

NOTE NO. 3:    THIS COMPANY WILL REQUIRE THAT AN ALTA SURVEY OF SAID LAND, SATISFACTORY TO THIS COMPANY, BE SUBMITTED. IT IS RECOMMENDED THAT THE SURVEYOR CONTACT THIS COMPANY PRIOR TO STARTING THE SURVEY.

AK

NOTE NO. 4:     YOUR OPEN ORDER REQUEST INDICATES THAT A LIMITED LIABILITY COMPANY WILL BE ACQUIRING, ENCUMBERING OR CONVEYING REAL PROPERTY IN YOUR TRANSACTION. UNDER THE PROVISIONS OF “THE CALIFONIA LIMITED LIABILITY ACT, EFFECTIVE SEPTEMBER 30, 1994” THE FOLLOWING WILL BE REQUIRED:

1. A COPY OF THE ARTICLES OF ORGANIZATION (AND ALL AMENDMENTS, IF ANY)
THAT HAS BEEN FILED WITH THE SECRETARY OF STATE.

2.    THE REQUIREMENT THAT THIS COMPANY BE PROVIDED WITH A COPY OF THE OPERATING AGREEMENT. THE COPY PROVIDED MUST BE CERTIFIED BY THE APPROPRIATE MANAGER OR MEMBER THAT IT IS A COPY OF THE CURRENT OPERATING AGREEMENT.

3. IF THE LIMITED LIABILITY COMPANY IS MEMBER-MANAGED THEN THIS COMPANY MUST BE PROVIDED WITH A CURRENT LIST OF THE MEMBER NAMES.

6

AL

NOTE NO. 5:  WHEN THIS TITLE ORDER CLOSES AND IF CHICAGO TITLE IS HANDLING LOAN PROCEEDS THROUGH SUB-ESCROW, ALL TITLE CHARGES AND EXPENSES NORMALLY BILLED, WILL BE DEDUCTED FROM THOSE LOAN PROCEEDS (TITLE CHARGES AND EXPENSES WOULD INCLUDE TITLE PREMIUMS, ANY TAX OR BOND ADVANCES, DOCUMENTARY TRANSFER TAX AND RECORDING FEES, ETC.) .

AM

NOTE NO. 6:   IF THIS COMPANY IS REQUESTED TO DISBURSE FUNDS IN CONNECTION WITH THIS TRANSACTION, CHAPTER 598, STATUTES OF 1989 MANDATES HOLD PERIODS FOR CHECKS DEPOSITED TO ESCROW OR SUB-ESCROW ACCOUNTS. THE MANDATORY HOLD PERIOD FOR CASHIER CHECKS, CERTIFIED CHECKS AND TELLER’S CHECKS IS ONE BUSINESS DAY AFTER THE DAY DEPOSITED. OTHER CHECKS REQUIRE A HOLD PERIOD OF FROM TWO TO FIVE BUSINESS DAYS AFTER THE DAY DEPOSITED. IN THE EVENT THAT THE PARTIES TO THE CONTEMPLATED TRANSACTION WISH TO RECORD PRIOR TO THE TIME THAT THE FUNDS ARE AVAILABLE FOR DISBURSEMENT (AND SUBJECT TO COMPANY APPROVAL), THE COMPANY WILL REQUIRE THE PRIOR WRITTEN CONSENT OF THE PARTIES. UPON REQUEST, A FORM ACCEPTABLE TO THE COMPANY AUTHORIZING SAID EARLY RECORDING MAY BE PROVIDED TO ESCROW FOR EXECUTION.

WIRE TRANSFERS

THERE IS NO MANDATED HOLD PERIOD FOR FUNDS DEPOSITED BY CONFIRMED WIRE TRANSFER. THE COMPANY MAY DISBURSE SUCH FUNDS THE SAME DAY.

CHICAGO TITLE WILL DISBURSE BY WIRE (WIRE-OUT) ONLY COLLECTED FUNDS OR FUNDS RECEIVED BY CONFIRMED WIRE (WIRE-IN). THE FEE FOR EACH WIRE-OUT IS $25.00. THE COMPANY’S WIRE-IN INSTRUCTIONS ARE:

WIRE-IN INSTRUCTIONS FOR BANK OF AMERICA:

	BANK:	BANK OF AMERICA
1850 GATEWAY BLVD.
CONCORD, CA 94520

	BANK ABA:	121000358

	ACCOUNT NAME:	CHICAGO TITLE COMPANY
BROADWAY PLAZA OFFICE

	ACCOUNT NO.:	12351- 50737

	FOR CREDIT TO:	CHICAGO TITLE COMPANY
700 SOUTH FLOWER, SUITE 900
LOS ANGELES, CA 90017

	FURTHER CREDIT TO:	ORDER NO. : 021049290

7

PLATS
NG/MV

8

CHICAGO TITLE INSURANCE COMPANY

Fidelity National Financial Group of Companies’ Privacy Statement

July 1, 2001

We recognize and respect the privacy expectation of today’s consumers and the requirements of applicable federal and state privacy laws. We believe that making you aware of how we use your non-public personal information (“Personal Information”), and to whom it is disclosed, will form the basic for a relationship of trust between us and the public that we serve. This Privacy Statement provides that explanation. We reserve the right to change this Privacy Statement from time to time consistent with applicable privacy laws.

In the course of our business, we may collect Personal Information about you from the following sources:

•                  From applications or other forms we received from you or your authorized representatives;

•                  From your transactions with, or from the services being performed by, us, our affiliates, or others;

•                  From our internet web sites;

•                  From the public records maintained by governmental entities that we either obtain directly from those entities, or from our affiliates or others; and

•                  From consumer or other reporting agencies.

Our Policies Regarding The Protection Of The Confidentiality And Security Of Your Personal Information

We maintain physical, electronic and procedural safeguards to protect your Personal Information from unauthorized access or intrusion. We limit access to the Personal Information only to those employees who need such access in connection with providing products or services to you or for other legitimate business purposes.

Our Policies and Practices Regarding the Sharing of Your Personal Information

We may share your personal information with our affiliates, such as insurance companies, agents, and other real estate settlement service providers. We may also disclose your Personal Information:

•                  to agents, brokers or representatives to provide you with services you have requested;

•                  to third-party contractors or service providers who provide services or perform marketing or other functions on our behalf; and

•                  to others with whom we enter into joint marketing agreements for products or services that we believe you may find of interest.

In addition, we will disclose your Personal Information when you direct or give us permission, when we are required by law to do so, or when we suspect fraudulent or criminal activities. We also may disclose your Personal Information when otherwise permitted by applicable privacy laws such as, for example, when disclosure is needed to enforce our rights arising out if any agreement, transaction or relationship with you.

One of the most important responsibilities of some of our affiliated companies is to record documents in the public domain. Such documents may contain your Personal Information.

Right To Access Your Personal Information And Ability To Correct Errors Or Requests Change Or Deletion

Certain states afford you the right to access your Personal Information and, under certain circumstances, to find out to whom your Personal Information has been disclosed. Also, certain states afford you the right to request correction, amendment or deletion of your Personal Information. We reserve the right, where permitted by law, to charge a reasonable fee to cover the costs incurred in responding to such requests.

All requests must be made in writing to the following address:

Privacy Compliance Officer

Fidelity National Financial, Inc.

4050 Calle Real, Suite 220

Santa Barbara, CA 93110

Multiple Products or Services:

If we provide you with more than on financial product or service, you may receive more than one privacy notice from us. We apologize for any inconvenience this may cause you.

Attached to Order No. 021049290

CLTA PRELIMINARY REPORT FORM

Exhibit A (revised 01/04/02)

CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.                    (a)          Any law, ordinance or governmental regulation (including but not limited to building or zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating (i) the occupancy use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement there of or a notice of a defect, lien, or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.                    (b)         Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.                    Defects, liens, encumbrances, adverse claims or other matters:

(a)          whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b)         not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c)          resulting in no loss or damage to the insured claimant;

(d)         attaching or created subsequence to Date of Policy; or

(e)          resulting in loss or damage which would not have been sustained if the insured had paid value for the insured mortgage or for the estate or interest by this policy.

4.                    Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequence owner of the indebtedness, to comply with the applicable doing business laws of the state in which the land is situated.

Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

5.                    Any claim which arises out of the transaction vesting in the insured the estate of interest insured by this policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws.

EXCEPTIONS FROM COVERAGE - SCHEDULE B, PART 1

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.                    Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.                    Any fact, rights, interest, or claims which or not shown by the public records but which could be ascertained by an inspection of the land which or which may be asserted by persons in thereof.

3.                    Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.                    Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose and which are not shown by the public records.

5.                    (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the insurance thereof; (c) water rights, claims or title to water, whether or not the matter excepted under (a), (b) or (c) are shown by the public records.

Attached to Order No. 021049290

CLTA HOMEOWNER’S POLICY OF TITLE INSURANCE (6/2/96)

ALTA HOMEOWNER’S POLICY OF TITLE INSURANCE (10/17/98)

EXCLUSIONS

In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes ordinances, laws, and regulations concerning:

	a.	building
	b.	zoning
	c.	Land use
	d.	improvements on the Land
	e.	Land division
	f.	environmental protection

This Exclusion does not apply to violations or the enforcement of these matters if notice of the violation or enforcement appears in the Public Records at the Policy Date.

This Exclusion does not limit the coverage described in Coverage Risk 14, 15, 16, 17 or 24.

2.

The failure of Your existing structures, or any part of them, to be constructed with accordance with applicable building codes. This Exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at the Policy Date.

3.	The right to take the land by condemning it, unless:

	a.	notice of exercising the right appears in the public records at the Policy Date; or

	b.	the taking happened before the Policy Date and is on You if You bought the land without Knowing of the taking.

4.	Risks:

	a.	that are created, allowed, or agreed to by You, whether or not they appear in the Public Records;

	b.	that are Known to You at the Policy Date, but not to Us, unless they appear in the Public Records at the Policy Date;

	c.	the result is no loss to You; or

	d.	that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.d, 22, 23, 24 or 25.

5.	Failure to pay value for YOUR Title.

6.	Lack of a right:

	a.	to any Land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

	b.	in streets, alleys, or waterways that touch the Land.

This is the exclusion does not limit the coverage described in Covered Risk 11 or 18.

Attached to Order No. 021049290

AMERICAN LAND TITLE ASSOCIATION RESIDENTIAL TITLE INSURANCE POLICY (6-1-87)

EXCLUSIONS

In addition to the Exceptions in Schedule 8, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or governmental regulation.

This includes building, zoning ordinances and also laws and regulations concerning:

land use
improvements on the land
land division
environmental protection

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date.

This exclusion does not limit zoning coverage described in Items 12 and 13d Covered Title Risks.

2.	The right to take the land by condemning it, unless:

a notice of exercising the right appears in the public records on the Policy Date the taking happens prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

3.	Title Risks:

that are created, allowed, or agreed to by you
that are known to you, but not to us, on the Policy Date - unless they appear in the public records that result in no loss to you
that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in item 8 of Covered Title Risks.

4.	Failure to pay value of your title.

4.	Lack of a right:

5.	to any land outside the area specifically described and referred to in item 3 of Schedule A

OR

in streets, alleys, or waterways that touch your land

This exclusion does not limit the access coverage in Item 5 of Coverage Title Risks.

Attached to Order No. 021049290

AMERICAN LAND TITLE ASSOCIATION LOAN POLICY (10-17-92)

WITH ALTA ENDORSEMENT - FORM 1 COVERAGE

and

AMERICAN LAND TITLE ASSOCIATION LEASEHOLD LOAN POLICY (10-17-92)

WITH ALTA ENDORSEMENT - FORM 1 COVERAGE

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, cost, attorneys’ fee or expenses which arise by reason of:

1.	(a)

Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or regulating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof a notice of a defect, lien or encumbrance resulting from violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b)

Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

	(a)	created, suffered, assumed or agreed to by the insured claimant;

(b)

not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under policy;

	(c)	resulting in no loss or damage to the insured claimant;

(d)

attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material or to the extent insurance is afforded herein as to assessments for street improvements under construction or completed at Date of Policy); or

	(e)	resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage.

4.

Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness to comply with applicable doing business laws of the state in which the land is situated.

5.

Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidence by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.

Any statutory lien for services, labor or materials (or the claim of priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7.

Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ right laws, that is based on:

	(i)	the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

	(ii)	the subordination of the interest of the insured mortgagee as a result of the doctrine of equitable subordination; or

	(iii)	the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

The above policy forms may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following General Exceptions:

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

Proceedings by a public agency which may result in taxes or assessments, or notices, of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests or claims which are not shown by the pubic records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

3.	Easements, liens, or encumbrances, or claims thereof, which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.

(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.

Attached to Order No. 021049290

ALTA EXPANDED COVERAGE RESIDENTIAL LOAN POLICY (10/13/01)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorney fees or expenses which arise by reason of:

1.	(a)

Any law, ordinance or governmental regulation (including but not limited to zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the Land; (ii) the character, dimensions or location of any improvements now or hereafter erected on the Land;  (iii) a separation in ownership or a change in the dimensions or areas of the Land or any parcel of which the Land is or was a part: or (ii) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the Land has been recorded in the Public Records at Data of Policy. This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14 and 16 of this policy.

(b)

Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14, and 16 of this policy.

2.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the Public Records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without Knowledge.

3.	Defect, liens, encumbrances, adverse claims or other matters:

	(a)	created, suffered, assumed or agreed to by the Insured Claimant;

(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

	(c)	resulting in no loss damage to the Insured Claimant;

	(d)	attaching or created subsequent to Date of Policy (this paragraph does not limit the coverage provided under Covered Risks 8, 16, 18, 19, 20, 21, 22, 23, 24, 25 and 26); or

	(e)	resulting in loss or damage which would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.

Unenforceability of the lien of the Insured Mortgage because of the inability or failure of the Insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the Land is situated.

5.

Invalidity or unenforceability of the lien of the Insured Mortgage, or claim thereof, which arises out of the transaction evidenced by the Insured Mortgage and is based upon usury, except as provided in Covered Risk 27, or any consumer credit protection or truth in lending law.

6.

Real property taxes or assessments of any governmental authority which become a lien on the Land subsequent to Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 7, 8(e) and 26.

7.

Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This exclusion does not limit the coverage provided in Covered Risk 8.

8.

Lack of priority of the lien of the Insured Mortgage as to each and every advance made after Date of Policy, and all interest charged thereon, over liens, encumbrances and other matters affecting the title, the existence of which are Known to the Insured at:

	(a)	The time of the advance; or

(b)

the time a modification is made to the terms of the Insured Mortgage which changes the rate of interest charged, if the rate of the interest is greater as a result of the modification than it would have been before the modification. This exclusion does not limit the coverage provided in covered Risk 8.

9.

The failure of the residential structure, or any portion thereof to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at Date of Policy.

Attached to Order No. 021049290

AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY (10-17-92)

and

AMERICAN LAND TITLE ASSOCIATION LEASEHOLD OWNER’S POLICY (10-17-92)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.

(a)     Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged affecting the land has been recorded in the public records at Date of Policy.

2.

(b)     Any governmental police power not excluded by (a) above, except to the extent notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be biding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

	(a)	created, suffered, assumed or agreed to by the insured claimant;

(b)

not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

	(c)	resulting in no loss or damage to the insured claimant;

	(d)	attaching or created subsequent to Date of Policy; or

	(e)	resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4.

Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that is based on:

	(i)	the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or

	(ii)	the transaction creating the estate or interest insured by this policy being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrumental of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

The above policy forms may be issued to afford either Standard Coverage or Extended Coverage.  In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage Policy will also include the following General Instructions:

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.

(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.

[GRAPHICS FLOOR PLAN]

2483	23
SCALE 1" = 100'	

1999

S. ALAMEDA
AVE.
AVON
LIMA
E. OLIVE
AVE.
CALIFORNIA
VENTURA
RTE 134
FRWY.
ST.
BK. 2484
BK. 2483

All 900 series parcels on this page assessed to Redevelopment Agency of the City of Burbank, unless otherwise noted.

CODE
2537

SUBDIVISION OF RANCHO PROVIDENCIA AND SCOTT TRACT	M.R. 43-47-49
TRACT NO 7553	M.B. 99-16-17
TRACT NO. 10135	M.B. 141-21-22

FOR PREV. ASSMT. SEE:
2433-44 & 47

Chicago Title Ins. Co.
"This plat is for your aid in locating your land with reference to streets and other parcels. While this plat is believed to be correct, the Company assumes no liability for any loss occurring by reason of reliance thereon."

ASSESSOR'S MAP
COUNTY OF LOS ANGELES, CALIF.

[GRAPHICS BUILDING PICTURE

EXHIBIT I

JANITORIAL SPECIFICATIONS

Daily:

(1)        Empty and clean all trash containers, and dispose of all trash and rubbish.

(2)        Clean and maintain in a sanitary and odor-free condition all floors, wash mirrors, basins, toilet bowls, and urinals.

(3)        Furnish and replenish all toilet room supplies (including soap, towels, seat covers, toilet tissue, and sanitary napkins).

(4)        Sweep or dust mop all hard surface floors, and carpet sweep all carpeted areas, including stairways and halls.  Offices with hard surface floors in the public lobby area shall be damp mopped daily.

(5)        Remove finger marks and smudges from all glass entrance doors and spot clean interior partition and door glass for finger marks and smudges.

(6)        Specifically, check, and if action is needed then:

a.    Dust the tops of all furniture, counters, cabinets, and window sills, (which are free of interfering objects).

b.    If readily removable by janitorial staff in the ordinary course of janitorial service, remove spots and/or spills from carpets, floors, and stairways.

Twice Weekly:

Vacuum all carpets.

Weekly:

(1)    Damp mop all hard surface floors.

(2)    Treat stainless steel fountains and sinks to eliminate stains and mineral deposits.

(3)    Spot clean the walls if readily cleanable by janitorial staff in the ordinary course of janitorial service.

(4)    Sweep parking areas and sidewalks.

Quarterly:

(1)    Strip all hard surface floors and apply a new coat of floor finish; buff as necessary to produce a uniformly shining appearance.

(2)    Treat carpets for electricity control (if not integrated in the fabric).

(3)    Dust window blinds.

Semi-annually:

Wash all Building exterior surface of exterior Building windows.

Annually:

(1)    Steam clean carpets to remove all stains and spots, as requested by Tenant, at Tenant’s sole cost and expense.

(2)    Clean drapes, as requested by Tenant, at Tenant’s sole cost and expense.

(3)    Wash interior surface of exterior Building windows.

1

EXHIBIT J

SECURITY SPECIFICATIONS

1.        During weekday Building Hours, a receptionist located at the main Common Area Building lobby security desk to monitor the security cameras throughout the Project.

2.        Guard service during evening hours Monday through Friday and on Saturdays to monitor the exterior areas of the Project.

3.        A card key system shall be used to control after-hour access to the parking garage entrances and Building entrances and after-hours elevator use.

4.        The parking garage entrance shall have card key controlled access after-hours with security roll down gates and operating security cameras.

1